FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-276033-05

Dated October 28, 2024	BBCMS 2024-C30
Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2024-C30
$846,512,146 (Approximate Mortgage Pool Balance)

$763,469,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2024-C30

Barclays Capital Real Estate Inc.

German American Capital Corporation

Bank of America, National Association

KeyBank National Association

Societe Generale Financial Corporation

LMF Commercial, LLC

Bank of Montreal

Starwood Mortgage Capital LLC

Goldman Sachs Mortgage Company

Mortgage Loan Sellers

Barclays	BMO Capital Markets	BofA Securities	Deutsche Bank Securities
Goldman Sachs & Co. LLC	KeyBanc Capital Markets		Société Générale
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager			Bancroft Capital, LLC Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

This material is for your information, and none of Barclays Capital Inc., SG Americas Securities, LLC, BMO Capital Markets Corp., KeyBanc Capital Markets Inc., Deutsche Bank Securities Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, Academy Securities, Inc. or Bancroft Capital, LLC (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-276033) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2024-C30 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

“BofA Securities” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Structural and Collateral Term Sheet	BBCMS 2024-C30
Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	AAA(sf) / AAAsf / AAA(sf)	$6,128,000	30.000%	2.82	12/24-11/29	38.3%	18.4%
A-2	AAA(sf) / AAAsf / AAA(sf)	$27,740,000	30.000%	4.99	11/29-11/29	38.3%	18.4%
A-4	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	38.3%	18.4%
A-5	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	38.3%	18.4%
A-SB	AAA(sf) / AAAsf / AAA(sf)	$8,160,000	30.000%	7.43	11/29-6/34	38.3%	18.4%
X-A	AAA(sf) / AAAsf / AAA(sf)	$592,558,000(7)	N/A	N/A	N/A	N/A	N/A
X-B	NR / A-sf / AAA(sf)	$170,911,000(8)(9)	N/A	N/A	N/A	N/A	N/A
A-S	AA(sf) / AAAsf / AAA(sf)	$103,698,000	17.750%	9.99	11/34-11/34	45.0%	15.7%
B	NR / AA-sf / AA-(sf)	$39,151,000	13.125%	9.99	11/34-11/34	47.5%	14.8%
C	NR / A-sf / A-(sf)	$28,062,000(9)	9.810%	9.99	11/34-11/34	49.3%	14.3%

Privately Offered Certificates(10)

Class	Expected Ratings (S&P / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
D-RR	NR / BBBsf / BBB+(sf)	$15,322,000(9)	8.000%	9.99	11/34-11/34	50.3%	14.0%
E-RR	NR / BBB-sf / BBB(sf)	$8,465,000	7.000%	9.99	11/34-11/34	50.9%	13.9%
F-RR	NR / BB-sf /BB(sf)	$15,872,000	5.125%	9.99	11/34-11/34	51.9%	13.6%
G-RR	NR / B-sf / B+(sf)	$9,523,000	4.000%	9.99	11/34-11/34	52.5%	13.4%
H-RR	NR / NR / NR	$33,861,145	0.000%	10.03	11/34-12/34	54.7%	12.9%

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A and Class X-B Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A and Class X-B Certificates, as applicable, would be equal to zero at all times, such Class of Certificates may not be issued on the closing date of this securitization.
(2)	The approximate initial credit support percentages set forth for the Certificates are approximate and, for the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, are represented in the aggregate.
(3)	Assumes 0% CPR / 0% CDR and a November 20, 2024 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated October 28, 2024 (the “Preliminary Prospectus”).
(4)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(5)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(6)	The exact initial certificate balances of the Class A-4 and Class A-5 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-4 and Class A-5 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 Certificates is expected to be approximately $550,530,000, subject to a variance of plus or minus 5%.
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-4	$0 – $200,000,000	N/A – 9.69	N/A / 6/34-9/34
Class A-5	$350,530,000 – $550,530,000	9.88 – 9.81	9/34-11/34 / 6/34-11/34
(7)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates outstanding from time to time.
(8)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate of the Certificate Balances of the Class A-S, Class B and Class C Certificates outstanding from time to time.
(9)	The initial Certificate Balances of the Class C and Class D-RR Certificates and the notional amount of the Class X-B Certificates are subject to change based on final pricing of all Certificates and the final determination of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR Certificates (collectively, the “HRR Certificates”) that will be retained by the Third Party Purchaser in order for the Retaining Sponsor to satisfy its risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.
(10)	The Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR are not being offered by the Preliminary Prospectus or this Term Sheet. The Class S and Class R Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Structural and Collateral Term Sheet	BBCMS 2024-C30
Summary of Transaction Terms
Securities Offered:	$763,469,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., SG Americas Securities, LLC, BMO Capital Markets Corp., KeyBanc Capital Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and BofA Securities, Inc.
Co-Managers:	Academy Securities, Inc. and Bancroft Capital, LLC.
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (18.5%), German American Capital Corporation (“GACC”) (20.3%), Bank of America, National Association (“BANA”) (19.9%), KeyBank National Association (“KeyBank”) (17.3%), Societe Generale Financial Corporation (“SGFC”) (8.7%), LMF Commercial, LLC (“LMF”) (6.2%), Bank of Montreal (“BMO”) (4.8%), Starwood Mortgage Capital LLC (“SMC”) (3.1%) and Goldman Sachs Mortgage Company (“GSMC”) (1.2%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.
Special Servicer:	Rialto Capital Advisors, LLC.
Trustee:	Computershare Trust Company, National Association.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	BellOak, LLC.
Asset Representations Reviewer:	BellOak, LLC.
Rating Agencies:	S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
Initial Majority Controlling Class Certificateholder:	RREF V-D AIV RR H, LLC, or another affiliate of Rialto Capital Advisors, LLC.
U.S. Credit Risk Retention:	For a discussion on the manner in which Barclays, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements for the Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about November 20, 2024.
Cut-off Date:	With respect to each mortgage loan, the related due date in November 2024, or in the case of any mortgage loan that has its first due date after November 2024, the date that would have been its due date in November 2024 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in December 2024.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in December 2024.
Assumed Final Distribution Date:	The Distribution Date in December 2034, which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in November 2057.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class S and Class R Certificates (the “Privately Offered Certificates” and together with the Publicly Offered Certificates, the “Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date (solely for the purposes of this calculation, if such right is being exercised after the distribution date in December 2034 and the VISA Global HQ mortgage loan is still an asset of the issuing entity, then such mortgage loan will be excluded from the then-aggregate stated principal balance of the mortgage loans and from the initial pool balance), certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Structural and Collateral Term Sheet	BBCMS 2024-C30
Summary of Transaction Terms
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., BlackRock Financial Management, Inc., Interactive Data Corp., CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealInsight, Thomson Reuters Corporation, DealView Technologies Ltd., KBRA Analytics, LLC, Recursion Co. and CRED iQ.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Structural and Collateral Term Sheet	BBCMS 2024-C30
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Roll-up Aggregate Cut-off Date Balance	% of IPB
GACC	4	4	$172,185,000	20.3%
BANA	4	4	$168,193,750	19.9%
Barclays	5	7	$156,600,000	18.5%
KeyBank	13	33	$146,533,372	17.3%
SGFC	5	5	$73,964,024	8.7%
LMF	5	8	$52,440,000	6.2%
BMO	2	3	$40,296,000	4.8%
SMC	2	2	$26,300,000	3.1%
GSMC	1	1	$10,000,000	1.2%
Total:	41	67	$846,512,146	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$846,512,146
Number of Mortgage Loans:	41
Number of Mortgaged Properties:	67
Average Cut-off Date Balance per Mortgage Loan:	$20,646,638
Weighted Average Current Mortgage Rate:	6.36731%
10 Largest Mortgage Loans as % of IPB:	60.1%
Weighted Average Remaining Term to Maturity:	117 months
Weighted Average Seasoning:	1 month
Credit Statistics
Weighted Average UW NCF DSCR(1)(2):	1.89x
Weighted Average UW NOI Debt Yield(1)(3):	12.9%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(3)(4):	54.7%
Weighted Average Maturity Date/ARD LTV(1)(3)(4):	53.7%
Other Statistics
% of Mortgage Loans with Additional Debt:	5.9%
% of Mortgage Loans with Single Tenants(5):	9.1%
% of Mortgage Loans secured by Multiple Properties:	21.9%
Amortization
Weighted Average Original Amortization Term(6):	360 months
Weighted Average Remaining Amortization Term(6):	359 months
% of Mortgage Loans with Interest-Only:	76.2%
% of Mortgage Loans with Amortizing Balloon:	10.4%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	7.5%
% of Mortgage Loans with Interest-Only followed by ARD-Structure:	5.9%
Lockboxes(7)
% of Mortgage Loans with Hard Lockboxes:	58.6%
% of Mortgage Loans with Springing Lockboxes:	34.4%
% of Mortgage Loans with Soft Lockboxes:	7.0%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	58.8%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	35.9%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	57.6%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	47.5%
(1)	In the case of Loan Nos. 1, 3, 5, 6, 11, 24 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related mezzanine loan.
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 12, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $1,250,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 66.4%, 66.4% and 9.4%, respectively.
(4)	In the case of Loan Nos. 6, 14 and 25, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(5)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(6)	Excludes mortgage loans that are interest-only for the entire term or until the anticipated repayment date.
(7)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, mixed use, retail, other (leased fee) and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Structural and Collateral Term Sheet	BBCMS 2024-C30
Collateral Characteristics
Ten Largest Mortgage Loans
No.	Loan Name	City, State	Mortgage Loan Seller(s)	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units / Rooms	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)(2)	Cut-off Date LTV(1)(2)	Maturity Date / ARD LTV(1)(2)
1	Newport Centre	Jersey City, NJ	GACC	1	$80,000,000	9.5%	966,186	Retail	2.66x	15.3%	43.0%	43.0%
2	Ford Logistics Center	Monroe, MI	GACC	1	$76,725,000	9.1%	1,100,624	Industrial	1.97x	12.3%	54.8%	54.8%
3	Twin Cities Premium Outlets	Eagan, MN	BANA	1	$61,750,000	7.3%	406,125	Retail	2.01x	14.3%	47.0%	47.0%
4	Governor's Square Portfolio	Various, DE	Barclays	2	$56,000,000	6.6%	481,679	Various	1.52x	10.6%	65.4%	65.4%
5	St. Johns Town Center	Jacksonville, FL	Barclays	1	$55,000,000	6.5%	1,022,042	Retail	2.09x	13.3%	47.8%	47.8%
6	VISA Global HQ	San Francisco, CA	BANA	1	$50,000,000	5.9%	320,658	Office	2.19x	12.2%	50.0%	50.0%
7	Garment District Office Portfolio	New York, NY	KeyBank	2	$37,500,000	4.4%	292,321	Office	2.03x	13.7%	37.0%	37.0%
8	Hilton Garden Inn - Calabasas, CA	Calabasas, CA	BANA	1	$34,000,000	4.0%	193	Hospitality	1.60x	13.2%	61.8%	61.8%
9	Union Consumer Square	Cheektowaga, NY	SGFC	1	$29,300,000	3.5%	385,148	Retail	1.99x	13.5%	68.1%	68.1%
10	Kruse Woods V	Lake Oswego, OR	Barclays	1	$28,500,000	3.4%	190,870	Office	1.98x	18.4%	55.3%	53.9%

	Top 3 Total/Weighted Average			3	$218,475,000	25.8%			2.23x	14.0%	48.3%	48.3%
	Top 5 Total/Weighted Average			6	$329,475,000	38.9%			2.09x	13.3%	51.1%	51.1%
	Top 10 Total/Weighted Average			12	$508,775,000	60.1%			2.05x	13.5%	51.9%	51.8%
	Non-Top 10 Total/Weighted Average			55	$337,737,146	39.9%			1.65x	12.1%	58.9%	56.5%
(1)	In the case of Loan Nos. 1, 3, 5 and 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). For Loan No. 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV exclude a related mezzanine loan.
(2)	In the case of Loan No. 12, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $1,250,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 66.4%, 66.4% and 9.4%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Structural and Collateral Term Sheet	BBCMS 2024-C30
Collateral Characteristics
Pari Passu Companion Loan Summary
No.	Loan Name	Mortgage Loan Seller(s)	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	Newport Centre	GACC	$80,000,000	$188,000,000	BBCMS 2024-C30	Midland	Rialto	BANK 2024-BNK48 BMO 2024-C10(1) Future Securitization(s)	$20,000,000 $60,000,000 $28,000,000
3	Twin Cities Premium Outlets	BANA	$61,750,000	$95,000,000	BBCMS 2024-C30	Midland	Rialto	Future Securitization(s)	$33,250,000
5	St. Johns Town Center	Barclays	$55,000,000	$360,000,000	BBCMS 2024-C28	Wells	LNR	BANK 2024-BNK47 BMO 2024-C9 BBCMS 2023-C28 WFCM 2024-C63	$100,000,000 $81,000,000 $78,000,000 $46,000,000
6	VISA Global HQ	BANA	$50,000,000	$223,000,000	BANK 2024-BNK48	Wells	LNR	BANK 2024-BNK48 Future Securitization(s)	$85,000,000 $88,000,000
11	The Mall of Victor Valley	BMO	$25,000,000	$85,000,000	BMO 2024-C10(1)	KeyBank	3650 REIT	BMO 2024-C10(1)	$60,000,000
24	900 North Michigan	GSMC	$10,000,000	$180,000,000	BBCMS 2024-C28	Wells	LNR	BBCMS 2024-C28 BANK 2024-BNK48 WFCM 2024-C63 Future Securitization(s)	$80,000,000 $45,000,000 $20,000,000 $25,000,000
25	Texas SH Portfolio	Barclays	$10,000,000	$55,000,000	BMO 2024-C9	Midland	Argentic	BMO 2024-C9	$45,000,000
(1)	The BMO 2024-C10 deal is expected to close on or about November 7, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Structural and Collateral Term Sheet	BBCMS 2024-C30
Collateral Characteristics
Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
6	VISA Global HQ	$50,000,000	$173,000,000	$72,000,000	$295,000,000	2.19x	1.48x	50.0%	66.1%	12.2%	9.3%
(1)	In the case of Loan No. 6, subordinate debt represents a mezzanine loan.
(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable) but exclude any related Subordinate Companion Loan(s) and/or mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Structural and Collateral Term Sheet	BBCMS 2024-C30
Collateral Characteristics
Mortgaged Properties by Type(1)
					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date / ARD LTV(2)(4)(5)
Retail	Super Regional Mall	3	$160,000,000	18.9%	2.38x	14.6%	47.2%	47.2%
	Anchored	5	103,426,484	12.2	1.64x	11.4%	64.9%	64.5%
	Outlet Center	1	61,750,000	7.3	2.01x	14.3%	47.0%	47.0%
	Unanchored	1	5,460,000	0.6	1.96x	15.3%	65.0%	65.0%
	Subtotal:	10	$330,636,484	39.1%	2.07x	13.6%	53.0%	52.9%
Office	CBD	3	$87,500,000	10.3%	2.12x	12.8%	44.4%	44.4%
	Suburban	1	28,500,000	3.4	1.98x	18.4%	55.3%	53.9%
	Subtotal:	4	$116,000,000	13.7%	2.09x	14.2%	47.1%	46.8%
Multifamily	Garden	11	$85,524,024	10.1%	1.32x	10.2%	61.3%	56.6%
	Student Housing	2	10,000,000	1.2	1.34x	10.7%	53.8%	53.8%
	Mid Rise	1	5,240,000	0.6	1.29x	9.5%	68.7%	68.7%
	Subtotal:	14	$100,764,024	11.9%	1.32x	10.2%	61.0%	57.0%
Self Storage	Self Storage	26	$91,761,250	10.8%	1.78x	11.2%	55.8%	55.8%
Hospitality	Select Service	1	$34,000,000	4.0%	1.60x	13.2%	61.8%	61.8%
	Limited Service	3	27,692,122	3.3	1.56x	14.5%	61.1%	56.8%
	Extended Stay	1	22,443,750	2.7	2.28x	18.4%	62.0%	53.1%
	Subtotal:	5	$84,135,872	9.9%	1.77x	15.0%	61.6%	57.8%
Industrial	Warehouse / Distribution	1	$76,725,000	9.1%	1.97x	12.3%	54.8%	54.8%
	Subtotal:	1	$76,725,000	9.1%	1.97x	12.3%	54.8%	54.8%
Mixed Use	Retail / Office	2	$20,539,516	2.4%	1.75x	13.5%	52.6%	49.2%
	Medical Office / Retail	1	7,100,000	0.8	1.34x	9.8%	67.6%	67.6%
	Subtotal:	3	$27,639,516	3.3%	1.65x	12.6%	56.4%	53.9%
Manufactured Housing	Manufactured Housing	3	$13,420,000	1.6%	1.70x	10.7%	55.8%	55.8%
Other	Leased Fee	1	$5,430,000	0.6%	1.52x	10.6%	65.4%	65.4%
	Subtotal:	1	$5,430,000	0.6%	1.52x	10.6%	65.4%	65.4%
Total / Weighted Average:		67	$846,512,146	100.0%	1.89x	12.9%	54.7%	53.7%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 3, 5, 6, 11, 24 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related mezzanine loan.
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 12, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $1,250,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 66.4%, 66.4% and 9.4%, respectively.
(5)	In the case of Loan Nos. 6, 14 and 25, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Structural and Collateral Term Sheet	BBCMS 2024-C30
Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date / ARD LTV(2)(4)(5)
California	6	$162,500,000	19.2%	1.93x	12.5%	54.1%	54.1%
New Jersey	4	$93,420,000	11.0%	2.52x	14.6%	44.8%	44.8%
Michigan	1	$76,725,000	9.1%	1.97x	12.3%	54.8%	54.8%
New York	4	$69,514,825	8.2%	1.99x	13.5%	51.3%	51.3%
Florida	4	$67,116,484	7.9%	2.00x	13.1%	49.7%	49.2%
Minnesota	1	$61,750,000	7.3%	2.01x	14.3%	47.0%	47.0%
Oregon	3	$61,483,266	7.3%	2.05x	17.7%	56.5%	51.5%
Delaware	2	$56,000,000	6.6%	1.52x	10.6%	65.4%	65.4%
Texas	9	$52,188,547	6.2%	1.46x	11.1%	60.8%	60.1%
Wisconsin	4	$44,664,024	5.3%	1.30x	10.2%	59.8%	51.6%
Tennessee	11	$23,000,000	2.7%	1.38x	9.5%	67.6%	67.6%
Virginia	1	$12,200,000	1.4%	1.46x	13.5%	62.6%	59.6%
Indiana	5	$11,710,000	1.4%	1.38x	10.9%	62.9%	59.9%
Illinois	2	$10,820,000	1.3%	1.75x	12.4%	57.9%	57.9%
Hawaii	1	$10,000,000	1.2%	1.49x	14.3%	62.5%	58.0%
North Carolina	2	$9,900,000	1.2%	1.35x	10.6%	64.0%	62.8%
Colorado	3	$6,600,000	0.8%	2.59x	15.4%	40.3%	40.3%
Maryland	1	$5,460,000	0.6%	1.96x	15.3%	65.0%	65.0%
Pennsylvania	1	$5,240,000	0.6%	1.29x	9.5%	68.7%	68.7%
New Mexico	1	$4,110,000	0.5%	1.52x	10.0%	67.0%	67.0%
Wyoming	1	$2,110,000	0.2%	1.52x	10.0%	67.0%	67.0%
Total / Weighted Average:	67	$846,512,146	100.0%	1.89x	12.9%	54.7%	53.7%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 3, 5, 6, 11, 24 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related mezzanine loan.
(3)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 12, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $1,250,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 66.4%, 66.4% and 9.4%, respectively.
(5)	In the case of Loan Nos. 6, 14 and 25, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Structural and Collateral Term Sheet	BBCMS 2024-C30
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
$2,100,000	-	$9,999,999	14	$77,461,194	9.2%	6.47655%	118	1.67x	11.8%	59.8%	58.1%
$10,000,000	-	$14,999,999	9	97,536,201	11.5%	6.89104%	118	1.42x	11.4%	60.7%	56.6%
$15,000,000	-	$19,999,999	3	48,796,000	5.8%	6.29037%	119	1.70x	11.8%	52.5%	50.4%
$20,000,000	-	$29,999,999	7	171,743,750	20.3%	6.68743%	109	1.87x	14.0%	60.3%	58.9%
$30,000,000	-	$39,999,999	2	71,500,000	8.4%	6.70006%	120	1.83x	13.5%	48.8%	48.8%
$40,000,000	-	$54,999,999	1	50,000,000	5.9%	5.50600%	118	2.19x	12.2%	50.0%	50.0%
$55,000,000	-	$80,000,000	5	329,475,000	38.9%	6.08961%	119	2.09x	13.3%	51.1%	51.1%
Total / Weighted Average:			41	$846,512,146	100.0%	6.36731%	117	1.89x	12.9%	54.7%	53.7%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
5.43700	-	5.99900	7	$231,420,000	27.3%	5.65882%	117	2.30x	13.5%	46.3%	46.3%
6.00000	-	6.49900	13	290,700,876	34.3%	6.28132%	120	1.81x	12.3%	58.2%	57.1%
6.50000	-	6.99900	12	192,659,148	22.8%	6.67052%	119	1.73x	12.7%	56.0%	54.0%
7.00000	-	7.49900	7	111,732,122	13.2%	7.31678%	104	1.61x	13.9%	60.3%	59.2%
7.50000	-	7.66000	2	20,000,000	2.4%	7.59000%	118	1.42x	12.5%	58.2%	55.9%
Total / Weighted Average:			41	$846,512,146	100.0%	6.36731%	117	1.89x	12.9%	54.7%	53.7%

Original Term to Maturity or ARD in Months

				Weighted Average
Original Term to Maturity or ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
60	1	$28,500,000	3.4%	7.44800%	60	1.98x	18.4%	55.3%	53.9%
120	39	795,568,396	94.0%	6.32739%	119	1.88x	12.6%	54.5%	53.7%
121	1	22,443,750	2.7%	6.41000%	121	2.28x	18.4%	62.0%	53.1%
Total / Weighted Average:	41	$846,512,146	100.0%	6.36731%	117	1.89x	12.9%	54.7%	53.7%

Remaining Term to Maturity or ARD in Months

						Weighted Average
Range of Remaining Term to Maturity or ARD in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
60			1	$28,500,000	3.4%	7.44800%	60	1.98x	18.4%	55.3%	53.9%
115	-	118	21	401,076,520	47.4%	6.14215%	117	1.95x	12.5%	53.2%	52.4%
119	-	121	19	416,935,626	49.3%	6.51003%	120	1.83x	13.0%	56.1%	54.9%
Total / Weighted Average:			41	$846,512,146	100.0%	6.36731%	117	1.89x	12.9%	54.7%	53.7%
(1)	In the case of Loan Nos. 1, 3, 5, 6, 11, 24 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related mezzanine loan.
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 12, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $1,250,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 66.4%, 66.4% and 9.4%, respectively.
(4)	In the case of Loan Nos. 6, 14 and 25, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Structural and Collateral Term Sheet	BBCMS 2024-C30
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	29	$695,116,250	82.1%	6.25743%	118	1.94x	12.6%	53.9%	53.9%
360	12	151,395,896	17.9%	6.87183%	108	1.67x	14.3%	58.4%	52.6%
Total / Weighted Average:	41	$846,512,146	100.0%	6.36731%	117	1.89x	12.9%	54.7%	53.7%

Remaining Amortization Term in Months

				Weighted Average
Range of Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	29	$695,116,250	82.1%	6.25743%	118	1.94x	12.6%	53.9%	53.9%
358 - 359	5	50,156,146	5.9%	6.59778%	118	1.37x	10.9%	59.3%	51.2%
360	7	101,239,750	12.0%	7.00759%	103	1.82x	15.9%	58.0%	53.4%
Total / Weighted Average:	41	$846,512,146	100.0%	6.36731%	117	1.89x	12.9%	54.7%	53.7%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Interest Only	28	$645,116,250	76.2%	6.31567%	118	1.92x	12.7%	54.2%	54.2%
Amortizing Balloon	7	87,895,896	10.4%	6.54499%	119	1.67x	13.4%	58.1%	50.0%
Interest Only, Amortizing Balloon	5	63,500,000	7.5%	7.32422%	93	1.68x	15.4%	58.9%	56.3%
Interest Only - ARD	1	50,000,000	5.9%	5.50600%	118	2.19x	12.2%	50.0%	50.0%
Total / Weighted Average:	41	$846,512,146	100.0%	6.36731%	117	1.89x	12.9%	54.7%	53.7%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
1.27x	-	1.29x	3	$40,900,876	4.8%	6.88487%	118	1.28x	9.8%	63.4%	60.8%
1.30x	-	1.49x	12	134,234,398	15.9%	6.80013%	118	1.38x	10.7%	62.5%	59.7%
1.50x	-	1.79x	9	144,826,000	17.1%	6.67996%	119	1.60x	11.7%	61.3%	60.6%
1.80x		1.99x	6	162,977,122	19.3%	6.44482%	109	1.97x	13.8%	56.7%	56.2%
2.00x	-	2.49x	9	279,073,750	33.0%	6.15690%	118	2.09x	13.9%	48.7%	48.0%
2.50x	-	2.86x	2	84,500,000	10.0%	5.43876%	118	2.67x	15.4%	42.7%	42.7%
Total / Weighted Average:			41	$846,512,146	100.0%	6.36731%	117	1.89x	12.9%	54.7%	53.7%
(1)	In the case of Loan Nos. 1, 3, 5, 6, 11, 24 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related mezzanine loan.
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 12, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $1,250,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 66.4%, 66.4% and 9.4%, respectively.
(4)	In the case of Loan Nos. 6, 14 and 25, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Structural and Collateral Term Sheet	BBCMS 2024-C30
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
37.0%	-	49.9%	9	$293,646,000	34.7%	6.00077%	118	2.20x	14.0%	44.4%	44.1%
50.0%	-	54.9%	5	148,525,000	17.5%	6.03376%	119	1.98x	12.1%	52.9%	52.8%
55.0%	-	59.9%	7	101,495,270	12.0%	6.91956%	102	1.77x	14.3%	57.7%	54.4%
60.0%	-	64.9%	10	148,134,626	17.5%	6.91713%	119	1.58x	12.7%	62.4%	59.5%
65.0%	-	68.7%	10	154,711,250	18.3%	6.49447%	119	1.59x	10.9%	66.7%	66.7%
Total / Weighted Average:			41	$846,512,146	100.0%	6.36731%	117	1.89x	12.9%	54.7%	53.7%

LTV Ratios as of the Maturity Date/ARD(1)(3)

						Weighted Average
Range of Maturity Date/ARD LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
37.0%	-	49.9%	10	$299,138,122	35.3%	6.02004%	118	2.20x	14.1%	44.6%	44.1%
50.0%	-	59.9%	16	311,332,774	36.8%	6.46919%	114	1.85x	13.2%	56.4%	54.1%
60.0%	-	64.9%	5	81,330,000	9.6%	7.01273%	119	1.49x	11.4%	62.5%	62.5%
65.0%	-	68.7%	10	154,711,250	18.3%	6.49447%	119	1.59x	10.9%	66.7%	66.7%
Total / Weighted Average:			41	$846,512,146	100.0%	6.36731%	117	1.89x	12.9%	54.7%	53.7%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Defeasance	26	$598,832,122	70.7%	6.20163%	118	1.97x	12.9%	54.3%	53.8%
Yield Maintenance	12	178,884,024	21.1%	6.68271%	119	1.58x	11.8%	55.8%	53.6%
Defeasance or Yield Maintenance	3	68,796,000	8.1%	6.98933%	94	1.97x	16.3%	55.3%	53.3%
Total / Weighted Average:	41	$846,512,146	100.0%	6.36731%	117	1.89x	12.9%	54.7%	53.7%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)(3)	Cut-off Date LTV(1)(3)(4)	Maturity Date/ARD LTV(1)(3)(4)
Refinance	32	$632,942,146	74.8%	6.33853%	118	1.90x	12.8%	52.8%	51.8%
Acquisition	7	179,938,750	21.3%	6.44877%	110	1.95x	13.9%	59.2%	57.8%
Recapitalization	2	33,631,250	4.0%	6.47310%	117	1.41x	9.6%	67.6%	67.6%
Total / Weighted Average:	41	$846,512,146	100.0%	6.36731%	117	1.89x	12.9%	54.7%	53.7%
(1)	In the case of Loan Nos. 1, 3, 5, 6, 11, 24 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 6, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related mezzanine loan.
(2)	For the mortgage loans that are interest-only for the entire term or until the anticipated repayment date and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 12, the Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield are based on Cut-off Date Principal Balance after netting out a $1,250,000 holdback reserve. The Cut-off Date Loan-to-Value Ratio, Maturity Date/ARD LTV and UW NOI Debt Yield based on Cut-off Date Principal Balance without netting out the holdback reserve are 66.4%, 66.4% and 9.4%, respectively.
(4)	In the case of Loan Nos. 6, 14 and 25, the Cut-off Date LTV and the Maturity Date/ARD LTV are calculated by using an appraised value based on an other than “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Structural and Collateral Term Sheet	BBCMS 2024-C30
Collateral Characteristics
Previous Securitization History(1)
No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
1	GACC	Newport Centre	Jersey City, NJ	Retail	$80,000,000	9.5%	CSMC 2022-NWPT
3	BANA	Twin Cities Premium Outlets	Eagan, MN	Retail	$61,750,000	7.3%	GSMS 2014-GC26; CGCMT 2015-GC27
8	BANA	Hilton Garden Inn - Calabasas, CA	Calabasas, CA	Hospitality	$34,000,000	4.0%	MSBAM 2014-C19
11	BMO	The Mall of Victor Valley	Victorville, CA	Retail	$25,000,000	3.0%	JPMBB 2014-C24
12	SMC	The Presidio Apartments	Houston, TX	Multifamily	$23,500,000	2.8%	MSC 2020-HR8
15	KeyBank	Mini U Storage - Newport	Newport Beach, CA	Self Storage	$20,000,000	2.4%	WFRBS 2014-C22
16	KeyBank	Mini U Storage - Newport II	Newport Beach, CA	Self Storage	$17,500,000	2.1%	WFRBS 2014-C22
36	KeyBank	Bentley Villas	Leesburg, FL	Multifamily	$4,810,000	0.6%	FRESB 2019-SB62
40	KeyBank	Azalea Hill Apartments	Leesburg, FL	Multifamily	$2,550,000	0.3%	SBALR 2020-RR1
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Structural and Collateral Term Sheet	BBCMS 2024-C30
Class A-2(1)
No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date/ARD LTV
10	Kruse Woods V	Lake Oswego, OR	$28,500,000	3.4%	$27,743,989	100.0%	60	60	1.98x	18.4%	55.3%	53.9%
Total / Weighted Average:			$28,500,000	3.4%	$27,743,989	100.0%	60	60	1.98x	18.4%	55.3%	53.9%
(1)	The table above presents the mortgage loan whose balloon payment would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Structural and Collateral Term Sheet	BBCMS 2024-C30
Structural Overview
■ Assets:	The Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR, Class S and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class S and Class R Certificates) will accrue interest on a 30/360 basis. The Class S and Class R Certificates will not accrue interest.
■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class S and Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A and Class X-B Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to each of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR, Class H-RR Certificates (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The Class S Certificates will not have a pass-through rate. On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date, solely to the extent received from the related borrower during the related collection period, will be distributed to the holders of the Class S Certificates.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Principal Balance Certificates will be distributed:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex E to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero and sixth to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Principal Balance Certificates will be distributed to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Structural and Collateral Term Sheet	BBCMS 2024-C30
Structural Overview

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A and Class X-B Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates and the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S, Class B and Class C Certificates.

The Class S Certificates will have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal. The Class S Certificates will be entitled to distributions of excess interest collected on the mortgage loan with an anticipated repayment date solely to the extent received from the related borrower and will represent beneficial ownership of the grantor trust, as further described in “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D-RR and Class E-RR Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates as described above, (3) to the Class X-B Certificates any remaining portion of such yield maintenance charges or prepayment premiums not distributed as described pursuant to clauses (1) and (2), and (4) after the Certificate Balances or Notional Amounts, as applicable, of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class D-RR and Class E-RR certificates have been reduced to zero, to each of the Class F-RR, Class G-RR and Class H-RR certificates, the product of (a) such Yield Maintenance Charge or Prepayment Premium, and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date.

No yield maintenance charges or prepayment premiums will be distributed to the Class S or Class R Certificates.

■ Realized Losses:

On each Distribution Date, the losses on the mortgage loans will be allocated first to the Class H-RR, Class G-RR, Class F-RR, Class E-RR, Class D-RR, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A and Class X-B Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A and Class X-B Certificates, respectively.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) in order of relative subordination until their principal balances have been reduced to zero and then to the related mortgage loan and any related Pari Passu Companion loans (if any), pro rata, based on their respective principal balances.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Structural and Collateral Term Sheet	BBCMS 2024-C30
Structural Overview

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class S and Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows, letters of credit and reserves and (c) all insurance and casualty proceeds and condemnation awards that are collateral for the related mortgage loan; over the sum as of the due date in the month of the date of determination of (a) to the extent not previously advanced, unpaid interest at the mortgage rate, (b) all P&I Advances on the mortgage loan and all servicing advances on the related mortgage loan or Serviced Whole Loan not reimbursed from the proceeds and interest on those advances, and (c) all due and unpaid real estate taxes, insurance premiums, ground rents, unpaid special servicing fees and other amounts due and unpaid.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, any Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class H-RR Certificates for certain purposes, including certain voting rights and the determination of the Controlling Class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then-outstanding (i.e., first, to the Class H-RR Certificates; second, to the Class G-RR Certificates; third, to the Class F-RR Certificates; fourth, to the Class E-RR Certificates, fifth to the Class D-RR Certificates; sixth to the Class C Certificates; seventh, to the Class B Certificates; eighth, to the Class A-S Certificates; and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount will be notionally allocated pro rata, between the related mortgage loan and any related serviced pari passu companion loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain servicing advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. With respect to any Non-Serviced Whole Loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such Non-Serviced Whole Loan.
■ Whole Loans:	Each of the mortgaged properties identified above under “Collateral Characteristics—Pari Passu Companion Loan Summary” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu in right of payment with the mortgage loan included in the trust fund. We refer to each

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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such group of mortgage loans as a “whole loan”. Such “—Pari Passu Companion Loan Summary” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.
■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan) if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and a sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell (with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Par Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan and the holder of a Subordinate Companion Loan may have the option to purchase the related whole loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Par Purchase Price, the Special Servicer may purchase the defaulted loan at the Par Purchase Price or accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related mortgaged property and the state of the local economy for such defaulted loan, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or related mezzanine loan, or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (unless (i) the offer is equal to or greater than the Par Purchase Price and (ii) the offer is the highest offer received) (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties, and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Par Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing), other than with respect to any Excluded Loan, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such higher offer would be in the best interests of the certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender, and taking into account the subordinate or pari passu nature of any related Companion Loan, so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or grantor trust or cause any REMIC of the trust fund to fail to qualify as a REMIC or the grantor trust to fail to qualify as a grantor trust.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan included in the BBCMS 2024-C30 Trust and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Class G-RR and Class H-RR Certificates.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be (i) with respect to each mortgage loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” means a mortgage loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) and with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the controlling class is a Borrower Party.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable.

■ Directing Certificateholder:	RREF V-D AIV RR H, LLC or an affiliate is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than any Excluded Loans).
■ Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class H-RR Certificates; provided that if at any time the principal balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■ Control Termination Event:

A “Control Termination Event” will occur when (i) the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class G-RR Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided that no Control Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class G-RR Certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, further, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

The “Cumulative Appraisal Reduction Amount” as of any date of determination, with respect to any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■ Consultation Termination Event:

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class G-RR Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all certificateholders.

■ Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class D-RR, Class E-RR, Class F-RR, Class G-RR and Class H-RR Certificates in the aggregate (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.
■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

¾ Operating Advisor:	The Operating Advisor will initially be BellOak, LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

●                 reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●                 reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

●                 recalculating and reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●                 preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●                to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●                to consult (on a non-binding basis) with the Special Servicer to the extent it has received a Major Decision Reporting Package with respect to Major Decisions processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates representing a majority of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates whose holders voted on the matter (provided that the holders of the Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the Voting Rights on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates, evidencing at least a majority of a quorum of certificateholders,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of the Rating Agencies has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the operating advisor in its capacity as the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, the Third-Party Purchaser, or a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates); (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loan, any companion loan or securities backed by a companion loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer). Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period are Delinquent Loans (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Structural and Collateral Term Sheet	BBCMS 2024-C30
Structural Overview

5% of the aggregate Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review (as defined in the Preliminary Prospectus) within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the Certificate Administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer (as defined in the Preliminary Prospectus), and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of holders of Principal Balance Certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning Special Servicer will be required to use commercially reasonable efforts to appoint the Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event, upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders) and confirmation from the applicable rating agencies that the contemplated appointment

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Structural and Collateral Term Sheet	BBCMS 2024-C30
Structural Overview

or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related securities, the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2024-C30 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.
■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C30
Structural Overview

Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2024-C30

With a copy to: trustadministrationgroup@computershare.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan and will be calculated at a rate of 1.00% of payments (other than penalty charges and excess interest) of principal and interest on the respective mortgage loan for so long as it remains a corrected loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Structural and Collateral Term Sheet	BBCMS 2024-C30
Structural Overview

After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal to $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each (i) specially serviced mortgage loan or REO property (and each related Serviced Companion Loan) for which the special servicer obtains (a) a full, partial or discounted payoff, or (b) any liquidation proceeds or insurance and condemnation proceeds, or (ii) Loss of Value Payment (as defined in the Preliminary Prospectus) or Purchase Price (as defined in the Preliminary Prospectus). The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.0% of the liquidation proceeds (exclusive of default interest); provided, however, that if such Liquidation Fee would be less than $25,000 the Liquidation Fee will be equal to $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer upon the purchase of any Specially Serviced Loan or an REO property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan (as defined in the Preliminary Prospectus).

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■                 special notices,

■                 summaries of any final asset status reports,

■                appraisals in connection with Appraisal Reduction Events (as defined in the Preliminary Prospectus) plus any second appraisals ordered,

■                 an “Investor Q&A Forum,”

■                 a voluntary investor registry, and

■                 SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 1 – Newport Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 1 – Newport Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 1 – Newport Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 1 – Newport Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 1 – Newport Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 1 – Newport Centre

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 1 – Newport Centre
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$80,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$80,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	9.5%	Net Rentable Area (SF):	966,186
Loan Purpose:	Refinance	Location:	Jersey City, NJ
Borrower:	Newport Centre, LLC	Year Built / Renovated:	1987 / 2006
Borrower Sponsors:	LF Newport Jersey Limited Partnership and Simon Newport Limited Partnership	Occupancy:	92.5%
Interest Rate:	5.43700%	Occupancy Date:	7/29/2024
Note Date:	8/22/2024	4th Most Recent NOI (As of):	$26,124,900 (12/31/2021)
Maturity Date:	9/1/2034	3rd Most Recent NOI (As of):	$27,402,194 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$27,822,648 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$27,014,364 (TTM 6/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.4%
Amortization Type:	Interest Only	UW Revenues:	$47,183,709
Call Protection(2):	L(26),D(87),O(7)	UW Expenses:	$18,421,481
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$28,762,228
Additional Debt(1):	Yes	UW NCF:	$27,602,805
Additional Debt Balance(1):	$108,000,000	Appraised Value / Per SF:	$436,800,000 / $452
Additional Debt Type(1):	Pari Passu	Appraisal Date:	7/11/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$195
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$195
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	43.0%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	43.0%
TI / LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	2.66x
				UW NOI Debt Yield:	15.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$188,000,000	100.0%	Loan Payoff	$156,209,178	83.1%
			Return of Equity	30,599,394	16.3
			Closing Costs	1,191,428	0.6
Total Sources	$188,000,000	100.0%	Total Uses	$188,000,000	100.0%
(1)	The Newport Centre Mortgage Loan (as defined below) is part of a whole loan evidenced by nine pari passu promissory notes with an aggregate original principal balance of $188,000,000 (the “Newport Centre Whole Loan”). The Financial Information presented above is based on the aggregate original principal balance of the promissory notes comprising the Newport Centre Whole Loan.
(2)	Defeasance of the Newport Centre Whole Loan is permitted at any time after the earlier to occur of (a) October 1, 2027 and (b) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Newport Centre Whole Loan to be securitized. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2024-C30 securitization in November 2024. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.

The Loan. The Newport Centre mortgage loan (the “Newport Centre Mortgage Loan”) is part of a whole loan (“Newport Centre Whole Loan”) that is evidenced by nine pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $188,000,000, and accrues interest at a fixed rate of 5.43700% per annum on an Actual/360 basis. The Newport Centre Whole Loan is secured by the borrower’s fee interest in a super-regional mall located in Jersey City, New Jersey (the “Newport Centre Property”). The Newport Centre Whole Loan was co-originated by German American Capital Corporation (“GACC”) and Goldman Sachs Bank USA (“GSBI”). The Newport Centre Mortgage Loan is evidenced by controlling note A-1-1 and non-controlling notes A-1-2-2 and A-1-4 and has an outstanding principal balance as of the Cut-off Date of $80,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 1 – Newport Centre

The relationship between the holders of the Newport Centre Whole Loan is governed by a co-lender agreement. The Newport Centre Whole Loan is currently serviced under the pooling and servicing agreement for the BANK 2024-BNK48 securitization trust until the controlling note A-1-1 is securitized in the BBCMS 2024-C30 transaction, whereupon the Newport Centre Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-C30 securitization trust. See “Description of the Mortgage Pool— The Whole Loans—The Serviced Pari Passu Whole Loan” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Newport Centre Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$40,000,000	$40,000,000	BBCMS 2024-C30	Yes
A-1-2-1	$20,000,000	$20,000,000	BMO 2024-C10	No
A-1-2-2	$10,000,000	$10,000,000	BBCMS 2024-C30	No
A-1-3	$20,000,000	$20,000,000	BMO 2024-C10	No
A-1-4	$30,000,000	$30,000,000	BBCMS 2024-C30	No
A-2-1-1	$20,000,000	$20,000,000	BMO 2024-C10	No
A-2-1-2(1)	$10,000,000	$10,000,000	GSBI	No
A-2-2	$20,000,000	$20,000,000	BANK 2024-BNK48	No
A-2-3(1)	$18,000,000	$18,000,000	GSBI	No
Whole Loan	$188,000,000	$188,000,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Property. The Newport Centre Property is a 966,186 square foot super regional mall located in Jersey City, New Jersey. The Newport Centre Property was built in 1987 and most recently renovated in 2006 and is a three-story enclosed mall situated on a 33.39-acre parcel. The Newport Centre Property is anchored by Kohl’s, Macy’s and Sears (currently occupied by Dick’s House of Sport and Primark) and shadow anchored by JCPenney. Macy’s owns its improvements and ground leases the underlying land from the borrower. Sears also owns its improvements and ground leases the underlying land from the borrower; however Sears subleases its space to Dick’s House of Sport (“Dick’s”) and Primark with a small portion of the bottom floor space currently vacant. JCPenney owns its store and the underlying land serves as a non-collateral anchor of the Newport Centre Property. Notable tenants at the Newport Centre Property include H&M, AMC Theatres and Zara. As of July 29, 2024 the Newport Centre Property was 92.5% leased.

The following table presents certain information relating to the sales history of certain tenants at the Newport Centre Property:

Sales History(1)
	2021 Sales	2021 Sales (PSF)(2)	2022 Sales	2022 Sales (PSF)(2)	2023 Sales	2023 Sales (PSF) 2)	TTM 6/30/2024 Sales	TTM 6/30/2024 Sales (PSF)(2)	TTM 6/30/2024 Occupancy Cost
Anchor	$61,490,000	$164	$67,374,000	$180	$64,964,000	$173	$57,554,076	$154	3.1%
Major	$28,978,000	$245	$32,863,000	$278	$32,624,000	$276	$30,658,060	$260	17.4%
Inline >10k	$3,466,000	$333	$3,654,000	$351	$3,051,000	$293	$12,363,947	$552	8.1%
Inline <10k	$112,757,000	$730	$120,306,000	$752	$117,239,000	$784	$120,527,750	$736	18.1%
(1)	All sales information presented herein with respect to the Newport Centre Property is based upon information obtained from the borrower.
(2)	All sales PSF are calculated based on occupied SF.
(3)	Occupancy Cost is based on TTM 6/30/2024 Sales and UW Gross Cost.

Sales History(1)
	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	TTM 6/30/2024 Sales (PSF)
H&M	$331.05	$330.34	$275.99	$263.61
AMC Theatres	$101.45	$197.28	$231.20	$208.39
Zara	$454.65	$472.78	$496.87	$473.28
Kohl's	$57.89	$86.68	$99.73	$55.41
Victoria's Secret	$595.86	$568.97	$534.11	$518.28
(1)	All sales information presented herein with respect to the Newport Centre Property is based upon information obtained from the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 1 – Newport Centre

Major Tenants. The three largest tenants based on underwritten base rent are H&M, AMC Theatres and Sears (subject to a ground lease that is subleased to Dick’s and Primark).

H&M (26,863 square feet; 2.8% of NRA; 7.0% of underwritten annual rent): H&M is a multinational fashion and design company based in Sweden that focuses on fast-fashion clothing. Founded in 1947, H&M now has over 4,000 stores in more than 75 markets. H&M’s current lease at the Newport Centre Property expires in January 2030. H&M has no termination options.

AMC Theatres (45,165 square feet; 4.7% of NRA; 6.9% of underwritten annual rent): AMC Theatres is the largest movie theater chain in the United States and in the world. AMC Theatres has approximately 900 theatres and more than 10,000 screens across the globe serving approximately 350 million guests annually. In the United States, AMC Theatres operates approximately 660 theatres with 8,200 screens serving 265 million guests annually. At the Newport Centre Property, AMC Theatres has 11 screens. AMC Theatres has been at the Newport Centre Property since December 1987 and its lease expires in January 2026 with three, five-year renewal options remaining and has no termination options.

Sears (subleased to Dick’s and Primark) (192,000 square feet; 19.9% of NRA; 6.8% of underwritten annual rent): Sears is an American retailer offering a range of home merchandise, apparel and automotive products and services through Sears-branded and affiliated full-line and specialty retail stores in the United States. Sears’ current lease at the Newport Centre Property expires in October 2027. Sears has subleased its entire top ﬂoor space to Dick’s new concept, Dick’s House of Sport and Primark subleases two-thirds of the bottom ﬂoor with the remaining space (63,222 square feet) yet to be subleased.

Dick’s and Primark have each signed subleases for their respective portions of the Sears space, but only Dick’s has taken occupancy. Dick’s has taken possession of its space and is expected to open fall 2025. Primark is expected to take possession of its space on November 1, 2024 and open early summer 2025. We cannot assure you that Primark will take possession of its space or that Dick’s and Primark will open as expected or at all.

Dick's Sporting Goods, Inc. is an American chain of sporting goods stores founded in 1948. It is the largest sporting goods retailer in the United States and is listed on the Fortune 500. Dick’s is a new concept introduced by Dick’s Sporting Goods, Inc. Dick’s occupies approximately 82,500 square feet of the Sears space at the Newport Centre Property and provides customers with a wide assortment of products along with in-store experiences, including a climbing wall, multiple golf bays with simulators and multi-sport cages for baseball, softball, lacrosse and soccer.

Primark is an international clothing retailer that sells affordable clothing, accessories, footwear, beauty products and homeware for women, men and children. The company was founded in Dublin, Ireland in 1969 by Arthur Ryan, with the goal of making affordable clothing available in Ireland. Primark has since expanded to over 418 stores in 15 countries, including the UK, United States, Spain, Germany and Italy.

Appraisal. According to the appraisal, the Newport Centre Property had an “as-is” appraised value of $436,800,000 as of July 11, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$436,800,000	6.50%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated July 18, 2024, there was evidence of a recognized environmental condition at the Newport Centre Property related to historical coal-gas manufacturing at two on-site locations from approximately 1885 through the late 1920s. The Newport Centre Property is currently being remediated in a New Jersey Department of Environmental Protection (“NJDEP”) remediation program on behalf of the state. Remedial actions are ongoing until the NJDEP deems the responses to be completed according to established cleanup goals. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 1 – Newport Centre

The following table presents certain information relating to the historical and current occupancy of the Newport Centre Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
83.3%	86.0%	82.7%	92.5%
(1)	Unless otherwise noted, historical occupancies are as of December 31 for each respective year.
(2)	Based on the underwritten rent roll dated July 29, 2024.

The following table presents certain information relating to the largest tenants by underwritten base rent (of which, certain tenants have co-tenancy provisions) at the Newport Centre Property:

Top Tenant Summary(1)
Tenant	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
H&M	NR/BBB/NR	26,863	2.8%	$52.66	$1,414,620	7.0%	1/31/2030
AMC Theatres	Ca/NR/NR	45,165	4.7%	$31.22	$1,410,000	6.9%	1/31/2026
Sears (Dick's and Primark)(3)	NR/NR/NR	192,000	19.9%	$7.21	$1,385,000	6.8%	10/31/2027
Zara	NR/NR/NR	23,662	2.4%	$55.26	$1,307,554	6.4%	10/31/2028
Kohl's	Ba3/BB/BB	144,654	15.0%	$5.58	$807,169	4.0%	1/29/2028
Victoria's Secret	B1/BB-/NR	9,895	1.0%	$58.00	$573,910	2.8%	1/31/2025
Sephora	NR/NR/NR	5,815	0.6%	$80.87	$470,243	2.3%	1/31/2028
Uniqlo	NR/NR/NR	11,983	1.2%	$38.49	$461,226	2.3%	1/31/2034
Foot Locker	Ba3/BB/NR	6,624	0.7%	$69.53	$460,567	2.3%	1/31/2027
Avis Rent-A-Car	NR/BB/NR	100	0.0%	$3,997.50	$399,750	2.0%	1/31/2029
Major Tenants		466,761	48.3%	$18.62	$8,690,039	42.8%
Non-Major Tenants		426,559	44.1%	27.24	$11,619,744	57.2%
Total Occupied		893,320	92.5%	$22.74	$20,309,783	100.0%
Vacant Space		72,866	7.5%
Total		966,186	100.0%
(1)	Based on the underwritten rent roll dated July 29, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Dick’s has taken possession of its space and is expected to open fall 2025. Primark is expected to take possession of its space on November 1, 2024 and open early summer 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 1 – Newport Centre

The following table presents certain information relating to the lease rollover schedule at the Newport Centre Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	72,866	7.5%	NAP	NA	P	72,866	7.5%	NAP	NAP
2024 & MTM	13	18,126	1.9%	$1,399,383	6.9%%		90,992	9.4%	$1,399,383	6.9%
2025	15	34,223	3.5%	2,113,477	10.4%		125,215	13.0%	$3,512,860	17.3%
2026	19	96,227	10.0%	3,608,065	17.8%		221,442	22.9%	$7,120,925	35.1%
2027	13	228,259	23.6%	3,425,449	16.9%		449,701	46.5%	$10,546,375	51.9%
2028	11	422,169	43.7%	3,478,432	17.1%		871,870	90.2%	$14,024,807	69.1%
2029	10	21,273	2.2%	1,864,328	9.2%		893,143	92.4%	$15,889,134	78.2%
2030	6	35,367	3.7%	2,389,629	11.8%		928,510	96.1%	$18,278,764	90.0%
2031	1	726	0.1%	99,382	0.5%		929,236	96.2%	$18,378,146	90.5%
2032	3	7,044	0.7%	526,082	2.6%		936,280	96.9%	$18,904,228	93.1%
2033	3	3,669	0.4%	276,331	1.4%		939,949	97.3%	$19,180,559	94.4%
2034	3	16,448	1.7%	770,946	3.8%		956,397	99.0%	$19,951,506	98.2%
2035 & Beyond	3	9,789	1.0%	358,277	1.8%		966,186	100.0%	$20,309,783	100.0%
Total/Wtd. Avg.	100	966,186	100.0%	$20,309,783	100.0%
(1)	Based on the underwritten rent roll dated July 29, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

The following table presents certain information relating to the historical and underwritten cash flows of the Newport Centre Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	2023	TTM 6/30/2024	Underwritten	PSF	%(1)
Base Rent(2)	$20,564,204	$20,338,102	$18,549,753	$19,306,882	$19,270,653	$19,146,217	$20,309,783	$21.02	41.1%
Rent Steps	0	0	0	0	0	0	259,850	0.27	0.5
Recoveries	15,345,651	15,581,064	13,975,987	15,371,903	15,270,988	15,205,829	14,276,516	14.78	28.9
Other Income	11,230,520	6,356,856	9,909,900	11,462,036	12,872,322	12,586,027	12,337,560	12.77	24.9
Value of Vacant Space	0	0	0	0	0	0	2,274,447	2.35	4.6
Total Gross Income	$47,140,375	$42,276,022	$42,435,640	$46,140,821	$47,413,963	$46,938,073	$49,458,156	$51.19	100.0%
(Vacancy/Bad Debt)	17,020	(4,531,116)	(508,428)	291,531	(225,830)	(251,829)	(2,274,447)	(2.35)	(4.6)
Effective Gross Income	$47,157,395	$37,744,906	$41,927,212	$46,432,352	$47,188,133	$46,686,244	$47,183,709	$48.84	95.4%
Real Estate Taxes	4,119,652	4,306,134	4,292,885	5,668,751	6,025,755	6,060,072	5,753,660	5.96	12.2
Insurance	802,878	798,798	774,449	835,508	848,610	865,888	901,508	0.93	1.9
Utilities	2,387,284	1,944,879	2,310,660	2,941,366	2,337,947	2,325,281	2,511,587	2.60	5.3
Repairs & Maintenance	1,444,702	1,231,504	1,508,906	1,771,794	1,835,080	1,895,740	1,910,156	1.98	4.0
Management Fee	2,058,409	1,650,597	1,915,075	2,039,250	2,070,600	2,010,650	1,250,000	1.29	2.6
Other Expenses	5,877,233	4,330,456	5,000,337	5,773,489	6,247,493	6,514,249	6,094,570	6.31	12.9
Total Expenses	$16,690,158	$14,262,368	$15,802,312	$19,030,158	$19,365,485	$19,671,880	$18,421,481	$19.07	39.0%
Net Operating Income	$30,467,237	$23,482,538	$26,124,900	$27,402,194	$27,822,648	$27,014,364	$28,762,228	$29.77	61.0%
Total TI/LC, Capex/RR	0	0	0	0	0	0	1,159,423	1.20	2.5
Net Cash Flow	$30,467,237	$23,482,538	$26,124,900	$27,402,194	$27,822,648	$27,014,364	$27,602,805	$28.57	58.5%
(1)	Represents percent of Total Gross Income for all revenue fields and percent of Effective Gross Income for all other fields.
(2)	Underwritten Base Rent is based on the underwritten rent roll dated July 29, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 1 – Newport Centre

The Market. The Newport Centre Property is located in Jersey City, New Jersey in the Jersey City Waterfront District in northern New Jersey. According to the appraisal, the northern New Jersey region is named the “gateway region” given its easy access to Manhattan. The Newport Centre Property is the largest retail development in Hudson County and occupies a densely-developed city infill location, leaving few available sites for competing development. The area is accessible by highways, ferry, subway and light rail.

According to the appraisal, Jersey City is the fastest-growing metropolitan area in New Jersey and ranks third for fastest residential growth in the country. Newport, New Jersey ranks 13th for highest office density in the country, with eight commercial buildings, 5,600,000 square feet of space, consisting of 50 corporations (including Bank of America, Chase Manhattan Bank, Cigna Healthcare, Citi Group, Fidelity Investments, Forbes Media, HSBC, JP Morgan Chase, Merrill Lynch and UBS Financial Services). According to the appraisal, there are approximately 30,000 employees that work in Newport, with 97% of them shopping at the Newport Centre Property, benefiting from New Jersey’s tax-free pricing on apparel. According to the appraisal, the average household income in the area is $123,149.

According to the appraisal, Northern New Jersey’s demographic characteristics indicate a population that is identical in age to the nation and earns $36,477 more in terms of average annual household income when compared to other areas of the United States. The region also contains a higher concentration of educational attainment than other areas of the United States, with 42.3% of its population having a bachelor’s degree or higher versus 31.9% for the nation.

According to the appraisal, the Newport Centre Property is in the Hudson submarket of northern New Jersey. The submarket is 94.0% occupied with an average asking rent of $28.98 per square foot. Over the past five years, new construction activity in the Hudson submarket outpaced absorption, with an annual average of 10,400 square feet completed and 8,800 square feet absorbed.

The following table presents information regarding certain competitive properties to the Newport Centre Property:

Competitive Property Summary(1)
	Newport Centre	The Mills at Jersey Gardens	The Shops at Riverside	Garden State Plaza	Willowbrook Mall	Bergen Town Center
Year Built/ Renovated	1987 / 2006	1999/2013	1986/2020	1957/2000	1969/1997	1957/2020
Total GLA (SF)	966,186(2)	1,300,000	743,800	2,130,000	1,525,000	1,020,000
Ownership	Simon Property Group	Simon Property Group	Simon Property Group	Unibail Rodamco- Westfield SE	Seritage Growth Properties	Urban Edge Properties
Occupancy %	92.5%(2)	95.0%	90.0%	92.0%	99.0%	91.0%
Inline Sales PSF	$714(3)	$1,025	$910	$950	$925	$670
Anchors	Macy’s, Kohl’s, JCPenney (non-collateral), Sears (Dick’s & Primark)	AMC Theatres, Burlington, Cohoes, Forever 21, Marshalls, Saks Off 5th	Bloomingdale’s, Barnes and Noble, AMC Theatres	Macy’s, Neiman Marcus, Nordstrom, AMC Theatres	Bloomingdale’s, Macy’s, BJ’s Wholesale Club, JCPenney, Cinemark	Kohl’s, Target, Whole Foods
(1)	Source: Third party report.
(2)	Information is based on the underwritten rent roll dated July 29, 2024.
(3)	Represents sales PSF as of June 2024 as provided by the borrower sponsors.

The Borrower. The borrower under the Newport Centre Whole Loan is Newport Centre, LLC, a Delaware limited liability company and single purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Newport Centre Whole Loan.

The Borrower Sponsors. The borrower sponsors are Simon Newport Limited Partnership (“Simon”) and LF Newport Jersey Limited Partnership. The non-recourse carveout guarantor is Newport Associates Phase I Developers Limited Partnership.

Simon is a real estate investment trust engaged in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE: SPG). Simon’s properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions of dollars in annual sales.

LF Newport Jersey Limited Partnership is a subsidiary of LeFrak. LeFrak has more than 100 years of experience in owning, developing and managing real property. LeFrak affiliates have built, acquired and presently maintain one of the most

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 1 – Newport Centre

extensive real estate portfolios in the United States. With more than 400 buildings, most of them self-developed, LeFrak is amongst the world’s largest property firms and one of the few fourth-generation family developer-investor-owners.

Property Management. The Newport Centre Property is currently managed by M.S. Management Associates, Inc., an affiliate of the borrower.

Escrows and Reserves.

Real Estate Taxes – During a Lockbox Event Period (as defined below), the borrower is required to deposit monthly to a real estate tax reserve 1/12th of the annual estimated real estate taxes.

Insurance – During a Lockbox Event Period, to the extent the borrower has not provided evidence satisfactory to the lender that the Newport Centre Property is covered by a reasonably acceptable blanket insurance policy, the borrower is required to deposit monthly 1/12th of the annual estimated insurance premiums to the insurance reserve.

Replacement Reserve – During a Lockbox Event Period, the borrower is required to deposit monthly approximately $8,396 to a reserve for replacements to the Newport Centre Property.

Rollover Reserve – During a Lockbox Event Period, the borrower is required to deposit monthly approximately $64,583 to a reserve for costs of tenant improvements, tenant allowances and/or leasing commissions incurred by the borrower under leases at the Newport Centre Property.

Lockbox / Cash Management. The Newport Centre Whole Loan is structured with a hard lockbox and springing cash management. All rents from the Newport Centre Property are required to be deposited directly to the lockbox by tenants upon delivery of a tenant direction letter. During a Lockbox Event Period, funds will be transferred to the lender-controlled cash management account within two business days and disbursed according to the Newport Centre Whole Loan documents. During a Lockbox Event Period, all excess cash is required to be held by the lender as additional security for the Newport Centre Whole Loan; provided that excess cash will be disbursed at the direction of the borrower in the event of shortfalls in certain monthly expense items, so long as no event of default is continuing for which the lender has initiated an enforcement action.

A “Lockbox Event” will occur during the existence of any of: (i) an event of default; (ii) a bankruptcy action of the borrower or property manager if the property manager is an affiliate of the borrower and not replaced within 60 days by a qualified property manager in accordance with the Newport Centre Whole Loan documents; (iii) a Debt Yield Trigger Event (as defined below) or (iv) a Major Tenant Trigger Event (as defined below).

A “Lockbox Event Period” will commence on the occurrence of a Lockbox Event and continue until the occurrence of the applicable Lockbox Termination Event (as defined below).

A “Lockbox Termination Event” means, if the Lockbox Event is caused solely by (a) the occurrence of a Debt Yield Trigger Event, the achievement of a Debt Yield Trigger Event cure, (b) an event of default, the acceptance by the lender of a cure of such event of default (which cure the lender is not obligated to accept and may reject or accept in its sole and absolute discretion) provided that the lender has not accelerated the Newport Centre Whole Loan, moved for a receiver or commenced foreclosure proceedings, (c) a bankruptcy action of the property manager, if the borrower replaces the property manager with a qualified property manager under a replacement management agreement in accordance with the Newport Centre Whole Loan documents within 60 days or such bankruptcy action of the property manager is discharged or dismissed within 90 days without any adverse consequences to the Newport Centre Property or the Newport Centre Whole Loan, or (d) the occurrence of a Major Tenant Trigger Event, so long as only one (1) Major Tenant Trigger Event exists, the earlier to occur of (x) the date on which the applicable Major Tenant Threshold Amount has been deposited in the excess cash flow reserve account or (y) a Major Tenant Trigger Event has been cured in accordance with the Newport Centre Whole Loan documents; provided, however, that, each such Lockbox Termination Event set forth in this definition will be subject to the following conditions, (i) no other Lockbox Event exists, (ii) no other event of default exists under the Newport Centre Whole Loan documents, (iii) the borrower may not cure a Lockbox Event (x) more than a total of five times in the aggregate during the term of the Newport Centre Whole Loan or (y) triggered by a bankruptcy action of the borrower at any time during the term of the Newport Centre Whole Loan and (iv) the borrower has paid all of the lender’s reasonable out-of-pocket expenses incurred in connection with such Lockbox Termination Event including, reasonable attorney’s fees and expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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A “Debt Yield Trigger Event” means, as of any date of determination, the debt yield based on the trailing four calendar quarter period immediately preceding such date of determination is less than 11.5% for two consecutive calendar quarters and will be cured upon the achievement of a debt yield of 11.5% or greater for two consecutive calendar quarters.

A “Major Tenant” means (i) Macy’s, (ii) Kohl’s, (iii) AMC Theatres and/or (iv) any replacement tenant that occupies (x) at least 75% of the entire premises occupied by AMC Theatres as of the origination date, and/or (as applicable) (y) 50% of the entire premises occupied by Macy’s or Kohl’s as of the origination date.

A “Major Tenant Trigger Event” will commence on the earlier to occur of (i) a bankruptcy action of a Major Tenant, (ii) a Major Tenant Operations Event (meaning the date that a Major Tenant “goes dark” or vacates, on a permanent basis (or for more than 90 consecutive days with an intention to vacate permanently) its demised space at the Newport Centre Property; provided that none of the following will constitute a Major Tenant Operations Event: (a) a temporary closure in connection with a restoration or renovation, (b) any other temporary closure with a duration of less than 90 days, (c) a temporary closure in compliance with applicable law, regulations and/or governmental mandates or (d) a temporary closure related to COVID mandated stay-at-home closures), or (iii) a Major Tenant Renewal Event (as defined below).

A “Major Tenant Renewal Event”” will commence unless such Major Tenant lease has been renewed or extended on terms approved in writing by the lender, upon the earlier of (x) the date on which such Major Tenant gives notice that it will not be renewing its lease in accordance with its terms and (y) the date in its lease by which such Major Tenant is required to give notice to renew.

“Major Tenant Threshold Amount” means, with respect to the space occupied, as of the origination date by (i) Macy’s, the amount of $11,494,450, (ii) Kohl’s, the amount of $7,232,700 and (iii) AMC Theatres, the amount of $2,258,250.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine or Subordinate Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – Ford Logistics Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 2 – Ford Logistics Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 2 – Ford Logistics Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$76,725,000	Title:	Fee
Cut-off Date Principal Balance:	$76,725,000	Property Type – Subtype:	Industrial – Warehouse / Distribution
% of IPB:	9.1%	Net Rentable Area (SF):	1,100,624
Loan Purpose:	Acquisition	Location:	Monroe, MI
Borrower:	FSC FM Monroe MI, DST	Year Built / Renovated:	2024 / NAP
Borrower Sponsors:	Coby Johnson and William Dioguardi	Occupancy:	100.0%
Interest Rate:	6.10300%	Occupancy Date:	10/18/2024
Note Date:	10/18/2024	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	11/6/2034	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	NAV
Original Term:	120 months	Most Recent NOI (As of)(2):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$9,753,258
Call Protection:	L(24),D(89),O(7)	UW Expenses:	$292,598
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$9,460,660
Additional Debt:	No	UW NCF:	$9,350,598
Additional Debt Balance:	N/A	Appraised Value / Per SF(3):	$140,000,000 / $127
Additional Debt Type:	N/A	Appraisal Date:	9/23/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$70
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$70
Insurance:	$0	Springing	N/A	Cut-Off Date LTV:	54.8%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	54.8%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.97x
				UW NOI Debt Yield:	12.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$76,725,000	54.4%	Purchase Price	$139,500,000	98.9%
Borrower Sponsor Equity	64,368,973	45.6	Closing Costs	1,593,973	1.1
Total Sources	$141,093,973	100.0%	Total Uses	$141,093,973	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Historical financial information is not applicable because the Ford Logistics Center Property (as defined below) was built in 2024.
(3)	The Ford Logistics Center Mortgage Loan has a 71.2% loan to dark value based on the “as-is” go dark value of $112,400,000.

The Loan. The Ford Logistics Center mortgage loan (the “Ford Logistics Center Mortgage Loan”) is evidenced by three promissory notes in the original principal amount of $76,725,000 and is secured by the borrower’s fee interest in a 1,100,624 square foot warehouse/distribution facility located in Monroe, Michigan (the “Ford Logistics Center Property”). The Ford Logistics Center Mortgage Loan has a 10-year original term and is interest-only for the full term and accrues interest at a fixed rate of 6.10300% per annum on Actual/360 basis.

The Property. The Ford Logistics Center Property is a recently constructed, 1,100,624 square foot warehouse/distribution facility located in Monroe, Michigan. Situated on 97.82 acres, The Ford Logistics Center Property was built-to-suit for Ford Motor Company (“Ford”) with 36’ clear heights, 100 dock-high doors and four grade doors, 900 car parking spaces and 700 trailer parking spaces. Ford has invested approximately $70 million into the Ford Logistics Center Property, including installing 120 packaging stations, racking and shelving, powered material handling vehicles, 130 battery chargers, air compressor equipment (two AC units, dryers and tanks) and a piping system, high volume low speed fans and low volt systems. The construction was completed in April 2024 coinciding with the date that Ford took occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 2 – Ford Logistics Center

The Ford Logistics Center Property is located at the critical nexus of the United States interstate highway system with interstate 75, 94 and 96 all within a 35-minute drive of the Ford Logistics Center Property. Located near the home of the United States auto industry in Detroit, Ford Motor Company Logistics Center is within a one-day drivetime of 45% of the United States population and a one-day drivetime of 40% of the Canadian population. In addition, the Ford Logistics Center Property is only a 45-minute drive to three commercial airports and a one hour drive to six commercial train stations.

Sole Tenant.

Ford (1,100,624 square feet; 100.0% of NRA; 100.0% of underwritten base rent): Ford (Fitch: BBB-, S&P: BBB- Moody’s Ba1) is the second largest United States-based automaker and the sixth largest automaker in the world. Ford holds the #17 spot on the Fortune 500 list and is America’s #2 electric vehicle brand with electric vehicle sales up 61% in Q2 2024. In 2023 Ford’s revenue totaled $176.2 billion, which was a 11.45% increase year-over-year. In addition, Ford had a 2023 net income of $4.3 billion, which was a 115% year-over-year increase.

Ford signed a triple net lease at the Ford Logistics Center Property that runs through March 2034 and features 2% annual rent steps. Ford has five, five-year renewal options remaining and no termination options. The Ford Logistics Center Property serves as a component of Ford’s Midwest supply chain and will package aftermarket parts for Ford vehicles to be distributed throughout the Midwest, in conjunction with the Newport High Velocity Parts Distribution Center located in Frenchtown, Michigan. The Ford Logistics Center Property intakes parts inventory from aftermarket suppliers, then re-packages, including some light assembly, into Ford OEM packaging for further distribution. Ford accommodates a two-shift operation of approximately 400 workers per shift.

The following table presents certain information relating to the historical and current occupancy of the Ford Logistics Center Property:

Historical and Current Occupancy
Historical(1)	Current(2)
NAV	100.0%
(1)	Historical occupancy is not applicable as the borrower sponsor constructed the Ford Logistics Center Property in 2024.
(2)	Current occupancy is as of October 18, 2024.

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Ford Motor Company	Ba1/BBB-/BBB-	1,100,624	100.0%	$8.41	$9,256,248	100.0%	3/31/2034
Occupied Collateral Total / Wtd. Avg.		1,100,624	100.0%	$8.41	$9,256,248	100.0%
Vacant Space		0	0.0%
Collateral Total		1,100,624	100.0%

(1)	Based on the underwritten rent roll dated October 18, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – Ford Logistics Center

The following table presents certain information relating to the tenant lease expiration at the Ford Logistics Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	0	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2034	1	1,100,624	100.0	9,256,248	100.0		1,100,624	100.0%	$9,256,248	100.0%
Thereafter	0	0	0.0	0	0.0		1,100,624	100.0%	$9,256,248	100.0%
Total	1	1,100,624	100.0%	$9,256,248	100.0%
(1)	Based on the underwritten rent roll dated October 18, 2024.
(2)	Certain tenants may have termination or contraction options, which may become exercisable prior to the originally stated expiration date of the tenant lease, that are not considered in the above Lease Rollover Schedule.

The following table presents certain information relating to the underwritten cash flows of the Ford Logistics Center Property:

Operating History and Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$9,256,248	$8.41	90.0%
Credit Rent Steps(3)	908,691	0.83	8.9
Gross Potential Rent	$10,164,938	$9.24	99.0%
Total Reimbursements	101,649	0.09	1.0
Other Income	0	0.00	0.0
Net Rental Income	$10,266,587	$9.33	100.0%
(Vacancy/Credit Loss)	(513,329)	(0.47)	(5.0)
Effective Gross Income	$9,753,258	$8.86	95.0%
Total Expenses	292,598	0.27	3.0
Net Operating Income	$9,460,660	$8.60	97.0%
Capital Expenditures	110,062	0.10	1.1
TI/LC	0	0.00	0.0
Net Cash Flow	$9,350,598	$8.50	95.9%
(1)	Historical cash flow is not applicable as the Ford Logistics Center Property is newly constructed and first occupied in 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Credit Rent Steps were taken for Ford through the Ford Logistics Center Mortgage Loan term as the company has a Fitch rating of BBB-.

Environmental. According to the Phase I environmental assessment dated July 8, 2024, there was no evidence of any recognized environmental conditions at the Ford Logistics Center Property.

The Market. The Ford Logistics Center Property is located within the Detroit metro area (the “Detroit MSA”). The neighborhood is in Monroe, Michigan and is considered a semi-suburban location. Monroe Township is situated in eastern Monroe County, about 40 miles south of the Detroit Central Business District. The Detroit MSA is a pivotal industrial and commercial hub in the Midwest, encompassing the city of Detroit and surrounding counties. With extensive transportation networks including major interstates (I-75, I-94 and I-96), railways and the Detroit Metropolitan Wayne County Airport, the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – Ford Logistics Center

region offers exceptional accessibility for logistics and distribution. The Port of Detroit, one of the largest inland ports in the United States, further enhances the area’s connectivity. Detroit has a population of approximately 4.4 million people with a 4% unemployment rate and a median household income of approximately $72,000. Detroit remains as the leader in the American automobile industry and is home to the world's densest automotive supply chain. The “Big Three” automakers, General Motors, Ford and Chrysler are all headquartered in Metro Detroit. The automotive and mobility industry contributes $304 billion to the state of Michigan’s economy annually with 21% of all U.S. auto production happening in the state of Michigan.

According to the appraisal, the Monroe warehouse market has an inventory of approximately 17.96 million square feet and a vacancy rate of 1.9% as of the fourth quarter of 2024. The overall rental rate in the Monroe warehouse market for industrial space is $6.72 per square foot.

The following table presents certain information relating to comparable industrial sales for the Ford Logistics Center Property:

Comparable Industrial Sales(1)
Property / Location	Gross Building Area (SF)	Year Built / Renovated	Occupancy	Sale Date	Sale Price	Price PSF	Cap Rate
Ford Logistics Center	1,100,624	2024 / NAP	100.0%(2)	Jun-24	$139,500,000	$126.75	6.60%
Monroe, MI 48161
Ford Motor Company	1,026,513	2021 / NAP	100.0%	Mar-22	$130,000,000	$126.64	4.54%
Frenchtown Township, MI 48166
Tire Wholesalers Company, Inc.	275,401	2022 / NAP	100.0%	Jul-23	$29,000,000	$105.30	6.58%
Oak Park, MI 48237
Amazon	1,080,308	2023 / NAP	100.0%	Jul-23	$187,500,000	$173.56	5.50%
Lansing, MI 48917
Home Depot Distribution Center	462,840	2023 / NAP	100.0%	Oct-23	$77,721,646	$167.92	5.00%
Huron Township, MI 48174
Amazon	258,307	2023 / NAP	100.0%	Aug-24	$33,000,000	$127.75	6.20%
Wixom, MI 48393
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated October 18, 2024.

The Borrower. The borrower is FSC FM Monroe MI, DST, a Delaware statutory trust and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Ford Logistics Center Mortgage Loan.

The Borrower Sponsor. The ownership is structured as a Delaware statutory trust. The borrower sponsors are Coby Johnson and William Dioguardi and the non-recourse carve-out guarantor is Four Springs TEN31 Xchange, LLC (“FSXchange”). FSXchange offers diversified net-leased tax-deferred exchange solutions for financial professionals and real estate investors, focused on credit single-tenant commercial properties across the industrial and medical sectors. Since entering the 1031 exchange market, FSXchange principals have successfully completed exchanges involving more than $800 million in replacement properties and collaborated with over 3,000 professionals. FSXchange currently owns 100% of the borrower but will be syndicating out 100% of their ownership interest to investors and ultimately retaining 0% ownership. FSXchange has raised over $450 million of equity and has over $800 million of assets as of April 2024.

Property Management. The Ford Logistics Center Property is self-managed by Ford.

Escrows and Reserves.

Tax Escrows – On a monthly basis, during a Trigger Period (as defined below), the borrower is required to escrow an amount that the lender reasonably determines will be needed (in equal monthly deposits) in order to accumulate sufficient funds to pay all real estate taxes at least 30 days prior to their respective due dates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – Ford Logistics Center

Insurance Escrows – During a Trigger Period, to the extent the borrower has not provided evidence satisfactory to the lender that the Ford Logistics Center Property is covered by a reasonably acceptable blanket insurance policy, the borrower is required escrow an amount that the lender reasonably determines will be needed (in equal monthly deposits) in order to accumulate sufficient funds to pay all insurance premiums at least 30 days prior to their respective due dates.

Replacement Reserve - On a monthly basis, the borrower is required to escrow approximately $9,172 for replacement reserves. The borrower’s obligation to deposit into the Replacement Reserve will be waived so long as, and to the extent that the Ford lease remains in effect.

Rollover Reserve - On a monthly basis, the borrower is required to escrow approximately $22,835 for tenant improvements and leasing commissions. The borrower’s obligation to deposit into the Rollover Reserve will be waived so long as, and to the extent that the Ford lease remains in effect.

Lockbox / Cash Management. The Ford Logistics Center Mortgage Loan is structured with a hard lockbox (the “Lockbox Account”) and springing cash management. Each borrower or manager is required to deposit any gross revenue from the Ford Logistics Center Property in the Lockbox Account within two business days of receipt. Funds deposited into the Lockbox Account are required to be swept by the clearing bank on a daily basis into the borrowers’ operating account at the clearing bank, unless a Trigger Period is continuing. Upon the occurrence of a Trigger Period, all funds in the Lockbox Account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Ford Logistics Center Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Ford Logistics Center Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Ford Logistics Center Mortgage Loan, unless a Lease Sweep Period in which such case such funds are swept into a separate account to be made available for releasing of space at the Ford Logistics Center Property in accordance with the Ford Logistics Center Mortgage Loan documents. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Trigger Period” will commence upon the occurrence of: (i) an event of default; (ii) if, as of the last day of any calendar quarter, the debt service coverage ratio is less than 1.30x (a "Low DSCR Period"); (iii) if the manager is an affiliate of the borrower or guarantor and such manager becomes insolvent or a debtor in any bankruptcy proceeding; or (iv) the commencement of a Lease Sweep Period. A Low DSCR Period will cease to exist if (i) if the debt service coverage ratio exceeds 1.35x for two consecutive quarters or (ii) the borrower has deposited with the lender collateral in the form of cash or a letter of credit in an amount that, if used to reduce the then outstanding principal balance of the Ford Logistics Center Mortgage Loan, would result in the Ford Logistics Center Property achieving a debt service coverage ratio of at least 1.35x.

A “Lease Sweep Period” will commence on the first monthly payment date following (or in the case of clause (a)(x) and (a)(y) below, the monthly payment date preceding) the occurrence of any of the following: (a) with respect to each Lease Sweep Lease (as defined below), the earlier to occur of: (x) 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease (anticipated to accrue over $6,100,000 in leasing reserves which equates to over 16 months of debt service), and (y) the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease gives notice of its intention not to extend its Lease Sweep Lease during the last 24 months of the term (c) the receipt by the borrower or property manager of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease; (d) upon any (i) sublease of 40% or more of its Lease Sweep Space, or (ii) assignment of the Lease Sweep Lease; provided that a Lease Sweep Period will not commence upon any assignment or sublease permitted by the express terms and provisions of the Ford lease without the borrower’s consent, unless the same has occurred and/or is continuing during the last 24 months of the term and Ford is not fully responsible for the payment of rent under the Ford lease notwithstanding such assignment or sublease; (e) upon the date a Lease Sweep Lease is surrendered, canceled or terminated; (f) the date that any tenant under a Lease Sweep Lease (x) discontinues its business (i.e., “goes dark”) in its Lease Sweep Space or 40% or more of its Lease Sweep Space or gives notice that it intends to discontinue its business at its Lease Sweep Space at the Ford Logistics Center Property (or 40% or more of its Lease Sweep Space); (g) upon a default under a Lease Sweep Lease that continues beyond any applicable notice and cure period; (h) the occurrence of an insolvency proceeding; or (i) upon a decline in the credit rating of the tenant under a Lease Sweep Lease below “BB” or its equivalent by any two of Moody’s, S&P and Fitch; and a Lease Sweep Period will end upon in the case of (i) clauses (a),

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – Ford Logistics Center

(b) (c) (e) or (f) above, when the entirety of the Lease Sweep Space (or applicable portion) is leased pursuant to one or more qualified leases (as defined below) and sufficient funds have been accumulated in the lease sweep reserve to cover all anticipated leasing expenses, free rent periods and/or rent abatement periods set forth in all such qualified leases (collectively “Reletting Expenses”) and any shortfalls in required payments under the Ford Logistics Center Mortgage Loan documents or operating expenses as a result of any anticipated down time prior to the commencement of payments under such qualified leases; (ii) clause (a) above, the date on which the tenant under the Lease Sweep Lease exercises its renewal or extension option with respect to all of its Lease Sweep Space, and sufficient funds have been accumulated in the lease sweep reserve to cover all Reletting Expenses, to the extent such are actual obligations of the borrower; (iii) clause (c) above, if such termination option is not validly exercised by the tenant by the latest exercise date specified in such Lease Sweep Lease or is otherwise validly waived in writing by the tenant; (iv) clause (g) above, the default has been cured for a period of three consecutive months; (v) clause (h) above, (I) the applicable bankruptcy or insolvency proceeding has terminated and the applicable Lease Sweep Lease, and each guaranty of the Lease Sweep Lease (if any), has been affirmed or assumed, in a manner reasonably satisfactory to the lender pursuant to a final, non-appealable order of the bankruptcy court, and all defaults under the Lease Sweep Lease are cured and the tenant is paying full, unabated rent and (II) adequate assurance of future performance under the Lease Sweep Lease and, if applicable, each guaranty of the Lease Sweep Lease as reasonably determined by the lender is provided; or (vi) clause (i) above, if the senior unsecured credit rating or equivalent of the tenant under a Lease Sweep Lease (or its parent entity) has been restored to greater than at least “BB” or its equivalent by any two of S&P, Moody’s and Fitch, such amount as determined by the lender in its discretion. A Lease Sweep Period shall also cease on the date on which the following amounts have accumulated in the lease sweep reserve: (x) $8.18 per square foot with respect to any portion of the space demised under the applicable Lease Sweep Lease that has not been re-tenanted (the “Lease Sweep Reserve Cap”) and (y) to the extent a portion of the space demised under the applicable Lease Sweep Lease has been re-tenanted pursuant to one or more qualified leases, in the lender’s judgment, sufficient funds to cover all Reletting Expenses. The borrower may also suspend a Lease Sweep Period by depositing with the lender cash or a letter of credit in an amount equal to the Lease Sweep Reserve Cap, minus any amounts in the reserve.

A "Lease Sweep Lease" means the (i) Ford lease or (ii) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers 25% or more of the applicable space leased under the Ford lease.

A “Lease Sweep Space” means the space demised under the applicable Lease Sweep Lease.

Subordinate and Mezzanine Debt. At origination, a parent company of the borrower obtained loans from F4 Ford DST Bridge Lender LLC in the principal amount of $30,000,000 and from Four Springs Capital Trust Operating Partnership, L.P., an affiliate of the borrower, a loan in the principal amount of $14,200,000. Such loans are collateralized by pledges of the non-controlling Delaware statutory trust interests that such parent owns in the sole member of the borrower. Such loans may be refinanced with an entity that satisfies the lender’s Know-Your-Customer (KYC) due diligence, regularly engages in the business of making such loans and/or owning and operating real estate and otherwise satisfies certain other criteria as set forth in the Ford Logistics Center Mortgage Loan documents.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – Twin Cities Premium Outlets

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 3 – Twin Cities Premium Outlets

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – Twin Cities Premium Outlets

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – Twin Cities Premium Outlets
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BANA	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$61,750,000	Title:	Fee
Cut-off Date Principal Balance(1):	$61,750,000	Property Type – Subtype:	Retail – Outlet Center
% of IPB:	7.3%	Net Rentable Area (SF):	406,125
Loan Purpose:	Refinance	Location:	Eagan, MN
Borrower:	Twin Cities Outlets Eagan LLC	Year Built / Renovated:	2014 / NAP
Borrower Sponsor:	Simon Property Group, L.P.	Occupancy(4):	88.9%
Interest Rate:	6.69600%	Occupancy Date:	8/23/2024
Note Date:	10/17/2024	4th Most Recent NOI (As of):	$11,889,864 (12/31/2021)
Maturity Date:	11/1/2034	3rd Most Recent NOI (As of):	$12,496,259 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$12,485,148 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$13,167,404 (TTM 8/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	87.3%
Amortization Type:	Interest Only	UW Revenues:	$19,416,376
Call Protection(2):	L(24),D(89),O(7)	UW Expenses:	$5,792,824
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$13,623,552
Additional Debt(1):	Yes	UW NCF:	$12,953,445
Additional Debt Balance(1):	$33,250,000	Appraised Value / Per SF:	$202,000,000 / $497
Additional Debt Type(1):	Pari Passu	Appraisal Date:	9/5/2024

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$234
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$234
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	47.0%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	47.0%
TI/LC Reserve:	$0	$51,000	$2,448,000	UW NCF DSCR:	2.01x
				UW NOI Debt Yield:	14.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$95,000,000	81.5%	Loan Payoff	$115,428,500	99.0%
Borrower Sponsor Equity	21,551,894	18.5	Closing Costs	1,123,394	1.0
Total Sources	$116,551,894	100.0%	Total Uses	$116,551,894	100.0%
(1)	The Twin Cities Premium Outlets Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $95.0 million (the “Twin Cities Premium Outlets Whole Loan”). The Financial Information in the chart above reflects the Twin Cities Premium Outlets Whole Loan.
(2)	Defeasance of the Twin Cities Premium Outlets Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization that includes the last portion of the Twin Cities Premium Outlets Whole Loan to be securitized and (b) November 1, 2027. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BBCMS 2024-C30 securitization in November 2024.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	The Twin Cities Premium Outlets Property was 93.9% occupied as of August 23, 2024, including the Retail Development Program (“RDP”) tenants. The RDP tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.

The Loan. The Twin Cities Premium Outlets mortgage loan (the “Twin Cities Premium Outlets Mortgage Loan”) is part of a whole loan evidenced by four pari passu promissory notes in the aggregate original principal amount of $95,000,000 and secured by a fee simple interest in a 406,125 square foot retail property located in Eagan, Minnesota (the “Twin Cities Premium Outlets Property”). The Twin Cities Premium Outlets Whole Loan has a 10-year interest only term and accrues interest at a rate of 6.69600% per annum on an Actual/360 basis. The Twin Cities Premium Outlets Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-2, with an aggregate original principal amount of $61,750,000. The relationship between the holders of the Twin Cities Premium Outlets Whole Loan is governed by a co-lender agreement. The Twin Cities Premium Outlets Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-C30 securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 3 – Twin Cities Premium Outlets
Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	BBCMS 2024-C30	Yes
A-2	11,750,000	11,750,000	BBCMS 2024-C30	No
A-3(1)	20,000,000	20,000,000	Natixis Real Estate Capital LLC	No
A-4(1)	13,250,000	13,250,000	Natixis Real Estate Capital LLC	No
Whole Loan	$95,000,000	$95,000,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Property. The Twin Cities Premium Outlets Property is a 406,125 square foot retail outlet center located in Eagan, Minnesota. The Twin Cities Premium Outlets Property is comprised of seven buildings situated on 24.03 acres. Parking is provided by 1,941 surface spaces, equating to a ratio of 4.78 spaces per 1,000 square feet of net rentable area. The Twin Cities Premium Outlets Property was originally developed in 2014 by a partnership between The Lightstone Group and Simon Property Group, L.P. (“Simon”).

As of August 23, 2024, the Twin Cities Premium Outlets Property was 88.9% occupied by a granular rent roll consisting of 84 unique tenants (93.9% occupied including nine RDP tenants), with no single tenant occupying more than 6.9% of NRA or contributing more than 4.3% of underwritten rent. Historical occupancy at the Twin Cities Premium Outlets Property has averaged 92.8%, including RDP tenants, over the last five years (2019-2023). The 10 largest tenants at the Twin Cities Premium Outlets Property account for less than 26% of the underwritten rent. The Twin Cities Premium Outlets Property is anchored by Saks Fifth Avenue Off 5th (“Saks”), Nike Factory Store (“Nike”), Polo Ralph Lauren (“Polo”), Old Navy and Under Armour, and is home to many national brands including American Eagle Outfitters, Gap Outlet, Skechers, Tommy Hilfiger and Coach, as well as an indoor food court.

As of the trailing-12 months ending August 31, 2024, the Twin Cities Premium Outlets Property generated total sales of approximately $163.8 million. Over the same time period, inline tenants with less than 20,000 square feet generated sales of $517 PSF. As of trailing-12 months ending August 31, 2024, several tenants have seen sales surpass 2019 levels, including Nike Factory Store ($1,080 per square foot, 3.3% increase over 2019), Old Navy ($613 per square foot, 5.5% increase), Coach ($1,134 per square foot, 2.6% increase), Puma ($702 per square foot, 37.3% increase), Adidas ($939 per square foot, 1.2% increase), Converse ($562 per square foot, 33.6% increase), Bath & Body Works ($889 per square foot, 18.7% increase), Crocs ($1,332 per square foot, 65.7% increase) and Le Creuset ($735 per square foot, 91.8% increase).

The following table contains sales history for the Twin Cities Premium Outlets Property:

Tenant Sales(1)
	2019	2020(2)	2021	2022	2023	TTM August 2024(3)
Sales PSF	$495	$358	$508	$484	$484	$484
Occupancy Cost(4)	10.4%	13.4%	9.7%	10.3%	10.8%	10.9%
(1)	All sales information presented herein with respect to the Twin Cities Premium Outlets Property is based upon information provided by the borrower. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower.
(2)	The Twin Cities Premium Outlets Property was closed due to the COVID-19 pandemic from March 18, 2020 through May 18, 2020.
(3)	Sales for tenants <20,000 SF are $517 PSF for the T12 period ending August 2024.
(4)	Occupancy Cost is calculated by the sum of rent, percentage rent, CAM and taxes divided by annual sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 3 – Twin Cities Premium Outlets

The following table contains major tenant sales history for the Twin Cities Premium Outlets Property:

Major Tenant Sales(1)
Tenant Name	SF	2019 Sales PSF	2020(2) Sales PSF	2021 Sales PSF	2022 Sales PSF	2023 Sales PSF	TTM August 2024 Sales PSF
Saks	28,000	$175	$94	$156	$165	$134	$118
Nike	17,067	$1,045	$657	$897	$961	$1,035	$1,080
Polo	15,000	$482	$327	$475	$410	$420	$402
Old Navy	12,329	$581	$406	$594	$499	$563	$613
Under Armour	12,065	$1,069	$784	$994	$819	$798	$782
American Eagle Outfitters	11,982	$644	$524	$774	$568	$571	$618
Gap Outlet	11,500	$371	$261	$382	$336	$327	$365
(1)	All sales information presented herein with respect to the Twin Cities Premium Outlets Property is based upon information provided by the borrower. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower.
(2)	The Twin Cities Premium Outlets Property was closed due to the COVID-19 pandemic from March 18, 2020 through May 18, 2020.

Major Tenants.

Saks Fifth Avenue Off 5th (28,000 square feet; 6.9% of NRA; 2.5% of underwritten base rent). Saks was founded in 1992 and sells luxury off-price fashion in its 100 stores in the United States and Canada, and online. Saks has been a tenant at the Twin Cities Premium Outlets Property since the original opening in 2014. Saks occupies 28,000 square feet at the Twin Cities Premium Outlets Property and in September 2024 renewed its lease through August 31, 2029, with two, five-year extension options remaining and no termination options. Saks is currently paying underwritten base rent of $11.00 PSF.

Nike Factory Store (17,067 square feet; 4.2% of NRA; 3.1% of underwritten base rent). Nike (Moody’s/S&P: A1/AA-) is an athletic footwear, apparel and equipment distributor headquartered in Beaverton, Oregon. Nike markets footwear and apparel under brands such as Nike, Converse and Jordan. Nike sells its products through a combination of brand-owned retail stores, direct-to-consumer e-commerce websites and independent distributors. For fiscal year ending May 31, 2024, Nike reported a total revenue of approximately $51.4 billion. Nike has been a tenant at the Twin Cities Premium Outlets Property since the original opening in 2014. Nike occupies 17,067 square feet at the Twin Cities Premium Outlets Property and in September 2024 renewed its lease through August 31, 2029, with one, five-year extension option remaining and no termination options. Nike is currently paying underwritten base rent of $22.00 PSF.

Polo Ralph Lauren (15,000 square feet; 3.7% of NRA; 1.5% of underwritten base rent). Polo (Moody’s/S&P: A3/A-) is headquartered in New York City and designs, markets and distributes products in the categories of apparel, home, accessories and fragrances. The company’s brand names include Polo Ralph Lauren, Ralph Lauren Purple Label and Club Monaco, among others. For the fiscal year ending April 1, 2024, Polo reported net revenues of over $6.6 billion. Polo has been a tenant at the Twin Cities Premium Outlets Property since the original opening in 2014. Polo occupies 15,000 square feet at the Twin Cities Premium Outlets Property under a lease expiring on January 31, 2030, with four, five-year extension options remaining and no termination options. Pursuant to its original lease structure, Polo is paying rent equal to 3% of sales.

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
84.0%	86.0%	89.0%	88.9%
(1)	Historical occupancies are as of December 31 for each respective year and excludes RDP tenants.
(2)	Based on the underwritten rent roll dated August 23, 2024 and exclude RDP tenants. The Twin Cities Premium Outlets Property was 93.9% occupied as of August 23, 2024, including the RDP tenants. These tenants have been excluded from the underwriting as RDP lease terms are for less than a year and can be terminated by the landlord at any time with 30 days’ notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 3 – Twin Cities Premium Outlets
Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(1)	UW Base Rent(1)	% of Total UW Base Rent(1)	Lease Expiration Date
Saks Fifth Avenue Off 5th	NR/NR/NR	28,000	6.9%	$11.00	$308,000	2.5%	8/31/2029
Nike Factory Store	A1/AA-/NR	17,067	4.2%	$22.00	375,474	3.1%	8/31/2029
Polo Ralph Lauren	A3/A-/NR	15,000	3.7%	$12.05	180,701	1.5%	1/31/2030
Old Navy	B1/BB/NR	12,329	3.0%	$32.27	397,857	3.2%	8/31/2029
Under Armour(3)	Ba3/BB-/NR	12,065	3.0%	$32.62	393,560	3.2%	8/31/2024
American Eagle Outfitters	NR/NR/NR	11,982	3.0%	$26.65	319,340	2.6%	1/31/2030
Gap Outlet	B1/BB/NR	11,500	2.8%	$34.81	400,315	3.3%	8/31/2029
Skechers	NR/NR/NR	9,124	2.2%	$20.07	183,147	1.5%	1/31/2035
Tommy Hilfiger(3)	NR/NR/NR	8,500	2.1%	$33.92	288,320	2.3%	8/31/2024
Coach(3)	Baa2/BBB/NR	7,988	2.0%	$34.01	271,690	2.2%	1/31/2025
Largest Tenants		133,555	32.9%	$23.35	$3,118,403	25.4%
Remaining Occupied		227,683	56.1%	$40.22	9,156,599	74.6%
Occupied Collateral Total / Wtd. Avg.		361,238	88.9%	$33.98	$12,275,002	100.0%

Vacant Space		44,887	11.1%

Collateral Total		406,125	100.0%

(1)	Based on the underwritten rent roll dated August 23, 2024, with rent steps through October 2025 and overage and percent in lieu rent as of the 12 months ended August 2024 sales for certain tenants.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Leases for both Under Armour and Tommy Hilfiger are subject to a five-year renewal. Both tenants are month to month and continue to pay rent. We cannot assure you whether or when either lease will be renewed. Coach is currently in negotiation with the borrower sponsor to renew its lease. We cannot assure you that the tenant will renew its lease.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	44,887	11.1%	NAP	NAP	44,887	11.1%	NAP	NAP
2024 & MTM	17	63,507	15.6%	$2,479,056	20.2%	108,394	26.7%	$2,479,056	20.2%
2025	16	55,111	13.6%	$1,965,923	16.0%	163,505	40.3%	$4,444,979	36.2%
2026	6	15,921	3.9%	$681,791	5.6%	179,426	44.2%	$5,126,770	41.8%
2027	10	28,839	7.1%	$1,133,867	9.2%	208,265	51.3%	$6,260,637	51.0%
2028	4	12,175	3.0%	$503,977	4.1%	220,440	54.3%	$6,764,614	55.1%
2029	20	120,125	29.6%	$3,508,862	28.6%	340,565	83.9%	$10,273,475	83.7%
2030	5	45,095	11.1%	$1,327,813	10.8%	385,660	95.0%	$11,601,288	94.5%
2031	0	0	0.0%	$0	0.0%	385,660	95.0%	$11,601,288	94.5%
2032	0	0	0.0%	$0	0.0%	385,660	95.0%	$11,601,288	94.5%
2033	4	9,905	2.4%	$433,127	3.5%	395,565	97.4%	$12,034,415	98.0%
2034	1	1,436	0.4%	$57,440	0.5%	397,001	97.8%	$12,091,855	98.5%
2035 & Thereafter	1	9,124	2.2%	$183,147	1.5%	406,125	100.0%	$12,275,002	100.0%
Total	84	406,125	100.0%	$12,275,002	100.0%
(1)	Based on the underwritten rent roll dated August 23, 2024, with rent steps through October 2025 and overage and percent in lieu rent as of the 12 months ended August 2024 sales for certain tenants.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 3 – Twin Cities Premium Outlets
Operating History and Underwritten Net Cash Flow
	2019	2020(1)	2021	2022	2023	TTM 8/31/2024	Underwritten	Per SF	%(2)
Base Rent(3)	$11,309,778	$10,600,851	$9,586,308	$9,749,112	$10,043,700	$10,590,475	$10,987,694	$27.05	51.4%
Contractual Rent Steps(4)	0	0	0	0	0	0	151,105	0.37	0.7
Gross Up Vacancy	0	0	0	0	0	0	2,681,974	6.60	12.6
Percentage Rent in Lieu(5)	543,713	362,226	643,980	644,541	608,232	551,852	533,312	1.31	2.5
Overage Rent(5)	781,725	201,267	1,084,300	1,154,837	916,272	759,743	602,891	1.48	2.8
Expense Reimbursement	8,148,105	6,137,088	5,533,721	6,018,422	5,990,999	6,236,070	6,407,948	15.78	30.0
Net Rental Income	$20,783,321	$17,301,432	$16,848,309	$17,566,912	$17,559,203	$18,138,140	$21,364,924	$52.61	100.0%

Vacancy / Credit Loss	$33,640	($2,180,369)	$62,992	($18,372)	$17,675	($51,896)	($2,722,833)	($6.70)	(12.7%)
Temporary Tenant Income	405,955	384,453	456,430	505,475	502,863	577,481	559,619	1.38	2.6
Other Income(6)	228,044	163,463	167,009	175,007	219,849	207,170	214,666	0.53	1.0
Effective Gross Income	$21,450,960	$15,668,979	$17,534,740	$18,229,022	$18,299,590	$18,870,895	$19,416,376	$47.81	90.9%

Total Expenses	$7,015,594	$5,400,916	$5,644,876	$5,732,763	$5,814,442	$5,703,491	$5,792,824	$14.26	29.8%
Net Operating Income	$14,435,366	$10,268,063	$11,889,864	$12,496,259	$12,485,148	$13,167,404	$13,623,552	$33.55	70.2%

Capital Expenditures	$0	$0	$0	$0	$0	$0	$60,919	$0.15	0.3%
TI/LC	0	0	0	0	0	0	609,188	1.50	3.1
Net Cash Flow	$14,435,366	$10,268,063	$11,889,864	$12,496,259	$12,485,148	$13,167,404	$12,953,445	$31.90	66.7%
(1)	The Twin Cities Premium Outlets Property was closed due to the COVID-19 pandemic from March 18, 2020 through May 18, 2020.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Based on the underwritten rent roll dated August 23, 2024.
(4)	Contractual Rent Steps were taken through October 2025.
(5)	Underwritten Overage Rent and Underwritten Percentage Rent in Lieu are based on the terms of applicable leases using TTM August 2024 sales figures.
(6)	Other Income was underwritten based on the sponsors’ projections and includes signage fees, advertising fees and other miscellaneous income.

Environmental. According to the Phase I environmental site assessment dated September 9, 2024, there was no evidence of any recognized environmental conditions at the Twin Cities Premium Outlets Property.

The Market. The Twin Cities Premium Outlets Property is located approximately nine miles south of both downtown Minneapolis and St. Paul, Minnesota and is situated across the river from Minneapolis-St. Paul International Airport (7.3 miles). The Twin Cities Premium Outlets Property is located within the Minneapolis-St. Paul-Bloomington Metropolitan Statistical Area (the “Minneapolis-St. Paul MSA”), which comprises 13 counties in Minnesota and two counties in Wisconsin. The Minneapolis-St. Paul MSA is the 16th-most populous metropolitan statistical area in the United States and serves as the broader state's primary business and retail hub. The Minneapolis-St. Paul MSA is home to 17 Fortune 500 companies, as well as 30 companies with revenue exceeding $1 billion.

The Twin Cities Premium Outlets Property is located in the Minneapolis retail market and the Eagan retail submarket. According to the appraisal, as of the end of the second quarter of 2024, the Minneapolis retail market contained approximately 207.9 million square feet of retail space and the Eagan submarket contained approximately 6.8 million square feet of retail space, accounting for approximately 3.3% of the market’s total inventory. From 2013 to 2023, the Minneapolis retail market grew at a compound annual rate of 0.28%, while the Eagan submarket grew at a compound annual rate of 1.85%. Minneapolis retail market rents and vacancy are $19.48 and 2.5%, respectively. Eagan retail submarket rents and vacancy are $19.20 and 4.5%, respectively.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius was 8,419, 62,677 and 171,830, respectively. Additionally, for the same period, the average household income within the same radii was $106,694, $117,992 and $121,062, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 3 – Twin Cities Premium Outlets

The following table presents certain information relating to the appraisal’s market rent conclusions for the Twin Cities Premium Outlets Property:

Market Rent Summary
Tenant Type	Market Rent (PSF)	Lease Term (Months)	Rental Increase Projection
Less than 2,500 SF	$52.00	60	3.0% Annual
2,500-4,999 SF	$38.00	60	3.0% Annual
5,000-9,999 SF	$38.00	60	3.0% Annual
10,000-19,999 SF	$28.00	60	3.0% Annual
20,000+ SF	$12.00	120	10.0% Mid-term
Food Court	$45.00	60	3.0% Annual

The following table presents certain information relating to comparable retail centers for the Twin Cities Premium Outlets Property:

Competitive Properties(1)
	Twin Cities Premium Outlets	Mall of America	Southdale Center(2)	Eden Prairie Center	The Shoppes at Knollwood	Albertville Premium Outlets(2)
Year Built/Remodeled	2014 / NAP	1992 / 2001	1956 / 2002	1976 / 2001	1955 / 1980	2000 / 2003
Total GLA	406,125	1,600,000	474,223	404,048	383,893	309,095
Distance to Property	N/A	3 miles	7 miles	11 miles	12 miles	46 miles
Occupancy %	88.9%	90.0%	87.0%	89.0%	89.0%	99.0%
Inline Sales PSF(3)	$484	$1,338	$477	$348	$271	$364
Anchors	Saks Fifth Avenue Off 5th; Nike Factory Store; Polo Ralph Lauren	Macy's; Nickelodeon Universe; Nordstrom	AMC Theatres; Apple; Macy's	AMC Theatres; JCPenney; Kohl's; Target	Kohl's; Nordstrom Rack	Nike Factory Store; Lululemon; Adidas Outlet Store; Old Navy Outlet; Columbia Factory Store
(1)	Source: Third party market report.
(2)	Albertville Premium Outlets and Southdale Center are also owned by the borrower sponsor.
(3)	The Twin Cities Premium Outlets Property sales information is based on information provided by the borrower for TTM August 2024. Comparable sales for tenants <20,000 SF are $517 PSF for the T12 period ending August 2024.

The Borrower. The borrower is Twin Cities Outlets Eagan LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Twin Cities Premium Outlets Whole Loan. The borrower is a joint venture between The Lightstone Group (65%) and Simon (35%).

The Borrower Sponsor. The borrower sponsor is Simon and the non-recourse carveout guarantors for the Twin Cities Premium Outlets Whole Loan are Simon and LSG Enterprises LLC (“Lightstone”). There is no separate environmental indemnity for the Twin Cities Premium Outlets Whole Loan; however, environmental losses are a recourse carveout that is guaranteed by Simon. The borrower sponsor is also a borrower sponsor for the Newport Centre Mortgage Loan and the St. Johns Town Center Mortgage Loan.

Simon is the operating partnership of Simon Property Group Inc. (NYSE: SPG / S&P: A-), which is in the ownership of shopping, dining, entertainment and mixed-use destinations and an S&P 100 company. As of December 31, 2023, Simon owned or had an interest in 230 properties in North America, Asia and Europe. Simon also owns an 84% interest in The Taubman Realty Group, or TRG, which owns 24 regional, super-regional and outlet malls in the United States and Asia. Additionally, as of December 31, 2023, Simon had a 22.4% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries. As of October 2024, Simon had an equity market capitalization of over $65 billion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Lightstone is a privately held real estate investment firm founded in 1986 by David Lichtenstein. Lightstone operates a $8.7 billion portfolio that currently includes more than 30,000 residential units, as well as over 12.7 million square feet of industrial, retail and life sciences properties, and more than 5,100 hotel keys. In 2010, Lightstone sold Prime Outlets, a 22-property portfolio, to Simon for approximately $2.3 billion.

Property Management. The Twin Cities Premium Outlets Property is managed by Simon Management Associates II, LLC, an affiliate of Simon.

Escrows and Reserves.

Tax Escrows – On a monthly basis during the continuance of a Lockbox Event Period (as defined below), the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – After the occurrence of a Lockbox Event Period, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, except if the Twin Cities Premium Outlets Property is insured under a blanket policy meeting the requirements set forth in the Twin Cities Premium Outlets Whole Loan agreement (in which case, no insurance escrows will be required, notwithstanding the occurrence of a Control Event (as defined below)).

Replacement Reserves – During the continuance of a Lockbox Event Period, the borrower is required to escrow approximately $6,000 on a monthly basis for replacements and repairs to be made at the Twin Cities Premium Outlets Property.

Rollover Reserves – The borrower is required to deposit monthly an amount equal to $51,000 for tenant improvements and leasing commissions, subject to a cap of $2,448,000.

Provided that no event of default or Control Event has occurred and is continuing, the borrower has the right in lieu of making deposits into the reserve accounts described above, to provide a letter of credit or guaranty from Simon, Simon, Inc. or a replacement guarantor for the required deposit amounts.

“Control Event” means if one or more of (i) Simon Property Group, Inc. and (ii) Simon does not own at least 35% of the direct or indirect interests in the borrower or does not control the borrower entity.

Lockbox / Cash Management. The Twin Cities Premium Outlets Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Lockbox Event Period, all funds in the lockbox account are required to be swept on a weekly basis to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Twin Cities Premium Outlets Whole Loan, or (ii) if no Lockbox Event Period is continuing, disbursed to the borrower.

A “Lockbox Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower or property manager and the property manager is not replaced within 60 days with a qualified property manager or (iii) the debt yield based on the trailing four quarters is less than 10% for two consecutive calendar quarters; and ending, with respect to the matters described in (a) clause (i) above, if the cure of the event of default has been accepted by the lender, (b) clause (ii) above, the property manager is replaced with 60 days or the bankruptcy action with respect to the borrower or property manager is dismissed within 90 days without adverse consequences to the Twin Cities Premium Outlets Property or the Twin Cities Premium Outlets Whole Loan, or (c) clause (iii) above, the debt yield is greater than or equal to 10% for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$56,000,000	Title(2):	Fee
Cut-off Date Principal Balance:	$56,000,000	Property Type – Subtype(3):	Various - Various
% of IPB:	6.6%	Net Rentable Area (SF):	481,679
Loan Purpose:	Refinance	Location(4):	Various, DE
Borrowers:	GSA I SPE, LLC, Governor’s Square II SPE LLC and Governor’s Square III SPE LLC	Year Built / Renovated:	Various / NAP
Borrower Sponsor:	Ernest F. Delle Donne	Occupancy:	90.9%
Interest Rate:	6.47400%	Occupancy Date:	Various
Note Date:	10/18/2024	4th Most Recent NOI (As of):	$4,912,404 (12/31/2021)
Maturity Date:	11/6/2034	3rd Most Recent NOI (As of):	$5,246,291 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$5,065,744 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of)(5):	$5,053,626 (TTM 7/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	88.7%
Amortization Type:	Interest Only	UW Revenues:	$7,818,167
Call Protection:	L(24),D(92),O(4)	UW Expenses:	$1,905,611
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$5,912,556
Additional Debt:	No	UW NCF:	$5,578,778
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$85,600,000 / $178
Additional Debt Type:	N/A	Appraisal Date:	8/14/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$116
Taxes:	$135,722	$67,861	N/A	Maturity Date Loan / SF SSFSF:	$116
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	65.4%
Replacement Reserve:	$0	$5,988	N/A	Maturity Date LTV:	65.4%
TI/LC:	$1,000,000	Springing	$1,000,000	UW NCF DSCR:	1.52x
Deferred Maintenance:	$307,968	$0	N/A	UW NOI Debt Yield:	10.6%
Outstanding TI/LC:	$19,233	$0	N/A
Free Rent:	$276,449	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$56,000,000	100.0%	Loan Payoff	$47,329,603	84.5%
			Return of Equity	5,661,814	10.1
			Upfront Reserves	1,739,373	3.1
			Closing Costs	1,269,210	2.3
Total Sources	$56,000,000	100.0%	Total Uses	$56,000,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	The Lowe’s – Bear, New Castle mortgaged property is secured by the borrowers’ fee interest, however, the borrowers ground leased the improvements to Lowe’s which is not part of the collateral.
(3)	The Governor’s Square mortgaged property is an anchored retail center and the Lowe’s – Bear, New Castle mortgaged property is classified as “Leased Fee”. Please refer to “The Property” section for more details.
(4)	The Governor’s Square mortgaged property is located in New Castle, Delaware and the Lowe’s – Bear, New Castle mortgaged property is located in Bear, Delaware.
(5)	The increase from Most Recent NOI to UW NOI is primarily due to new leasing. The increase is driven by new leases to Fun City (45,607 square feet; $456,070 of underwritten rent; February 2035 lease expiration date) and Tractor Supply (25,419 square feet; $314,150 of underwritten rent; March 2040 lease expiration date).

The Loan. The Governor’s Square Portfolio mortgage loan (the “Governor’s Square Portfolio Mortgage Loan”) is secured by the borrowers’ fee interests in a 481,679 square foot, two-property portfolio located in Delaware (each, a “Governor’s Square Portfolio Property”, and collectively, the “Governor’s Square Portfolio Properties”). The Governor’s Square Portfolio Mortgage Loan accrues interest at a rate of 6.47400% per annum. The Governor’s Square Portfolio Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Properties. The Governor’s Square Portfolio consists of one anchored retail property and one leased fee property, which is anchored retail, located approximately 0.7 miles apart in Bear and New Castle, Delaware. In total, the Governor’s Square Portfolio Properties were 90.9% occupied.

The Governor’s Square mortgaged property is a grocery anchored shopping center located in New Castle, Delaware. Shoprite and Tractor Supply, who both anchor the Governor’s Square mortgaged property, are on long term leases through 2031 and 2040, respectively. The Governor’s Square mortgaged property was constructed in two phases in 1989 and 2015 and is 88.1% occupied as of August 5, 2024 by 46 unique tenants. Positive leasing momentum is evidenced by Fun City and Tractor Supply, representing 19.3% of the net rentable area and 13.6% of underwritten base rent at the Governor’s Square mortgaged property, having recently executed leases through February 2035 and March 2040, respectively.

The Lowe’s – Bear, New Castle mortgaged property is a leased fee property located in Bear, Delaware. The Governor’s Square Mortgage Loan with respect to the Lowe’s – Bear, New Castle mortgaged property is secured by the borrowers’ fee interest in an underlying 12.34-acre parcel of land. The non-collateral improvements are ground leased to Lowe’s, which is in occupancy as the single tenant with a ground lease expiration date of March 2035. Lowe’s also has six, five-year renewal options remaining. The Lowe’s non-collateral improvements were constructed built-to-suit in 2015, and Lowe’s pays base ground rent equal to $5.75 per square foot for the duration of the initial term of the ground lease and increases by 5.0% for each renewal option exercised. There are 435 parking spaces, or 3.85 spaces per 1,000 square feet of net rentable area.

The following table presents certain information relating to the Governor’s Square Portfolio Properties:

Portfolio Summary
Property Name	Location	Year Built / Renovated	SF(1)	Occ. %(1)	Allocated Cut-off Date Mortgage Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value
Governor’s Square	New Castle, DE	1989, 2015 / NAP	368,679	88.1%	$50,570,000	90.3%	$74,300,000	86.8%
Lowe’s – Bear, New Castle	Bear, DE	NAP / NAP	113,000	100.0%	5,430,000	9.7	$11,300,000	13.2
Total / Wtd. Avg.			481,679	90.9%	$56,000,000	100.0%	$85,600,000	100.0%
(1)	Based on the underwritten rent rolls dated August 5, 2024 and October 18, 2024.

Portfolio Major Tenants.

Lowe’s (113,000 square feet; 23.5% of portfolio NRA; 10.3% of portfolio underwritten base rent). Lowe’s is a home improvement company servicing approximately 16 million customer transactions per week throughout the United States. Based in Mooresville, North Carolina, Lowe’s was founded in 1921 and today has over 1,700 stores employing over 300,000 people. Lowe’s reported fiscal year 2023 sales of over $86 billion. Lowe’s, the single tenant at the Lowe’s – Bear, New Castle mortgaged property, occupies 113,000 square feet pursuant to a ground lease with a current lease expiration date of March 2035 with six, five-year renewal options remaining and no termination options.

ShopRite (63,413 square feet; 13.2% of portfolio NRA; 17.6% of portfolio underwritten base rent). Shoprite was originally founded in the 1940s and has since grown into the largest retailer-owned cooperative in the United States and the largest employer in New Jersey. The Shoprite cooperative is comprised of 50 members who individually own and operate supermarkets under the ShopRite banner. Historically ShopRite has dominated the Food Trade News marketing area covering Connecticut, Delaware, New Jersey, New York and Pennsylvania. For the 39th consecutive year, ShopRite was the leader in such region with its parent company Wakefern operating 294 stores in the region and generating an estimated $18.4 billion of retail sales for the year as of June 2024. ShopRite is an anchor at the Governor’s Square mortgaged property occupying 63,413 square feet with a lease expiration date in December 2031. ShopRite has been at the Governor’s Square mortgaged property since 2011. ShopRite has five, five-year renewal options remaining and no termination options.

American Signature Furniture (51,154 square feet; 10.6% of portfolio NRA; 4.3% of portfolio underwritten base rent). American Signature Furniture is a privately owned furniture company based in Columbus, Ohio. In the early 2000s, American Signature, Inc. was established to become the parent company of Value City Furniture, American Signature Furniture and Kroehler Furniture, which is the manufacturing facility located in North Carolina. Today, American Signature, Inc. operates over 120 stores and have over 4,000 team members throughout the United States. American Signature

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Furniture has been a tenant at the Governor’s Square mortgaged property since 1994 and in July 2024, extended their lease for an additional five years through January 2030 with three, five-year renewal options remaining and no termination options.

Environmental. According to the Phase I environmental reports dated April 4, 2024, there was a recognized environmental condition (“REC”) identified at the Governor’s Square mortgaged property. The REC is associated with a former dry cleaner tenant, Governor’s Square Drycleaners, who was in occupancy until 2017. The facility was found to have utilized chlorinated solvents as part of their dry cleaning operations. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Historical and Current Occupancy(1)
2021	2022	2023(2)	Current(2)(3)
77.6%	78.3%	77.3%	90.9%
(1)	Historical occupancy is as of December 31 of each respective year. Historical occupancy has been impacted by K-Mart’s bankruptcy, which vacated over 90,000 square feet at the Governor’s Square mortgaged property in 2020.
(2)	The increase from 2023 to Current occupancy is driven by Fun City and Tractor Supply leasing 45,607 and 25,419 square feet of space, respectively, collectively representing 14.7% of the total portfolio net rentable area. Both Fun City and Tractor Supply backfilled a portion of K-Mart’s space.
(3)	Current occupancy is as of the underwritten rent rolls dated August 5, 2024 and October 18, 2024.

Top Ten Tenant Summary(1)(2)
Tenant	Property	Ratings Moody’s/S&P/ Fitch(3)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Lowe’s(4)	Lowe’s – Bear, New Castle	A3/A/A-	113,000	23.5%	$5.75	$650,000	10.3%	3/31/2035
ShopRite	Governor’s Square	NR/NR/NR	63,413	13.2	$17.55	1,112,898	17.6	12/31/2031
American Signature Furniture	Governor’s Square	NR/NR/NR	51,154	10.6	$5.31	271,628	4.3	1/31/2030
Fun City(5)	Governor’s Square	NR/NR/NR	45,607	9.5	$10.00	456,070	7.2	2/07/2035
Tractor Supply(6)	Governor’s Square	Baa1/BBB/NR	25,419	5.3	$12.36	314,150	5.0	3/31/2040
Fashion Gallery - Rainbow	Governor’s Square	NR/NR/NR	10,223	2.1	$14.52	148,438	2.3	1/31/2028
Lucky Buffet	Governor’s Square	NR/NR/NR	9,600	2.0	$20.60	197,760	3.1	12/25/2027
Celebree Learning Centers	Governor’s Square	NR/NR/NR	9,200	1.9	$26.24	241,408	3.8	10/19/2030
Rite Aid	Governor’s Square	NR/NR/NR	7,341	1.5	$11.09	81,438	1.3	6/30/2026
Stewart's Brewing	Governor’s Square	NR/NR/NR	6,368	1.3	$23.50	149,643	2.4	6/30/2030
Top Tenants			341,325	70.9%	$10.62	$3,623,433	57.3%

Remaining Tenants			96,514	20.0%	$27.96	$2,698,052	42.7%

Occupied Collateral Total / Wtd. Avg.			437,839	90.9%	$14.44	$6,321,485	100.0%

Vacant Space			43,840	9.1%

Collateral Total			481,679	100.0%

(1)	Based on the underwritten rent rolls dated August 5, 2024 and October 18, 2024.
(2)	The Governor’s Square Portfolio major tenants in the Top Ten Tenant Summary table are not required to report sales, with the exception of Rite Aid (approximately $5.5 million as of June 2023; $747 per square foot; 1.5% occupancy cost).
(3)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(4)	Lowe’s occupies its space under a ground lease from Governor’s Square Associates, L.P., an affiliate of the borrowers.
(5)	Fun City is currently in a six-month rent abatement period which began on the lease commencement date of August 8, 2024.
(6)	Tractor Supply is currently in a six-month rent abatement period which began on the lease commencement date of September 11, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	43,840	9.1%	NAP	NA	P	43,840	9.1%	NAP	NAP
2024 & MTM	3	6,401	1.3	$110,776	1.8%		50,241	10.4%	$110,776	1.8%
2025	8	23,633	4.9	593,289	9.4		73,874	15.3%	$704,065	11.1%
2026	9	24,141	5.0	709,121	11.2		98,015	20.3%	$1,413,186	22.4%
2027	7	27,480	5.7	727,626	11.5		125,495	26.1%	$2,140,813	33.9%
2028	5	21,023	4.4	403,242	6.4		146,518	30.4%	$2,544,055	40.2%
2029	5	9,790	2.0	260,785	4.1		156,308	32.5%	$2,804,840	44.4%
2030	3	66,722	13.9	662,679	10.5		223,030	46.3%	$3,467,519	54.9%
2031	2	67,623	14.0	1,148,898	18.2		290,653	60.3%	$4,616,417	73.0%
2032	0	0	0.0	0	0.0		290,653	60.3%	$4,616,417	73.0%
2033	0	0	0.0	0	0.0		290,653	60.3%	$4,616,417	73.0%
2034	0	0	0.0	0	0.0		290,653	60.3%	$4,616,417	73.0%
2035 & Beyond	5	191,026	39.7	1,705,069	27.0		481,679	100.0%	$6,321,485	100.0%
Total	47	481,679	100.0%	$6,321,485	100.0%
(1)	Based on the underwritten rent rolls dated August 5, 2024 and October 18, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	TTM 7/31/2024(2)	Underwritten(2)	Per SF	%(3)
Base Rent	$5,600,397	$6,105,227	$5,625,084	$5,619,390	$6,321,485	$13.12	73.3%
Vacancy Gross Up	0	0	0	0	775,840	1.61	9.0
Percentage Rent	48,351	56,378	57,194	60,905	60,905	0.13	0.7
Gross Potential Income	$5,648,748	$6,161,605	$5,682,278	$5,680,295	$7,158,230	$14.86	83.0%
Reimbursements	1,149,353	1,178,307	1,155,605	1,203,571	1,454,277	3.02	16.9
Other Income	3,194	0	13,867	13,867	14,000	0.03	0.2
Net Rental Income	$6,801,295	$7,339,912	$6,851,750	$6,897,733	$8,626,507	$17.91	100.0%
(Vacancy/Credit Loss)	(70,804)	(207,793)	$0	$0	(808,340)	(1.68)	(9.4)
Effective Gross Income	$6,730,491	$7,132,119	$6,851,750	$6,897,733	$7,818,167	$16.23	90.6%
Taxes	561,266	574,775	584,412	587,922	598,660	1.24	7.7
Insurance	104,456	103,800	111,145	130,002	139,950	0.29	1.8
Utilities	242,469	247,330	277,114	294,207	294,207	0.61	3.8
Other Expenses	909,896	959,923	813,335	831,976	872,794	1.81	11.2
Total Expenses	$1,818,087	$1,885,828	$1,786,006	$1,844,107	$1,905,611	$3.96	24.4%
Net Operating Income	$4,912,404	$5,246,291	$5,065,744	$5,053,626	$5,912,556	$12.27	75.6%
TI/LC	0	0	0	0	261,259	0.54	3.3
Cap Ex	0	0	0	0	72,519	0.15	0.9
Net Cash Flow	$4,912,404	$5,246,291	$5,065,744	$5,053,626	$5,578,778	$11.58	71.4%
(1)	Based on the underwritten rent rolls dated August 5, 2024 and October 18, 2024.
(2)	The increase from TTM 7/31/2024 Net Operating Income to Underwritten Net Operating Income is primarily due to new leasing. The increase is driven by new leases to Fun City (45,607 square feet; $456,070 of underwritten rent; February 2035 lease expiration date) and Tractor Supply (25,419 square feet; $314,150 of underwritten rent; March 2040 lease expiration date).
(3)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

The Market. The Governor’s Square Portfolio Properties are both located within the South New Castle County retail submarket within the greater Philadelphia – PA USA retail market. The South New Castle County retail submarket consists of approximately 17.8 million square feet of retail space representing approximately 5.1% of the overall market inventory. As of the second quarter of 2024, submarket occupancy was 93.6% and asking rent per square foot as of the second quarter

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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of 2024 was $24.31. Per the appraisal, occupancy is forecasted to be stable through 2029. Asking rent in the submarket has increased each year since 2014 and this trend is expected to continue through 2029.

The Governor’s Square Portfolio Properties are located approximately nine miles southwest of Wilmington and are located adjacent to Route 40, which is a main retail corridor. Over the past decade, Bear has become a bedroom community for Wilmington and Newark, which are the two main employment centers in New Castle County. According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Governor’s Square mortgaged property is 10,780, 80,893 and 142,372, respectively. The estimated 2024 average household income within the same radii is $91,025, $106,636 and $108,241, respectively.

The following table presents certain information relating to comparable retail centers for the Governor’s Square mortgaged property:

Competitive Retail Center Summary(1)
Property	Year Built / Renovated or Expanded	Total NRA (SF)	Occupancy	NOI PSF	Cap Rate	Major Tenants
Governor’s Square New Castle, DE	1989, 2015 / NAP	368,679(2)	88.1%(2)	$14.36(2)	7.25%	ShopRite, American Signature Furniture, Fun City, Tractor Supply
Dorneyville Shopping Center Allentown, PA	1970 / 2003	101,651	86%	$12.78	7.30%	Aldi, Pizza Hut, The Dining Dog, One Main Financial
Christina Crossing Wilmington, DE	2008 / NAP	119,446	97%	$18.29	7.33%	ShopRite, Domino’s, Cricket Wireless, Rainbow
The View at Marlton Marlton, NJ	2017 / NAP	91,069	98%	$27.86	6.95%	LA Fitness, Dunkin Donuts, Smoothie King, AAA, Truist
First State Plaza Stanton, DE	1988 / 2019	163,749	95%	$12.00	6.18%	ShopRite, Cinemark, Dollar Tree, USPS
Rehoboth Beach Rehoboth Beach, DE	1996 / 2022	101,878	100%	$15.25	7.68%	Aldi, PetSmart, TJ Maxx
Newark Shopping Center Newark, DE	1955 / 2017	145,400	93%	$16.59	7.20%	Dollar Tree, Orange Theory Gym, Main Street Movies, Tropical Smoothie, 12,000-square foot organic grocery store
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of August 5, 2024.

The following table presents ground lease retail rentals comparables for the Lowe’s – Bear, New Castle mortgaged property:

Competitive Retail Center Summary(1)
Property	Lease Date	Total NRA (SF)	Lease Term	Base Rent	Escalations	Tenant Name
Lowe’s – Bear, New Castle Bear, DE	2015	113,000(2)	20 Yrs(2)	$5.75(2)	None(2)	Lowe’s
6000 Carlisle Pike Mechanicsburg, PA	2023	103,690	5 Yrs	$4.25	None	Home Depot
6000 Carlisle Pike Mechanicsburg, PA	2023	109,000	5 Yrs	$3.45	None	Home Depot
Price’s Corner Shopping Center Wilmington, DE	2020	113,000	10 Yrs	$6.67	10% Yr 6	Target
Nassau Park Pavilion Princeton, NJ	2022	143,122	7.5 Yrs	$7.76	None	At Home
930 Stony Hill Road Yardley, PA	2024	100,000	20 Yrs	$15.00	10% Yr 11	Wegmans
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of October 18, 2024.

The Borrowers. The borrowers are GSA I SPE, LLC, Governor’s Square II SPE LLC and Governor’s Square III SPE LLC, each Delaware limited liability companies and special purpose entities with one independent director. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Governor’s Square Portfolio Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Governor’s Square Portfolio

The Borrower Sponsor. The non-recourse carve-out guarantor and borrower sponsor is Ernest F. Delle Donne. Delle Donne is the chairman of Delle Donne & Associates, Inc. (“DDA”), which is a Delaware corporation that was founded over 70 years ago. DDA is one of the largest developers in Delaware and has been a leader in the growth and development of downtown Wilmington and surrounding New Castle County. DDA’s offerings include real estate development, property management and financial structuring. DDA has managed a real estate portfolio consisting of over two million square feet occupied by approximately 200 different tenants.

Property Management. The Governor’s Square Portfolio Properties are managed by DDA, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) $1,000,000 for TI/LCs, (ii) approximately $307,968 for immediate repairs, (iii) approximately $276,449 for free rent, (iv) approximately $135,722 for real estate taxes and (v) approximately $19,233 for outstanding TI/LCs.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $67,861.

Insurance Escrows – If there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. As of the origination date Loan, there was an approved blanket policy in place.

Replacement Reserves – On a monthly basis, the borrowers are required to escrow approximately $5,988 ($0.15 per square foot) for replacement reserves.

TI/LC Reserves – The borrowers are required to make monthly deposits into the TI/LC reserve in an amount equal to $29,732 ($0.75 per square foot) subject to a cap of $1,000,000. The TI/LC reserve is springing as of the origination date as the reserve balance is equal to the cap of $1,000,000.

Lockbox / Cash Management. The Governor’s Square Portfolio Mortgage Loan documents require a hard lockbox with springing cash management. Prior to a Trigger Period (as defined below), all rents will be deposited directly by tenants into the lockbox account within one business day of receipt. So long as a Trigger Period is not continuing, funds in the lockbox account will be transferred to the borrowers’ operating account on each business day. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Governor’s Square Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds will be applied in accordance with the Governor’s Square Portfolio Mortgage Loan documents.

A “Trigger Period” will commence upon the earliest of (i) an event of default, (ii) the net cash flow debt service coverage ratio (“DSCR”) being less than 1.15x for one calendar quarter or (iii) a Major Tenant Trigger Event (as defined below); and expire upon (x) with regard to clause (i), the cure of such event of default, (y) with regard to clause (ii), the date that the DSCR is equal to or greater than 1.20x for two consecutive calendar quarters and (iii) with regard to clause (iii), the cure of such Major Tenant Trigger Event.

A “Major Tenant Trigger Event” will commence upon the earliest of (i) the borrowers failing to satisfy the Major Tenant Renewal Criteria (as defined below) on or before the earlier of (x) the date 12 months prior to the expiration date of any Major Tenant Lease (as defined below) and (y) the date by which the Major Tenant (as defined below) under the Major Tenant Lease is required to deliver notice of its lease renewal or extension under the terms of such Major Tenant Lease, (ii) a Major Tenant gives notice of its intent to terminate or not renew the applicable Major Tenant Lease, (iii) a Major Tenant goes dark, (iv) a Major Tenant or its parent company or guarantor of the applicable Major Tenant Lease becomes insolvent or a debtor in any bankruptcy or insolvency proceeding or has its assets made subject to the jurisdiction of a bankruptcy court or (v) a Major Tenant defaults under the terms of the applicable Major Tenant Lease.

A Major Tenant Trigger Event will be cured upon (a) with regard to clauses (i) and (ii) above, satisfaction of the Major Tenant Renewal Criteria or Major Tenant Replacement Lease Criteria (as defined below), as applicable, (b) with regard to clause (iii) above, either (a) satisfaction of the Major Tenant Replacement Lease Criteria (as defined below) or (b) such Major Tenant resumes occupancy of its premises and the lender receives an updated tenant estoppel from the Major Tenant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 4 – Governor’s Square Portfolio

confirming that the Major Tenant Lease is in full force and effect and that the Major Tenant has been in physical occupancy of its space for at least 30 consecutive days, (c) with regard to clause (iv) above, either the satisfaction of the Major Tenant Replacement Lease Criteria or the borrowers provide the lender with reasonably satisfactory evidence that the assets of such Major Tenant or its parent company or lease guarantor (as applicable) are no longer subject to the jurisdiction of a bankruptcy court and (d) with regard to clause (v) above, either the satisfaction of the Major Tenant Replacement Lease Criteria or the borrowers provide evidence reasonably satisfactory to the lender that such Major Tenant has cured the default under the Major Tenant Lease and the lender receives an updated tenant estoppel confirming that the Major Tenant Lease is in full force and effect and the Major Tenant is in physical occupancy of its space.

“Major Tenant Renewal Criteria” means the lender has received (i) reasonably satisfactory evidence that the Major Tenant has renewed the Major Tenant Lease for a term of at least five years, (ii) an updated tenant estoppel certificate from such Major Tenant confirming, among other things, (a) such renewal and reflecting the terms of such renewal, (b) the Major Tenant Lease is in full force and effect, (c) the Major Tenant is in physical occupancy of the space covered by the Major Tenant Lease and is open for business and paying full contractual rent and (d) there is no default by either party under the Major Tenant Lease.

A “Major Tenant Lease” means each lease at the applicable individual property with a Major Tenant.

A “Major Tenant” means Lowe’s, ShopRite or, if applicable, any Major Tenant Replacement Tenant (as defined below).

“Major Tenant Replacement Lease Criteria” means the satisfaction of the following conditions with respect to all of the space demised to a Major Tenant under the applicable Major Tenant Lease: (i) the borrowers have entered into one or more Major Tenant Replacement Leases (as defined below), (ii) each Major Tenant Replacement Tenant is in physical occupancy of the space covered by the applicable Major Tenant Replacement Lease, open for business and paying full contractual rent and (iii) the borrowers provide the lender with (a) a copy of each Major Tenant Replacement Lease, (b) a tenant estoppel certificate confirming that each Major Tenant Replacement Lease is in full force and effect, there is no default under any Major Tenant Replacement Lease and each Major Tenant Replacement Tenant is in physical occupancy of its space and paying full contractual rent, (c) upon request of the lender, a subordination, non-disturbance and attornment agreement in form and substance satisfactory to the lender executed by each Major Tenant Replacement Tenant and the lender, (d) evidence that the borrowers have performed and paid for all tenant improvements and there are no unpaid leasing commissions associated with such Major Tenant Replacement Tenant and (e) an updated rent roll.

A “Major Tenant Replacement Tenant” means a new tenant or tenants at the Governor’s Square Portfolio Properties approved by the lender and leasing all or part of the space presently occupied by a Major Tenant.

A “Major Tenant Replacement Lease” means each lease at the applicable Governor’s Square Portfolio Property with such Major Tenant Replacement Tenant.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Provided that no event of default exists, after the earlier to occur of (a) two years from the closing date of the BBCMS 2024-C30 securitization trust and (b) October 18, 2027, the borrowers may obtain the release of an individual mortgaged property, upon the satisfaction of certain conditions, including, among other conditions: (i) payment of a release price in an amount equal to 120% of the allocated loan amount of the Governor’s Square Portfolio Property being released, (ii) the DSCR is equal to or greater than (a) 1.52x and (b) the DSCR for the remaining Governor’s Square Portfolio Property for the 12 months immediately preceding the release, (iii) the loan-to-value ratio for the remaining Governor’s Square Portfolio Property is no greater than the lesser of (a) 65.4% and (b) the loan-to-value ratio for the remaining Governor’s Square Portfolio Property immediately preceding the release; (iv) the net cash flow debt yield is equal to the greater of (a) 9.96% and (b) the net cash flow debt yield for the remaining Governor’s Square Portfolio Property for the 12 months immediately preceding the release; and (v) satisfaction of all REMIC requirements.

In addition, the Governor’s Square Portfolio Mortgage Loan documents permit the borrowers to obtain the release of the outparcel occupied by Wells Fargo Bank, representing approximately 0.5% of net rentable area of the Governor’s Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 4 – Governor’s Square Portfolio

Portfolio Properties, in the event Wells Fargo Bank exercises its purchase option as described under “Releases; Partial Releases” section in the Preliminary Prospectus.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 5 – St. Johns Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 5 – St. Johns Town Center

PHASE I
PHASE II
AC HOTELS MARRIOTT
ASHLEY
SALLY BEAUTY
DOLLAR TREE
MAGGIANO'S
DICK'S
J.CREW
URBAN OUTFITTERS
RH
J. ALEXANDER'S
HAND & STONE
ROCKLER
Marshalls
OLD NAVY
DSW
Famous Footwear
ROSS
LANE BRYANT
JOANN
ZALES
PAUL MITCHELL
BARNES & NOBLE
The Cheesecake Factory
Dillard's
COACH
GUCCI
ARHAUS
CAPITAL
NORDSTROM
CAVA
Panera
Fidelity
JARED
WELLS FARGO
IDA CLAIRE
ETHAN ALLEN
BB&T
modani
TOWN CENTER PARKWAY
Anchor / Major
Non Anchor / In-line
Vacant
Not Part of the Collateral
Community Center
Lifestyle Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – St. Johns Town Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 5 – St. Johns Town Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$55,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$55,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	6.5%	Net Rentable Area (SF)(3):	1,022,042
Loan Purpose:	Refinance	Location:	Jacksonville, FL
Borrowers:	Shops at St. Johns, LLC and STJTC II, LLC	Year Built / Renovated:	2005, 2008, 2014 / NAP
Borrower Sponsor:	Simon Property Group, L.P.	Occupancy:	93.9%
Interest Rate:	5.94800%	Occupancy Date:	6/1/2024
Note Date:	5/10/2024	4th Most Recent NOI (As of)(4):	$31,506,200 (12/31/2020)
Maturity Date:	6/1/2034	3rd Most Recent NOI (As of)(4):	$35,954,705 (12/31/2021)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(4):	$39,266,904 (12/31/2022)
Original Term:	120 months	Most Recent NOI (As of)(4)(5):	$41,732,761 (12/31/2023)
Original Amortization Term:	None	UW Economic Occupancy:	92.1%
Amortization Type:	Interest Only	UW Revenues:	$63,759,318
Call Protection:	L(29),D(85),O(6)	UW Expenses:	$15,996,884
Lockbox / Cash Management:	Hard / Springing	UW NOI(6):	$47,762,434
Additional Debt(1):	Yes	UW NCF:	$45,410,434
Additional Debt Balance(1):	$305,000,000	Appraised Value / Per SF:	$753,700,000 / $737
Additional Debt Type(1):	Pari Passu	Appraisal Date:	3/21/2024

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$352
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$352
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	47.8%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	47.8%
TI/LC Reserve:	$0	Springing	N/A	UW NCF DSCR:	2.09x
Gap Rent Reserve:	$1,394,586	$0	N/A	UW NOI Debt Yield:	13.3%
Outstanding TI/LC:	$8,393,631	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$360,000,000	98.5%	Loan Payoff	$351,117,405	96.0%
Borrower Sponsor Equity	5,611,283	1.5	Upfront Reserves	9,788,217	2.7
			Closing Costs	4,705,660	1.3
Total Sources	$365,611,283	100.0%	Total Uses	$365,611,283	100.0%
(1)	The St. Johns Town Center Mortgage Loan (as defined below) is part of a whole loan evidenced by 72 pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $360.0 million (the “St. Johns Town Center Whole Loan”). The Financial Information in the chart above reflects the St. Johns Town Center Whole Loan.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(3)	The St. Johns Town Center Property (as defined below) is part of a larger retail development consisting of a total of 1,433,086 square feet (“SF”), including non-collateral tenants such as Dillard’s (242,309 SF), Target (123,735 SF) and Ashley Furniture (45,000 SF).
(4)	The increases in historical NOI are primarily attributed to increases in historical occupancy with respect to non-temporary tenants. Occupancy increased from 85% as of the end of 2020 to 93.9% as of June 1, 2024. Approximately $8.8 million of new leases have been executed since 2021.
(5)	The increase from Most Recent NOI to UW NOI is driven by new leasing. Since the second half of 2023, there have been 13 new leases, totaling $3.8 million of gross rent, executed at the St. Johns Town Center Property. Of such new leasing, 11,953 SF and approximately $1.5 million of gross rent is attributed to tenants who are not yet in occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 5 – St. Johns Town Center

The Loan. The St. Johns Town Center mortgage loan (the “St. Johns Town Center Mortgage Loan”) is part of a fixed rate whole loan secured by the borrowers’ fee interest in a super-regional mall located in Jacksonville, Florida (the “St. Johns Town Center Property”). The St. Johns Town Center Whole Loan consists of 72 pari passu notes and accrues interest at a rate of 5.94800% per annum on an Actual/360 basis. The St. Johns Town Center Whole Loan has a 10-year term and is interest-only for the entire term. The St. Johns Town Center Mortgage Loan is evidenced by controlling non-controlling Notes A-2-A, A-2-B, A-2-C, A-2-D, A-3-A, A-3-B, A-3-C and A-3-D, with an aggregate original principal balance of $55,000,000. The St. Johns Town Center Whole Loan is serviced pursuant to the pooling and servicing agreement for the BBCMS 2024-C28 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A	$19,859,697	$19,859,697	BBCMS 2024-C28	Yes
A-1-B, A-1-C, A-1-D	$25,140,303	$25,140,303	BBCMS 2024-C28	No
A-2-A, A-2-B, A-2-C, A-2-D	$30,000,000	$30,000,000	BBCMS 2024-C30	No
A-3-A, A-3-B, A-3-C, A-3-D	$25,000,000	$25,000,000	BBCMS 2024-C30	No
A-4-A, A-4-B, A-4-C, A-4-D	$12,500,000	$12,500,000	BBCMS 2024-C28	No
A-5-A, A-5-B, A-5-C, A-5-D	$7,500,000	$7,500,000	BBCMS 2024-C28	No
A-6-A, A-6-B, A-6-C, A-6-D	$35,000,000	$35,000,000	BANK 2024-BNK47	No
A-7-A-1, A-7-B-1, A-7-C-1, A-7-D-1	$10,000,000	$10,000,000	WFCM 2024-C63	No
A-7-A-2, A-7-B-2, A-7-C-2, A-7-D-2	$10,000,000	$10,000,000	BANK 2024-BNK47	No
A-8-A, A-8-B, A-8-C, A-8-D	$20,000,000	$20,000,000	WFCM 2024-C63	No
A-9-A, A-9-B, A-9-C, A-9-D	$16,000,000	$16,000,000	WFCM 2024-C63	No
A-10-A, A-10-B, A-10-C, A-10-D	$5,000,000	$5,000,000	BANK 2024-BNK47	No
A-11-A, A-11-B, A-11-C, A-11-D	$25,000,000	$25,000,000	BANK 2024-BNK47	No
A-12-A, A-12-B, A-12-C, A-12-D	$25,000,000	$25,000,000	BANK 2024-BNK47	No
A-13-A, A-13-B, A-13-C, A-13-D	$25,000,000	$25,000,000	BMO 2024-C9	No
A-14-A, A-14-B, A-14-C, A-14-D	$21,000,000	$21,000,000	BMO 2024-C9	No
A-15-A, A-15-B, A-15-C, A-15-D	$20,000,000	$20,000,000	BMO 2024-C9	No
A-16-A, A-16-B, A-16-C, A-16-D	$15,000,000	$15,000,000	BMO 2024-C9	No
A-17-A, A-17-B, A-17-C, A-17-D	$13,000,000	$13,000,000	BBCMS 2024-C28	No
Whole Loan	$360,000,000	$360,000,000

The Property. The St. Johns Town Center Property is a Class A, open-air, super-regional mall on a 119.82-acre plot of land in the St. Johns submarket of Jacksonville, Florida. The St. Johns Town Center Property consists of a 1,022,042 square foot portion of a larger retail development consisting of 1,433,086 total square feet. The St. Johns Town Center Property benefits from four anchor tenants: DICK’S Sporting Goods (“Dick’s”), Dillard’s (non-collateral), Nordstrom and Target (non-collateral). Dillard’s and Target are not part of the collateral and have no attributable underwritten base rent or reimbursements. The St. Johns Town Center Property was constructed in two phases: an initial phase that was built in 2005 (“Phase I”) and a subsequent phase that was constructed in 2008 and 2014 (“Phase II”). Together, Phase I and Phase II comprise a community center (the “Community Center”) and lifestyle center, as outlined in the layout shown on a previous page. The Community Center component is generally L-shaped and extends along the northern border and east side of the St. Johns Town Center Property. The Community Center component also includes three smaller strip centers located along the western border of the St. Johns Town Center Property. The lifestyle component of the St. Johns Town Center Property is comprised of a series of freestanding multi-tenant buildings that line either side of River City Drive and Midtown Parkway. Nordstrom and Dillard’s are located along the west side of the center with secondary roads extending to both. Dick’s and Restoration Hardware are situated along the east side of the St. Johns Town Center Property. A cluster of four freestanding restaurants anchor the south side of the St. Johns Town Center Property. The St. Johns Town Center Property provides parking via 6,149 surface parking spaces (approximately 4.25 spaces per 1,000 square feet).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 5 – St. Johns Town Center

As of June 1, 2024, the St. Johns Town Center Property was 93.9% leased to 170 unique tenants (excluding temporary tenants), with no tenant accounting for greater than 12.0% of net rentable area and 2.9% of underwritten base rent. In 2023, the tenants at the St. Johns Town Center Property generated approximately $673.0 million in total sales, with comparable inline sales of $921 per square foot (less than 10,000 square feet excluding Apple and Tesla) and $1,109 per square foot (less than 10,000 SF including Apple and Tesla). Inline tenants benefit from high-performing anchor tenancy at the St. Johns Town Center Property, with the Dillard’s location netting the highest sales in the Southeast region and the Dick’s location netting higher sales than any other Dick’s store in the trade area. Inline tenants include both luxury and nationally-recognized brands, such as Apple, Louis Vuitton, Gucci, Chanel, Coach, Tiffany & Co., Mayor’s Jewelers, Alo Yoga and Lululemon. The St. John’s Town Center Property has a wide variety of food and beverage options, including The Cheesecake Factory, RH Rooftop Restaurant, The Capital Grille and Cantina Laredo, with food and beverage outlets accounting for over $90.0 million of 2023 sales, in aggregate.

The St. Johns Town Center Property has benefitted from positive leasing momentum, with 52,612 square feet of recently executed leases commencing between 2023 and 2025. Notable brands with recently executed leases include Chanel, Gucci, Aritzia, Breitling, Omega and J. Crew. In addition, luxury tenants including Louis Vuitton, Lovesac, Mayors Jewelers and Lululemon recently expanded into larger spaces.

The borrower sponsor, Simon Property Group, L.P. (“Simon”), has invested approximately $44.7 million in capital expenditures at the St. Johns Town Center Property since 2019, including approximately $18.0 million allocated to the addition of an RH Gallery in 2021 and approximately $6.0 million to Gucci and Altar’d State tenant allowances. Capital expenditures were also allocated towards building improvements, exterior improvements, roofing, paving and signage.

Major Tenants.

Nordstrom (123,000 square feet; 12.0% of NRA; 1.1% of underwritten base rent): Nordstrom (Fitch/Moody’s/S&P: BB/Ba2/BB+) was founded in 1901 as a retail shoe business in Seattle, Washington. Nordstrom is a leading fashion designer offering clothing, shoes and accessories for men, women and kids. Nordstrom has more than 350 Nordstrom, Nordstrom Local and Nordstrom Rack locations. Nordstrom executed its ground lease at the St. Johns Town Center Property on April 23, 2013, with an initial lease expiration date on February 28, 2030. Nordstrom has eight, 10-year extension options remaining. Nordstrom reported 2023 sales of approximately $19.8 million and occupancy cost of 2.8% at the St. Johns Town Center Property.

DICK'S Sporting Goods (66,000 square feet; 6.5% of NRA; 2.9% of underwritten base rent): Dick’s (Fitch/Moody's/S&P: NR/Baa3/BBB) was founded in 1948 as a bait-and-tackle shop in Binghamton, New York, and has since grown to become an omnichannel sporting goods retailer, with a primary focus on sports equipment, apparel, footwear and accessories. Headquartered in Coraopolis, Pennsylvania, Dick’s offers a wide range of products through its main and specialty concept stores, including Dick’s Sporting Goods, Public Lands, Moosejaw and Going Going Gone!. Dick’s is an original tenant at the St. Johns Town Center Property, having executed the lease for its space on October 17, 2003, and subsequently extending its lease term through January 2026. Dick’s has two five-year extension options remaining. Simon estimates that Dick’s achieved 2023 sales of $20.1 million and occupancy cost of 7.0% at the St. Johns Town Center Property.

Restoration Hardware (48,697 square feet; 4.8% of NRA; 2.5% of underwritten base rent): Founded in 1980 and headquartered in Corte Madera, California, Restoration Hardware is a retailing company that offers home furnishing products, including fabric and leather seating, bedding accessories, tables, faucets, mirrors, lighting, rugs, etc. Restoration Hardware sells its products through its stores, websites and catalogs, and owns and operates a network of retail outlets across the United States, Canada and the United Kingdom. Restoration Hardware executed its ground lease at the St. Johns Town Center Property in January 2020, with an initial lease expiration date in January 2037. Restoration Hardware has three, five-year renewal options remaining. Restoration Hardware reported 2023 sales of approximately $25.7 million and occupancy cost of 6.8% at the St. Johns Town Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 5 – St. Johns Town Center
		Historical and Current Occupancy(1)
	2019	2020	2021	2022	2023	Current(2)
Inc. Temp Tenants	98.0%	93.0%	95.0%	95.0%	97.0%	NAV
Excl. Temp Tenants	94.0%	85.0%	86.0%	92.0%	94.0%	93.9%
(1)	Based on December 31 of each respective year.
(2)	Based on the underwritten rent roll as of June 1, 2024.

Top Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(1)	UW Base Rent(1)	% of Total UW Base Rent(1)	Lease Expiration Date
Anchor Tenants
Nordstrom(3)	BB/Ba2/BB+	123,000	12.0%	$3.42	$420,677	1.1%	2/28/2030
Dick’s	NR/Baa3/BBB	66,000	6.5%	$16.00	$1,056,000	2.9%	1/31/2026
Anchor Tenants Subtotal / Wtd. Avg.		189,000	18.5%	$7.81	$1,476,677	4.0%
Major Tenants
Restoration Hardware(3)	NR/NR/NR	48,697	4.8%	$18.96	$923,328	2.5%	1/31/2037
Jo-Ann Fabrics	NR/B3/NR	35,000	3.4%	$11.00	$385,000	1.0%	1/31/2026
Ross Dress For Less	NR/A2/BBB+	30,187	3.0%	$12.00	$362,244	1.0%	1/31/2026
DSW Shoe Warehouse	NR/NR/NR	30,000	2.9%	$19.00	$570,000	1.5%	1/31/2029
Barnes & Noble	NR/NR/NR	25,153	2.5%	$25.70	$646,323	1.8%	5/31/2030
Marshalls	NR/A2/A	23,636	2.3%	$15.50	$366,358	1.0%	5/31/2032
PetSmart	NR/B3/B+	19,107	1.9%	$15.50	$296,159	0.8%	5/31/2025
Old Navy	NR/B1/BB	16,953	1.7%	$35.34	$599,069	1.6%	1/31/2026
Arhaus Furniture	NR/NR/NR	16,000	1.6%	$33.75	$540,000	1.5%	1/31/2025
Altar'd State	NR/NR/NR	14,882	1.5%	$70.97	$1,056,176	2.9%	1/31/2038
Major Tenants Subtotal / Wtd. Avg.		259,615	25.4%	$22.13	$5,744,656	15.6%
Remaining Occupied		511,060	50.0%	$58.08	$29,684,658	80.4%
Occupied Collateral Total / Wtd. Avg.		959,675	93.9%	$38.46	$36,905,992	100.0%

Vacant Space		62,367	6.1%

Collateral Total		1,022,042	100.0%

(1)	Based on the underwritten rent roll dated June 1, 2024, inclusive of rent steps through May 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Nordstrom and Restoration Hardware are subject to ground leases.

Tenant Sales(1)(2)
	2019	2021	2022	2023
Gross Mall Sales(3)	$590,274,000	$549,525,000	$669,225,000	$672,995,001
Sales PSF (Inline < 10,000 SF)	$1,064	$935	$1,097	$1,109
Sales PSF (Inline < 10,000 SF, Ex-Apple / Tesla)(4)	$627	$826	$911	$921
Occupancy Cost (Inline < 10,000 SF)(4)(5)	11.0%	10.6%	10.4%	11.0%
Occupancy Cost (Inline < 10,000 SF, Ex-Apple / Tesla)(4)(5)	13.5%	11.4%	11.3%	11.9%
(1)	Includes the borrower sponsor’s provided estimates for non-reporting anchor tenants and/or non-collateral tenants. Dillard’s, Dick’s, Ross Dress for Less, Target, Ashley Furniture and Marshall’s do not report sales. Dillard’s, Target and Ashley Furniture are non-collateral.
(2)	2020 sales are excluded due to the adverse impact of the COVID-19 pandemic.
(3)	Gross Mall Sales includes the community center, which is included as collateral.
(4)	The Apple lease commenced on February 1, 2023. The Tesla lease expired on January 31, 2022.
(5)	Occupancy Cost is calculated by the sum of rent, percentage rent, CAM and taxes divided by annual sales.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 5 – St. Johns Town Center
Major Tenant Sales(1)
Tenant Name	SF	2019(2)	2021(2)	2022	2023	Occupancy Cost	YE 2023 Sales PSF
Anchor Tenants
Nordstrom	123,000	$17,943,000	$13,321,000	$20,091,000	$19,768,260	2.8%	$161
Dick’s(3)	66,000	$17,500,000	$20,100,000	$20,100,000	$20,100,000	7.0%	$305
Major Tenants
Restoration Hardware	48,697	N/A	N/A	$26,440,000	$25,685,817	6.8%	$527
Jo-Ann Fabrics	35,000	$4,680,000	$4,374,000	$4,223,000	$3,966,282	15.4%	$113
Ross Dress For Less	30,187	$7,000,000	$9,700,000	$9,800,000	$9,800,000	5.3%	$325
DSW Shoe Warehouse	30,000	$8,784,000	$9,562,000	$10,326,000	$9,855,965	6.7%	$329
Barnes & Noble	25,153	$5,877,000	$4,871,000	$7,896,000	$7,556,930	10.6%	$300
Marshalls	23,636	N/A	N/A	$6,300,000	$6,300,000	8.6%	$267
PetSmart	19,107	$6,410,000	$7,854,000	$8,231,000	$8,510,546	4.8%	$445
Old Navy	16,953	$7,989,000	$8,069,000	$7,458,000	$7,336,126	11.3%	$433
Arhaus Furniture	16,000	$6,110,000	$7,717,000	$11,451,000	$12,253,281	9.3%	$766
Altar'd State	14,882	$2,159,000	$3,012,000	$3,110,000	$6,807,947	19.3%	$457
Signature Tenants
Anthropologie	10,736	$1,721,000	$1,804,000	$4,321,000	$4,500,327	15.0%	$419
Apple	8,181	$72,614,000	$35,554,000	$46,580,000	$50,899,583	1.9%	$6,222
Lululemon	7,500	$6,332,000	$7,493,000	$11,501,000	$15,340,209	6.9%	$2,045
Louis Vuitton	6,053	$21,103,000	$42,595,000	$45,692,000	$37,478,447	5.7%	$6,192
Sephora	4,802	$8,119,000	$8,808,000	$11,908,000	$16,367,961	6.9%	$3,409
Gucci(4)	4,492	N/A	N/A	N/A	$9,426,829	11.6%	$2,099
Mayor's Jewelers	4,147	$3,282,000	$8,639,000	$10,562,000	$4,386,394	19.5%	$1,058
Alo Yoga(4)	3,697	N/A	N/A	N/A	$1,439,782	36.4%	$389
Tiffany & Co.	3,538	$5,524,000	$9,155,000	$9,745,000	$8,603,561	5.0%	$2,432
(1)	All sales information presented herein with respect to the St. Johns Town Center Property is based upon information provided by Simon. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	2020 excluded due to the adverse impact of the COVID-19 pandemic on the St. John’s Town Center Property.
(3)	Based on estimates provided by the borrower sponsor.
(4)	Gucci and Alo Yoga opened in March 2023 and July 2023, respectively. 2023 sales do not reflect a full year of operations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 5 – St. Johns Town Center
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	62,367	6.1%	NAP	NAP	62,367	6.10%	NAP	NAP
2024 & MTM	13	32,253	3.2%	$1,169,960	3.2%	94,620	9.3%	$1,169,960	3.2%
2025	16	90,984	8.9%	$3,318,463	9.0%	185,604	18.2%	$4,488,423	12.2%
2026	26	224,609	22.0%	$6,765,993	18.3%	410,213	40.1%	$11,254,416	30.5%
2027	17	78,454	7.7%	$4,242,870	11.5%	488,667	47.8%	$15,497,286	42.0%
2028	17	73,588	7.2%	$4,736,057	12.8%	562,255	55.0%	$20,233,343	54.8%
2029	12	64,936	6.4%	$2,607,932	7.1%	627,191	61.4%	$22,841,273	61.9%
2030	12	181,205	17.7%	$3,276,318	8.9%	808,396	79.1%	$26,117,591	70.8%
2031	5	18,292	1.8%	$786,170	2.1%	826,688	80.9%	$26,903,763	72.9%
2032	10	63,943	6.3%	$2,163,571	5.9%	890,631	87.1%	$29,067,334	78.8%
2033	6	18,317	1.8%	$1,317,720	3.6%	908,948	88.9%	$30,385,054	82.3%
2034	14	47,014	4.6%	$4,180,792	11.3%	955,962	93.5%	$34,565,846	93.7%
2035 & Thereafter	24	66,080	6.5%	$2,340,147	6.3%	1,022,042	100.0%	$36,905,993	100.0%
Total	172	1,022,042	100.0%	$36,905,992	100.0%
(1)	Based on the underwritten rent roll dated June 1, 2024 inclusive of rent steps through May 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Environmental. According to the Phase I environmental site assessment dated April 4, 2024, there was no evidence of any recognized environmental conditions at the St. Johns Town Center Property.

Operating History and Underwritten Net Cash Flow(1)
	2020(2)	2021(2)	2022(2)	2023(2)(3)	Underwritten(2)(3)	Per SF	%(4)
Base Rent	$29,043,233	$27,975,913	$29,632,722	$32,197,323	$36,245,458	$35.46	52.8%
Contractual Rent Steps(5)	0	0	0	0	660,534	$0.65	1.0
Credit Tenant Rent Steps	0	0	0	0	48,492	$0.05	0.1
Temporary Tenant Rent	831,372	1,309,932	1,139,618	881,055	686,000	$0.67	1.0
Percentage in Lieu Rent	107,710	313,991	399,527	465,637	221,032	$0.22	0.3
Overage Rent	1,115,714	3,870,832	5,702,397	5,842,555	5,407,603	$5.29	7.9
Other Rental Income	53,023	54,037	53,844	50,571	61,000	$0.06	0.1
Gross-Up Vacant Rent	0	0	0	0	3,683,196	$3.60	5.4
Net Rental Income	$31,151,052	$33,524,705	$36,928,108	$39,437,141	$47,013,315	$46.00	68.4%
Total Recoveries	16,757,264	15,585,660	16,157,119	17,723,862	21,684,361	$21.22	31.6
Gross Potential Income	$47,908,316	$49,110,365	$53,085,227	$57,161,003	$68,697,676	$67.22	100.0%
Vacancy & Bad Debt	(3,832,965)	(124,095)	(76,314)	(100,950)	(5,458,658)	($5.34)	-7.9
Miscellaneous Income	346,031	496,311	928,544	481,443	520,300	$0.51	0.8
Effective Gross Income	$44,421,382	$49,482,581	$53,937,457	$57,541,496	$63,759,318	$62.38	92.8%
Taxes	$6,443,428	$6,200,481	$6,194,896	$6,764,959	$6,853,350	$6.71	10.7
Insurance	1,061,740	1,161,715	1,304,133	1,582,047	2,001,357	$1.96	3.1
Management Fee	1,227,408	1,455,325	1,644,610	1,535,262	1,000,000	$0.98	1.6
Other Expenses	4,182,606	4,710,355	5,526,914	5,926,467	6,142,177	$6.01	9.6
Total Expenses	$12,915,182	$13,527,876	$14,670,553	$15,808,735	$15,996,884	$15.65	25.1%
Net Operating Income	$31,506,200	$35,954,705	$39,266,904	$41,732,761	$47,762,434	$46.73	74.9%
Capital Expenditures	0	0	0	0	264,000	$0.26	0.4
TI/LC	0	0	0	0	2,088,000	$2.04	3.0
Net Cash Flow	$31,506,200	$35,954,705	$39,266,904	$41,732,761	$45,410,434	$44.43	71.2%
(1)	Based on the underwritten rent roll dated June 1, 2024.
(2)	The increases in historical Net Operating Income through Underwritten Net Operating Income are primarily attributed to increases in occupancy with respect to non-temporary tenants since 2020. Occupancy increased from 85% as of the end of 2020 to 93.9% as of June 1, 2024. Approximately $8.8 million of new leases have been executed since 2021.
(3)	The increase from 2023 Net Operating Income to Underwritten Net Operating Income is driven by new leasing. Since the second half of 2023, there have been 13 new leases, totaling approximately $4.2 million of gross rent, executed at the St. Johns Town Center Property.
(4)	% column represents percentage of Gross Potential Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(5)	Contractual Rent Steps were taken through May 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 5 – St. Johns Town Center

The Market. The St. Johns Town Center Property is located in the St. Johns submarket of the broader Jacksonville, Florida core based statistical area, approximately 11.8 miles northwest of the Downtown Jacksonville central business district. The St. Johns Town Center Property is approximately one mile northeast of Deerwood South Office Park and one mile southwest of the University of North Florida. This area contains Jacksonville’s prime retail, suburban office and multifamily residential submarkets, as reflected by the submarket’s dominant performance across these sectors.

According to the appraiser, following its initial opening in 2005, the St. Johns Town Center Property quickly became the prominent retail destination in Northeast Florida and was the catalyst for a variety of ancillary commercial developments in the area, including the Markets at Town Center, The Strand, TopGolf and numerous full-service and fast food restaurants. The immediate area also includes a number of luxury apartment complexes, supplementing demand at the St. Johns Town Center Property.

According to the appraiser, additional proposed mixed-use and retail developments within the southeast corridor of the Butler Boulevard and Interstate 295 interchange are projected to further solidify the viability of this corridor as the dominant retail, office and residential submarkets.

The following table presents certain information relating to the appraiser’s market rent conclusions for the St. Johns Town Center Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
0 – 1,500 SF	$115.00	7	1.5%	$50.00
1,501 – 2,500 SF	$72.00	7	1.5%	$50.00
2,501 – 2,500 SF	$70.00	7	1.5%	$50.00
5,000 – 10,000 SF	$65.00	7	1.5%	$50.00
10,000 SF +	$50.00	7	1.5%	$50.00
Restaurants	$45.00	7	1.5%	$75.00
Jewelers	$130.00	7	1.5%	$50.00
Power Center 0 – 2,500 SF	$55.00	5	1.0%	$20.00
Power Center 2,501 – 5,000 SF	$35.00	5	1.0%	$20.00
Power Center 5,001 – 10,000 SF	$30.00	5	1.0%	$20.00
Power Center 10,000 SF+	$18.00	5	1.0%	$20.00
Major – Lifestyle	$30.00	10	10% in YR 6	$30.00
Major – Power Center	$20.00	10	10% in YR 6	$30.00
Anchor	$16.00	10	10% in YR 6	$30.00
(1)	Based on the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 5 – St. Johns Town Center

The following table presents certain information relating to comparable retail centers for the St. Johns Town Center Property:

Competitive Retail Center Summary(1)
Property	Year Built / Renovated or Expanded	Total NRA (SF)	Occupancy	Distance to Subject	Sales PSF	Major Tenants
St. Johns Town Center	2005, 2008, 2014 / NAP	1,022,042(2)(3)	93.9%(2)(3)	NAP	$921(4)	Dick’s, Dillard’s, Nordstrom and Target
Regency Square Mall	1967 / 2001	1,390,000	70%	5.0 miles	$141	AMC, Dillard’s, Impact Church, Modern Furniture
The Avenues	1990 / 2005	1,111,812	63%	5.0 miles	$399	Belk, Dillard’s, Forever 21, Furniture Source, JC Penney
Orange Park Mall	1975 / 2006	959,405	86%	13.4 miles	$413	Belk, Dick’s, Dillard’s, JC Penney
River City Marketplace	2006 / NAP	905,499	99%	16.5 miles	NAV	Best Buy, BJ’s Wholesale Club, Lowe’s, Walmart Supercenter
Oakleaf Town Center	2007 / NAP	730,501	98%	18.5 miles	NAV	Hobby Lobby, HomeGoods, Kohl’s, PetSmart, The Home Depot
(1)	Based on the Appraisal.
(2)	Based on the underwritten rent roll as of June 1, 2024.
(3)	Total NRA and Occupancy exclude non-collateral tenants.
(4)	Represents sales per square foot as of December 31, 2023 for in-line tenants (excluding Apple and Tesla). All sales information presented herein with respect to the St. Johns Town Center Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.

The Borrowers. The borrowers are Shops at St. Johns, LLC and STJTC II, LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the St. Johns Town Center Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Simon Property Group, L.P. (“Simon”). So long as the non-recourse carveout guarantor is either Simon, Simon Property Group, Inc. (“Simon Inc.”), a Delaware corporation, RREEF America II Lower REIT LLC, a Delaware limited liability company, or an affiliate of Simon or Simon Inc., the liability under the guaranty is limited to 20% ($72,000,000) of the original principal amount of the St. Johns Town Center Whole Loan, plus all reasonable out-of-pocket costs and expenses incurred in the enforcement of the guaranty or preservation of the lenders’ rights under the guaranty. There is no separate environmental indemnity for the St. Johns Town Center Whole Loan; however, the non-recourse carveout guaranty covers breaches of representations, warranties and indemnification provisions in the loan agreement concerning environmental laws and hazardous materials (subject to the aforementioned 20% cap).

Simon is the operating partnership of Simon Property Group Inc. (NYSE: SPG / S&P: A-), an S&P 100 company and owner of shopping, dining, entertainment and mixed-use destinations. As of March 31, 2024, Simon owned or held an interest in 195 income-producing properties in the United States, including 93 malls, 69 premium outlets, 14 Mills-branded shopping centers, six lifestyle centers and 13 other retail properties. Simon also owns an 84% non-controlling interest in The Taubman Realty Group, LLC, or TRG, which has an interest in 23 regional, super-regional and outlet malls in the United States and Asia. Additionally, Simon has a 22.4% ownership interest in Klépierre SA, a publicly traded, Paris-based real estate company, which owns shopping centers in 14 European countries. As of May 13, 2024, Simon had an equity market capitalization of approximately $47.9 billion.

Property Management. The St. Johns Town Center Property is managed by Simon Management Associates, LLC, an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) $8,393,631 for outstanding tenant improvement allowances and leasing commissions associated with 17 tenants and (ii) $1,394,586 for outstanding gap rent associated with 11 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 5 – St. Johns Town Center

Tax Escrows – On a monthly basis, during the continuance of a Lockbox Event Period (as defined below) or at any time taxes are not paid by the borrowers prior to the assessment of any penalty, the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – During the continuance of a Lockbox Event Period, except if the St. Johns Town Center Property is insured under an acceptable blanket policy, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserves – During the continuance of a Lockbox Event Period, the borrowers are required to escrow approximately $22,000 on a monthly basis for replacements and repairs to be made at the St. Johns Town Center Property.

TI/LC Reserves – During the continuance of a Lockbox Event Period, the borrowers are required to escrow approximately $174,000 on a monthly basis for ongoing leasing reserves.

A “Lockbox Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrowers or the property manager (if the property manager is an affiliate of the borrowers) and the property manager is not replaced within 60 days with a qualified manager or (iii) the debt yield based on the trailing four calendar quarters is less than 10.0% for two consecutive calendar quarters. A Lockbox Event Period will end with respect to (a) clause (i) above, if the cure of the event of default has been accepted by the lenders, (b) clause (ii) above, if the property manager is replaced within 60 days or the bankruptcy action with respect to the property manager is dismissed within 90 days without adverse consequences to the St. Johns Town Center Property, or (c) clause (iii) above, (A) the debt yield based on the trailing four calendar quarters is greater than or equal to 10.0% for two consecutive calendar quarters, (B) the borrowers prepay a portion of the St. Johns Town Center Whole Loan in accordance with the St. Johns Town Center Whole Loan documents in an amount sufficient such that the debt yield is no less than 10.00% or (C) the borrowers deliver to the lenders (1) cash, (2) U.S. obligations, (3) other securities having a rating reasonably acceptable to the lenders and for which a rating agency confirmation has been received or (4) a letter of credit, in each case, in an amount which, if applied to the repayment of the St. Johns Town Center Whole Loan would result in a debt yield equal to 10.00%; provided, however, that (a) no event of default or other Lockbox Event Period is continuing, (b) the borrowers have paid all of the lenders’ reasonable expenses incurred in connection with the cure of such Lockbox Event Period, including reasonable attorney’s fees and expenses, (c) the borrowers may not cure a Lockbox Event Period more than a total of five times in the aggregate during the term of the St. Johns Town Center Whole Loan and (d) in no event may the borrowers cure a Lockbox Event Period caused by a bankruptcy action of the borrowers.

Lockbox / Cash Management. The St. Johns Town Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Lockbox Event Period, all funds in the lockbox account are required to be swept on a weekly basis to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lenders as cash collateral for the St. Johns Town Center Whole Loan, or (ii) if no Lockbox Event Period is continuing, disbursed to the borrowers.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted. However, the St. Johns Town Center Whole Loan documents permit the borrowers to enter into a Property Assessed Clean Energy loan for an amount not to exceed $5,000,000, subject to the consent of the lenders and delivery of a rating agency confirmation.

Partial Release. The St. Johns Town Center Whole Loan documents permit the borrowers to obtain the release of non-income producing portions of the St. Johns Town Center Property in connection with a transfer to third parties or affiliates of the borrowers without the payment of a release price provided that, among other conditions, the borrowers satisfy customary REMIC requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Ground Lease. Each of the Phase I and Phase II parcels at the St. Johns Town Center Property is subject to a long-term ground lease. Each ground lease is between an affiliate of the respective borrowers, St. Johns Town Center, LLC, as fee owner, and such borrower, as tenant. In each case, the affiliated fee owner has mortgaged its fee interest in the St. Johns Town Center Property as collateral for the St. Johns Town Center Whole Loan. In the event of an exercise of remedies under the St. Johns Town Center Whole Loan documents, the lenders would be entitled to foreclose on both the fee and leasehold interests simultaneously and, if desired, eliminate the ground lease structure and take title to the St. Johns Town Center Property in fee (or if the lenders so elected, to retain the ground lease structure and own both fee and leasehold interests). The term of the ground lease for the Phase I parcel is scheduled to expire on March 21, 2064, and for the Phase II parcel, on December 21, 2064.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – VISA Global HQ

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – VISA Global HQ

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – VISA Global HQ

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BANA	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title(7):	Leasehold
Cut-off Date Principal Balance(1):	$50,000,000	Property Type – Subtype:	Office - CBD
% of IPB:	5.9%	Net Rentable Area (SF):	320,658
Loan Purpose:	Refinance	Location:	San Francisco, CA
Borrower:	Mission Rock Parcel G Owner, L.L.C.	Year Built / Renovated:	2023 / NAP
Borrower Sponsors:	TSCE 2007 Holding, LLC and Giants Development Services	Occupancy:	97.5%
Interest Rate(2):	5.50600%	Occupancy Date:	8/16/2024
Note Date:	8/29/2024	4th Most Recent NOI (As of)(8):	NAV
Anticipated Repayment Date(2):	9/6/2034	3rd Most Recent NOI (As of) (8):	NAV
Maturity Date/ARD(2):	3/6/2038	2nd Most Recent NOI (As of) (8):	NAV
Interest-only Period(2):	120 months	Most Recent NOI (As of) (8):	NAV
Original Term to ARD(2):	120 months	UW Economic Occupancy:	96.1%
Original Amortization Term:	None	UW Revenues:	$40,374,648
Amortization Type:	Interest Only - ARD	UW Expenses:	$13,072,148
Call Protection(3):	L(26),D(87),O(7)	UW NOI:	$27,302,500
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$27,254,401
Additional Debt:	Yes	Appraised Value / Per SF(9):	$446,000,000 / $1,391
Additional Debt Balance(1)(4):	$173,000,000 / $72,000,000	Appraisal Date(9):	7/11/2024
Additional Debt Type(1)(4):	Pari Passu / Mezzanine

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Cap		Whole Loan	Total Debt
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$695	$920
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF(2):	$695	$920
Replacement Reserves:	$0	Springing	$80,164	Cut-off Date LTV(9):	50.0%	66.1%
TI/LC Reserves:	$0	Springing	(6)	Maturity Date LTV(2)(9):	50.0%	66.1%
Landlord Obligations:	$7,240,000	$0	N/A	UW NCF DSCR(2):	2.19x	1.48x
				UW NOI Debt Yield:	12.2%	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$223,000,000	75.3%	Loan Payoff	$281,259,478	95.0%
Mezzanine Loan	72,000,000	24.3	Closing Costs	7,654,783	2.6
Borrower Equity	1,154,261	0.4	Upfront Reserves	7,240,000	2.4

Total Sources	$296,154,261	100.0%	Total Uses	$296,154,261	100.0%
(1)	The VISA Global HQ Mortgage Loan (as defined below) is part of a whole loan, that is evidenced by six pari passu promissory notes with an aggregate principal balance of $223,000,000 (the “VISA Global HQ Whole Loan”). The Financial Information in the chart above reflects, respectively, the Cut-off Date Balance of the VISA Global HQ Whole Loan and of the VISA Global HQ Total Debt (as defined below) inclusive of the VISA Global HQ Mezzanine Loan (as defined below).
(2)	The VISA Global HQ Whole Loan is structured with an anticipated repayment date (the “ARD”) of September 6, 2034 and a final maturity date of March 6, 2038. The initial interest rate for the VISA Global HQ Whole Loan is 5.5060% per annum. After the ARD, the interest rate will increase to a per annum rate equal to the sum of (i) 5.5060% and (ii) 4.0000%. The metrics presented above are calculated based on the ARD.
(3)	Defeasance of the VISA Global HQ Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization that includes the last portion of the VISA Global HQ Whole Loan to be securitized and (b) October 6, 2027. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BBCMS 2024-C30 securitization in November 2024.
(4)	See “The Loan” and “Mezzanine Loan” sections below for a discussion of additional debt.
(5)	See “Escrows and Reserves” below.
(6)	The TI/LC Reserve is capped at $75.00 per rentable square foot of the lease sweep premises.
(7)	See “Ground Lease” section below for further discussion.
(8)	Historical financial information is not available as the VISA Global HQ Property was constructed in 2023.
(9)	Appraised Value represents the “Prospective Value Upon Stabilization”, which assumes that VISA, Inc. has taken occupancy at the VISA Global HQ Property (as defined below), which occupancy has occurred. The appraisal concluded to an “as-is” appraised value of $409,000,000 as of April 11, 2024, which results in a Cut-off Date LTV and Maturity Date LTV of 54.5% for the VISA Global HQ Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – VISA Global HQ

The Loan. The VISA Global HQ mortgage loan (the “VISA Global HQ Mortgage Loan”) is part of a whole loan that is evidenced by six pari passu promissory notes in the aggregate original principal amount of $223,000,000 and secured by the borrower’s leasehold interest in a 320,658 square foot office property located in San Francisco, California (the “VISA Global HQ Property”). The VISA Global HQ Mortgage Loan is evidenced by the non-controlling Notes A-1-2 and A-1-4, with an original principal amount of $50,000,000. The relationship between the holders of the VISA Global HQ Whole Loan is governed by a co-lender agreement . The VISA Global HQ Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2024-BNK48 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

The VISA Global HQ Whole Loan has a 10-year interest-only term through the ARD of September 6, 2034, and has a final maturity date of March 6, 2038. The VISA Global HQ Whole Loan accrues interest at a rate of 5.5060% per annum (the “Initial Interest Rate”) until the ARD. After the ARD, the interest rate will increase to a per annum rate equal to the sum of (i) 5.5060% and (ii) 4.0000% (the “Adjusted Interest Rate”); however, interest accrued in excess of the Initial Interest Rate (the “Accrued Interest”) will be deferred and be due and payable at such time as the principal amount of the debt has been repaid in full. The VISA Global HQ Whole Loan is structured with a cash sweep that will commence at the ARD if the VISA Global HQ Whole Loan is not fully repaid by such date. The cash sweep funds will be applied to the reduction of the VISA Global HQ Mortgage Loan until paid in full and the balance towards repayment of Accrued Interest. See “Lockbox / Cash Management” section below.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$85,000,000	$85,000,000	BANK 2024-BNK48	Yes
A-1-2	$40,000,000	$40,000,000	BBCMS 2024-C30	No
A-1-3(1)	$43,000,000	$43,000,000	BANA	No
A-1-4	$10,000,000	$10,000,000	BBCMS 2024-C30	No
A-2-1(1)	$25,000,000	$25,000,000	BANA	No
A-2-2(1)	$20,000,000	$20,000,000	BANA	No
Whole Loan	$223,000,000	$223,000,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Property. The VISA Global HQ Property is a 13-story, LEED Gold certified, Class A office tower located in San Francisco, California totaling 320,658 square feet. The VISA Global HQ Property was built in 2023 and is located on a 0.76-acre site. The VISA Global HQ Property is part of Phase I of the larger 303-acre Mission Rock development, the largest mixed-use waterfront development in San Francisco, being built by the borrower sponsors. Once complete, the Mission Rock development is expected to be made up of six Class-A commercial buildings, six residential buildings, over 200,000 square feet of retail space and approximately eight acres of public parks and open space. Mission Rock’s Phase I includes approximately 700,000 square feet of office, lab and retail space and approximately 540 residential units. Mission Rock is being developed at LEED Gold neighborhood standards, with Phase I being elevated to defend against sea level rise and including bio retention basins for storm water, a central district energy system and a central water treatment plant that meets 100% of non-potable water demand for the project.

The VISA Global HQ Property is comprised of 303,629 square feet of office space and 17,029 square feet of ground floor retail space. The VISA Global HQ Property also includes a rooftop component that is available for use by the office tenant. The office component is 100.0% leased to VISA, Inc. The VISA Global HQ Property will serve as VISA, Inc.’s new global headquarters. The ground floor retail component is currently 52.9% leased with a focus on food and beverage tenancy. The VISA Global HQ Property provides views of San Francisco Bay, Oracle Park, the Bay Bridge and the San Francisco skyline. Adjacent to the VISA Global HQ Property is China Basin Park, which opened in April 2024 and features a lawn, flexible seating and running/biking trails. As of August 16, 2024, the VISA Global HQ Property was 97.5% leased.

Major Tenant. VISA, Inc. (303,629 square feet; 94.7% of NRA; 97.8% of UW Rent). Founded in 1958, VISA, Inc. (S&P: AA-/Moody’s: Aa3) is the world’s second-largest card payment organization. VISA, Inc. operates as a payment technology company in the United States and internationally. The company operates VisaNet, a transaction processing network that enables authorization, clearing and settlement of payment transactions. As of October 2024, VISA, Inc. had an equity market

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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capitalization in excess of $565 billion. During 2023, the VISA network enabled $15 trillion in total volume and 276 billion transactions meaning that VISA credentials were used on average 756 million times per day throughout the fiscal year.

In 2019, VISA, Inc. signed a 15-year lease at the VISA Global HQ Property that commenced on March 10, 2023. The lease expires on March 31, 2038, and includes one, 10-year and one, 9.5-year renewal option, both at fair market value rents and with at least 14 months’ notice of intent. The lease does not include any termination options. VISA, Inc. currently pays $79.31 PSF in base rent with 3.0% annual rent steps. The tenant commenced rent payments on September 10, 2023, and has been in occupancy at the VISA Global HQ Property since July 2024.

VISA, Inc. received approximately $37 million ($122 PSF) as a tenant improvement allowance from the borrower sponsors. Additionally, according to the borrower sponsors, VISA, Inc. has invested approximately $83 million ($273 PSF) of its own capital into its space. The VISA Global HQ Property serves as VISA, Inc.’s global headquarters and is expected to serve up to 1,500 employees. VISA, Inc. has relocated employees from its One Market Plaza location in San Francisco’s downtown financial district as well as from its Foster City campus. VISA, Inc. will vacate One Market Plaza, but will retain a presence in Foster City. VISA, Inc. has approximately 4,500 employees in the Bay Area.

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
NAV	NAV	NAV	97.5%
(1)	Historical occupancies are not available as the VISA Global HQ Property was constructed in 2023.
(2)	Current occupancy is based on the underwritten rent roll as of August 16, 2024.

Tenant Summary(1)

Tenant Name	Credit Rating (Moody’s/S&P/Fitch) (2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Office Tenant
VISA, Inc.(3)	Aa3/AA-/NR	303,629	94.7%	$81.69	$24,803,240	97.8%	3/31/2038
Retail Tenants
Cinque Terre (Che Fico)(4)	NR/NR/NR	8,316	2.6%	$60.00	$498,950	2.0%	5/31/2040
Proper Foods	NR/NR/NR	690	0.2%	$80.00	$55,200	0.2%	6/30/2034
Occupied Subtotal/Wtd. Avg.		312,635	97.5%	$81.11	$25,357,391	100.0%
Vacant Retail Space		8,023	2.5%
Total/Wtd. Avg.		320,658	100.0%
(1)	Information is based on the underwritten rent roll dated August 16, 2024 and is inclusive of rent steps 12 months from the first payment date of the VISA Global HQ Whole Loan and straight-lined rent through the VISA Global HQ Whole Loan ARD term for VISA, Inc.
(2)	The lease is guaranteed by the parent company (VISA, Inc.).
(3)	VISA, Inc. has one, 10-year and one, 9.5-year renewal option.
(4)	Cinque Terre (Che Fico) lease commences on May 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	0	8,023	2.5%	NAP	NAP	8,023	2.5%	NAP	NAP
2024 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2031	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2032	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2033	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2034(3)	1	690	0.2%	$55,200	0.2%	690	0.2%	$55,200	0.2%
2035 & Thereafter	2	311,945	97.3%	$25,302,191	99.8%	312,635	97.5%	$25,357,391	100.0%
Total/Wtd. Avg.	3	320,658	100.0%	$25,357,391	100.0%
(1)	Information is based on the underwritten rent roll dated August 16, 2024 and is inclusive of rent steps 12 months from the first payment date of the VISA Global HQ Whole Loan and straight-lined rent through the VISA Global HQ Whole Loan ARD term for VISA, Inc.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(3)	The VISA Global HQ Whole Loan has an anticipated repayment date of September 6, 2034 and a final maturity date of March 6, 2038.

Underwritten Net Cash Flow(1)
	Underwritten	Per SF	%(2)
Gross Potential Rental Income(3)	$25,678,303	$80.08	61.1%
Straight-lined Rent(4)	3,285,821	$10.25	7.8%
Expense Reimbursements	13,032,087	$40.64	31.0%
Net Rentable Income	$41,996,210	$130.97	100.0%
(Vacancy / Credit Loss)(5)	(1,621,563)	($5.06)	(3.9%)
Effective Gross Income	$40,374,648	$125.91	96.1%

Real Estate Taxes	$5,021,895	$15.66	12.4%
Insurance	773,495	$2.41	1.9%
Other Tax & Assessments(6)	1,298,109	$4.05	3.2%
Other Operating Expenses	5,978,649	$18.64	14.8%
Total Operating Expenses	$13,072,148	$40.77	32.4%

Net Operating Income	$27,302,500	$85.15	67.6%
Replacement Reserves	48,099	$0.15	0.1%
TI/LC	0	$0.00	0.0%
Net Cash Flow	$27,254,401	$85.00	67.5%
(1)	Historical financial information is not available because the VISA Global HQ Property was built in 2023.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Based on the underwritten rent roll as of August 16, 2024 and is inclusive of rent steps 12 months from the first payment date of the VISA Global HQ Whole Loan.
(4)	Represents straight-lined rent for VISA, Inc. through the VISA Global HQ Whole Loan ARD term.
(5)	Represents 3.9% underwritten vacancy assuming 5.0% vacancy for the retail component and 2.5% for the office component. The VISA Global HQ Property was 97.5% leased per the underwritten rent roll dated August 16, 2024.
(6)	Other Tax & Assessments represents the Commercial Rents Tax (also referred to as the Early Care and Education Commercial Rents Tax), which is equal to 3.5% of the amounts a business receives from the lease or sublease of non-warehouse commercial spaces in the city of San Francisco.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – VISA Global HQ

Environmental. According to the Phase I environmental site assessment dated May 21, 2024, there was no evidence of any recognized environmental conditions at the VISA Global HQ Property.

The Market. The VISA Global HQ Property is located in the San Francisco-Oakland-Hayward, California metropolitan statistical area (the “San Francisco MSA”) within the Mission Bay submarket, on the east side of San Francisco. San Francisco has a land area of approximately 45 square miles and it is the fourth largest metropolitan area in the United States, with a population of 4.5 million residents. San Francisco is the historical center of the region and the growth over the past three decades has led to the emergence of several distinct geographic and economic sub-regions. The San Francisco MSA has historically benefited from the synergy of Silicon Valley, a worldwide technology center and regional employment center. Development in the Mission Bay submarket has been fueled by the construction of the UCSF Mission Bay campus.

The VISA Global HQ Property is located across the water from and overlooking Oracle Park, the home of the San Francisco Giants. The VISA Global HQ Property is located directly in front of public transportation on 3rd Street and 4th Street. The VISA Global HQ Property also has access to Interstate 80, Interstate 280 and Highway 101. The VISA Global HQ Property has immediate access to the San Francisco Municipal Transportation Agency (“SFMA”) T-line which offers connectivity to the Bay Area Rapid Transit (“BART”) at Embarcadero station within 15 minutes. Additionally, the Caltrain can be accessed approximately a half mile away. Between BART and Caltrain, over six million Bay Area residents within a 50+ mile radius have direct and convenient access to the VISA Global HQ Property. The surrounding area is primarily multifamily (49%) and office properties (38%). The VISA Global HQ Property is located in an established commercial area that has been expanding in recent years.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the VISA Global HQ Property was 46,434, 365,010 and 630,492, respectively. The estimated 2023 average household income within the same radii was $221,895, $180,220 and $186,384, respectively.

The following table presents recent leasing data at comparable properties with respect to the VISA Global HQ Property:

Summary of Comparable Leases(1)
Property / Location	Tenant	Lease Date	Term (Yrs.)	Size (SF)	Initial Rent PSF	Lease Type
VISA Global HQ 300 Toni Stone Xing San Francisco, CA	VISA, Inc.(2)	Mar-23(2)	15.0(2)	303,629(2)	$79.31(2)	NNN
Alexandria Center 1455-1515 3rd Street San Francisco, CA	OpenAI	Mar-24	10.0	486,600	$66.00	NNN
Office Building 500 Terry Francois Boulevard San Francisco, CA	Cisco	Apr-24	7.5	234,537	$57.00	NNN
Mission Rock Parcel B(3) 1090 Dr. Maya Angelou Lane San Francisco, CA	Capgemini	Oct-23	11.0	30,378	$82.00	NNN
The Exchange 1800 Owens Street San Francisco, CA	VIR Biotechnology	Jan-22	12.0	133,896	$76.20	NNN
Mission Rock Parcel B(3) 1090 Dr. Maya Angelou Lane San Francisco, CA	Confidential	NAV	12.0	50,000 – 100,000	$84.00	NNN
(1)	Information obtained from the appraisal unless otherwise indicated
(2)	Information is based on the underwritten rent roll dated August 16, 2024.
(3)	Properties are also owned by the borrower sponsors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 6 – VISA Global HQ

The following table presents certain information relating to the appraisal’s market rent conclusion for the VISA Global HQ Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Office	$70.00	10	3.0% per annum

The Borrower. The borrower is Mission Rock Parcel G Owner, L.L.C., a Delaware limited liability company and a single purpose entity with two independent directors. The borrower is a joint venture between affiliates of Tishman Speyer (“Tishman”) and affiliates of the San Francisco Giants. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the VISA Global HQ Whole Loan.

The Borrower Sponsors. The borrower sponsors are TSCE 2007 Holding, LLC and Giants Development Services and the non-recourse carveout guarantors are TSCE 2007 Holdings, L.L.C., Giants Double Play LLC, Mitsui Fudosan America, Inc., Tishman Speyer Red Pine Partners, L.P. and U.S. Office APTWO JV II, L.P. There is no separate environmental indemnitor for the VISA Global HQ Whole Loan.

Tishman is an owner, developer, operator and fund manager of real estate around the world. Founded in 1978, Tishman is active across North America, Europe, Asia, Brazil and India, building and managing mixed use, residential, commercial, life science and industrial space in over 35 key global markets. Tishman’s signature assets include New York City’s Rockefeller Center, São Paulo’s Torre Norte, The Springs in Shanghai, Paris Bourse in Paris and Frankfurt’s TaunusTurm. Tishman operates and owns a portfolio of over 67 million square feet worth over $65 billion.

The San Francisco Giants have competed in Major League Baseball since 1958. Giants Enterprises, the entrepreneurial arm of the organization, is dedicated to developing new ventures complementary to the franchise having produced thousands of events over the last 20 years including major concerts and international soccer matches.

Property Management. The VISA Global HQ Property is managed by Tishman Speyer Properties, L.L.C., an affiliate of the borrower.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis during a Cash Trap Event Period (as defined below), the borrower is required to escrow 1/12th of the annual estimated tax payments.

Insurance – On a monthly basis during a Cash Trap Event Period, and if there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments.

Replacement Reserve – On a monthly basis during a Cash Trap Event Period, the borrower is required to escrow $6,680.37 for replacement reserves, subject to a cap of $80,164.44.

TI/LC Reserve – On a monthly basis during a Lease Sweep Period (as defined below), the borrower is required to escrow $80,164.41 for TI/LC reserves, subject to a cap of $75.00 per rentable square foot of the applicable lease sweep premises.

Landlord Obligations Reserve – At loan origination, the borrower deposited $7,240,000 into a landlord obligations reserve for tenant improvement allowance and leasing commissions owed in connection with the retail tenant, Cinque Terre (Che Fico).

A “Lease Sweep Period” will commence upon the earlier to occur of (i) 12 months prior to the Major Tenant’s (as defined below) lease expiration or lease extension option expiration or the date the Major Tenant gives notice of its intention not to extend its lease as to more than 50% of the leased space, (ii) the Major Tenant giving notice of non-renewal or notice of intent to terminate within 12 months for more than 50% of leased space, (iii) if the Major Tenant has gone dark in more than 50% of its space, (iv) the Major Tenant having a monetary or material non-monetary default that extends beyond any cure period, or (v) the Major Tenant or its guarantor being subject to any proceeding under creditors rights laws.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – VISA Global HQ

A Lease Sweep Period will end, provided no other cause for the Lease Sweep Period is continuing, when (x) one or more replacement leases are signed for the leased space, (y) as it relates to clause (iv) above, the default has been cured, or (z) as it relates to clause (v) above, the insolvency has terminated and the Major Tenant’s lease has been affirmed or assigned acceptable to the lender.

“Major Tenant” means Visa, Inc. or any replacement tenant occupying more than 100,000 square feet.

Lockbox / Cash Management. The VISA Global HQ Whole Loan is structured with a hard lockbox and springing cash management. All rents from the VISA Global HQ Property are required to be deposited directly to the lockbox account and, so long as a Cash Trap Event Period is not continuing, funds in the lockbox account will be transferred to the borrower’s operating account. During a Cash Trap Event Period, the borrower will not have access to the funds in the lockbox account, and such funds will be transferred to the lender-controlled cash management account and disbursed according to the VISA Global HQ Whole Loan documents to (i) make the required deposits (if any) into the tax and insurance reserve, (ii) pay debt service on the VISA Global HQ Whole Loan (at the Initial Interest Rate), (iii) pay approved operating expenses, (iv) make the required deposits (if any) into the replacement reserve and TI/LC reserve, (v) pay debt service on the VISA Global HQ Mezzanine Loan and (vi) deposit any remaining amount into an excess cash flow account to be held as additional collateral during the continuance of such Cash Trap Event Period. Following the ARD, each installment of excess cash flow will be applied to the reduction of the VISA Global HQ Whole Loan (not including the VISA Global HQ Mezzanine Loan) until paid in full and the balance towards repayment of Accrued Interest.

During a Cash Trap Event Period, all excess cash is required to be held by the lender as additional security for the VISA Global HQ Whole Loan; provided that (i) so long as no event of default or borrower bankruptcy action exists, excess cash will be available to the borrower to fund shortfalls in debt service on the VISA Global HQ Whole Loan, and (ii) excess cash will be available to the borrower to fund operating expenses that are consistent with the annual budget and operating expenses and extraordinary expenses approved by lender.

A “Cash Trap Event Period” will commence upon the earlier to occur of (i) an event of default under the VISA Global HQ Whole Loan documents, (ii) the date upon which the total mortgage and mezzanine debt yield falls below 8.0% on a trailing 12 month basis (tested quarterly), (iii) the date upon which the total mortgage and mezzanine debt service coverage ratio is less than 1.20x on a trailing 12 month basis (tested quarterly), (iv) the borrower’s failure to repay or defease the VISA Global HQ Whole Loan in full on or before the ARD, (v) a mezzanine loan event of default or (vi) a Lease Sweep Period.

A Cash Trap Event Period will end upon, with respect to (a) clause (i) above, the cure of such event of default, (b) clause (ii) above, the total mortgage and mezzanine debt yield being at least 8.00%, (c) clause (iii) above, the total mortgage and mezzanine debt service coverage ratio is at least 1.20x, (d) clause (v) above, cure of such mezzanine loan event of default and (e) clause (vi) above, the Lease Sweep Period ending.

The borrower is permitted to deposit cash or a letter of credit in an amount that if applied to the VISA Global HQ Whole Loan and the VISA Global HQ Mezzanine Loan on a pro rata basis would result in a debt yield of at least 8.0% as of the end of the most recently completed quarterly period or a debt service coverage ratio of at least 1.20x as of the end of the two most recently completed quarterly periods, as applicable.

Subordinate Debt and Mezzanine Debt. Concurrently with the funding of the VISA Global HQ Whole Loan, a $72,000,000 mezzanine loan (the “VISA Global HQ Mezzanine Loan” and together with the VISA Global HQ Whole Loan, the “VISA Global HQ Total Debt”) was funded by CPPIB Credit Investments III Inc., which is secured by the mezzanine borrower’s direct equity interests in the borrower. The VISA Global HQ Mezzanine Loan is co-terminus with the VISA Global HQ Whole Loan, accrues interest at the rate of 8.2500% per annum and requires payments of interest only until its ARD. After the ARD, the interest rate will increase to a per annum rate equal to the sum of (i) 8.2500% and (ii) 4.0000% (the “Adjusted Mezzanine Interest Rate”); however, interest accrued at the excess of the VISA Global HQ Mezzanine Loan Adjusted Mezzanine Interest Rate over the initial interest rate will be deferred and be due and payable at such time as the principal amount of the debt has been repaid in full.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – VISA Global HQ

The VISA Global HQ Total Debt as of the origination date is summarized in the following table:

VISA Global HQ Total Debt Summary
Note	Original Balance	Original Term (mos.)	Original IO Term (mos.)	Interest Rate	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV
Whole Loan	$223,000,000	120	120	5.5060%	2.19x	12.2%	50.0%
Mezzanine Loan	$72,000,000	120	120	8.2500%	1.48x	9.3%	66.1%
Total Debt	$295,000,000			6.17572203389831%	1.48x	9.3%	66.1%

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. The VISA Global HQ Property consists of the borrower’s leasehold interest under a 75-year ground lease between the borrower and the City and County of San Francisco, a municipal corporation, operating by and through the San Francisco Port Commission. The lease commenced on June 25, 2020 and has an expiration of June 25, 2095. The borrower sponsors fully prepaid the ground rent for the entire ground lease term in the amount of $4,000,000 at the beginning of the lease term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 7 – Garment District Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Garment District Office Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Garment District Office Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$37,500,000	Title:	Fee
Cut-off Date Principal Balance:	$37,500,000	Property Type – Subtype:	Office – CBD
% of IPB:	4.4%	Net Rentable Area (SF):	292,321
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	Hudson 38 Holdings LLC and 6 East 39th St. Holdings LLC	Year Built / Renovated:	Various / Various
		Occupancy:	85.6%
Borrower Sponsors:	Marc Bengualid and Victoria Bengualid	Occupancy Date:	9/11/2024
Interest Rate:	6.06000%	4th Most Recent NOI (As of):	$4,650,592 (12/31/2021)
Note Date:	10/21/2024	3rd Most Recent NOI (As of)(2):	$4,647,151 (12/31/2022)
Maturity Date:	11/1/2034	2nd Most Recent NOI (As of)(2):	$5,148,752 (12/31/2023)
Interest-only Period:	120 months	Most Recent NOI (As of)(2):	$6,105,324 (T-7 Ann. 7/31/2024)
Original Term:	120 months	UW Economic Occupancy:	86.8%
Original Amortization Term:	None	UW Revenues:	$10,908,302
Amortization Type:	Interest Only	UW Expenses:	$5,776,572
Call Protection:	L(25),YM1(89),O(6)	UW NOI:	$5,131,730
Lockbox / Cash Management:	Soft / Springing	UW NCF:	$4,680,639
Additional Debt:	No	Appraised Value / Per SF:	$101,400,000 / $347
Additional Debt Balance:	N/A	Appraisal Date(3):	Various
Additional Debt Type:	N/A

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$128
Taxes:	$1,183,541	$236,708	N/A	Maturity Date Loan / SF:	$128
Insurance:	$82,344	$20,586	N/A	Cut-off Date LTV:	37.0%
Replacement Reserves:	$4,872	$4,872	$175,392	Maturity Date LTV:	37.0%
TI / LC Reserve:	$454,752	$36,540	$1,315,446	UW NCF DSCR:	2.03x
				UW NOI Debt Yield:	13.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$37,500,000	86.7%	Loan Payoff	$40,805,513	94.3%
Sponsor Equity	5,770,838	13.3	Upfront Reserves	1,725,509	4.0
			Closing Costs	739,817	1.7
Total Sources	$43,270,838	100.0%	Total Uses	$43,270,838	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	The increase from 3rd Most Recent NOI to Most Recent NOI is primarily attributed to the lease-up that occurred from 2021 through September 2024, during which time the occupancy increased from 78.7% to 85.6%.
(3)	The Appraisal Date for the 330 West 38th Street Property (as defined below) is June 4, 2024. The Appraisal Date for the 6 East 39th Street Property (as defined below) is July 11, 2024.

The Loan. The Garment District Office Portfolio mortgage loan (the “Garment District Office Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $37,500,000 and is secured by the borrowers’ fee interests in two office properties located in New York, New York (the “Garment District Office Portfolio Properties”). The Garment District Office Portfolio Mortgage Loan has a 10-year term, is interest only for the entire term and accrues interest at a fixed rate of 6.06000% per annum on an Actual/360 basis.

The Properties. The Garment District Office Portfolio Properties consist of two, multi-story, multiple tenant, central business district office buildings totaling 292,321 square feet located in New York, New York. As of September 11, 2024, the Garment District Office Portfolio Properties were 85.6% occupied by a total of 144 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Garment District Office Portfolio

330 West 38th Street Property. The 330 West 38th Street property (the “330 West 38th Street Property”) is a 16-story, office building with ground floor retail space, plus lower-level basement space, located at 330 West 38th Street, New York, New York. The improvements are situated on a 14,812 square foot midblock parcel with frontage along the south side of West 38th Street, between Eighth and Ninth Avenues. The building was originally constructed in 1928 with renovations completed in 1989, as well as additional general renovations and modernizations completed between 2021 and 2023 totaling approximately $1.8 million. The 330 West 38th Street Property contains a total of 191,189 square feet, inclusive of 21,600 square feet of retail space.

As of September 11, 2024, the 330 West 38th Street Property was 87.6% leased to 110 office tenants and six retail tenants, with the retail space 100.0% leased. Occupancy at the 330 West 38th Street Property has averaged 86.8% since 2016. No office tenant at the 330 West 38th Street Property represents more than 2.3% of property square feet or 2.5% of property underwritten base rent.

6 East 39th Street Property. The 6 East 39th Street property (the “6 East 39th Street Property”) is a 12-story, office building with ground floor retail space, plus lower-level basement space, located at 6 East 39th Street, New York, New York. The improvements are situated on a 7,406 square foot through-block parcel with frontage along the south side of East 39th Street and the north side of East 38th Street, between Madison and Fifth Avenues. The building was originally constructed in 1920 with renovations completed between 2021 and 2023 consisting of lobby renovations, modernization of the passenger elevators, new roof, windows and general base building upgrades totaling approximately $2.6 million. The 6 East 39th Street Property contains a total of 101,132 square feet, inclusive of 5,469 square feet of retail space.

As of September 11, 2024, the 6 East 39th Street Property was 81.6% leased to 26 office tenants and two retail tenants, with the retail space 100.0% leased. Occupancy at the 6 East 39th Street Property has averaged 85.3% since 2016. The largest tenant at the 6 East 39th Street Property, Therapists of New York, represents 16.1% of property square feet and 18.7% of property underwritten base rent. No other office tenant at the 6 East 39th Street Property represents more than 4.4% of property square feet or 5.2% of property underwritten base rent.

The following table presents certain information relating to the Garment District Office Portfolio Properties:

Portfolio Summary(1)
Property Name	Location	Year Built / Renovated	Total SF(2)	Occ. %(2)	Allocated Cut-off Date Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value
330 West 38th Street	New York, NY	1928 / 1989, 2021-2023	191,189	87.6%	$22,041,425	58.8%	$59,600,000	58.8%
6 East 39th Street	New York, NY	1920 / 2021-2023	101,132	81.6%	15,458,575	41.2%	$41,800,000	41.2%
Total / Wtd. Avg.			292,321	85.6%	$37,500,000	100.0%	$101,400,000	100.0%
(1)	Information is based on the appraisal unless otherwise indicated.
(2)	Total SF and Occ. % is as of September 11, 2024.

Major Tenants. The three largest tenants by underwritten base rent at the Garment District Office Portfolio Properties are Therapists of New York, Mad Dog & Beans Mexican Cantina and Blatt Billiards Inc.

Therapists of New York (16,300 square feet; 5.6% of NRA; 7.7% of underwritten base rent). Therapists of New York is a team of doctoral level psychotherapists located in Midtown Manhattan at the 6 East 39th Street Property, in Brooklyn Heights, New York, and in Montclair, New Jersey. Therapists of New York leases 16,300 square feet at the 6 East 39th Street Property across three suites with rent commencement dates between July and September 2021 and a lease expiration date of August 31, 2031. Therapists of New York has an underwritten base rental rate of $45.00 per square foot and has no renewal or termination options in its lease.

Mad Dog & Beans Mexican Cantina (3,049 square feet; 1.0% of NRA; 3.5% of underwritten base rent) (“MDB Cantina”). MDB Cantina is a Mexican restaurant offering indoor and outdoor dining located in one of the ground floor retail spaces at the 6 East 39th Street Property. MDB Cantina is open for business seven days a week and operates one additional location in New York’s Financial District. MDB Cantina leases 3,049 square feet at the 6 East 39th Street Property with a rent commencement date of January 1, 2017, and a lease expiration date of March 31, 2031. MDB Cantina has an underwritten base rental rate of $109.68 per square foot and has no renewal or termination options in its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Blatt Billiards Inc. (6,500 square feet; 2.2% of NRA; 3.2% of underwritten base rent) (“Blatt Billiards”). Founded in 1923, Blatt Billiards is a fully owned and operated family business that designs and builds handcrafted customizable pool tables and game tables. Blatt Billiards operates at three locations, including showrooms at the 330 West 38th Street Property and in Los Angeles, California, as well as a workshop in Wood-Ridge, New Jersey. Blatt Billiards has been in occupancy since September 2013 and currently leases 6,500 square feet at the 330 West 38th Street Property via a lease renewal commencing on March 1, 2024, with a lease expiration date of February 28, 2030. Blatt Billiards has an underwritten base rental rate of $47.38 per square foot and has no renewal or termination options in its lease.

Historical and Current Occupancy(1)
Property Name	2016	2017	2018	2019	2020	2021	2022	2023	Current(2)
330 West 38th Street	94.0%	97.5%	93.2%	88.7%	81.2%	77.6%	76.7%	84.8%	87.6%
6 East 39th Street	85.0%	91.1%	92.8%	96.9%	68.2%	80.8%	84.9%	86.6%	81.6%
Total / Wtd. Avg.	90.9%	95.3%	93.0%	91.5%	76.7%	78.7%	79.6%	85.4%	85.6%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated as of September 11, 2024.

Top Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Therapists of New York	6 East 39th Street	NR/NR/NR	16,300	5.6%	$45.00	$733,500	7.7%	8/31/2031
MDB Cantina(3)	6 East 39th Street	NR/NR/NR	3,049	1.0	$109.68	334,427	3.5	3/31/2031
Blatt Billiards(3)	330 West 38th Street	NR/NR/NR	6,500	2.2	$47.38	307,964	3.2	2/28/2030
LightSpeed Express(3)	330 West 38th Street	NR/NR/NR	4,600	1.6	$61.59	283,323	3.0	10/31/2025
Empire Safe Co., Inc.(3)	6 East 39th Street	NR/NR/NR	2,420	0.8	$103.91	251,462	2.6	7/31/2025
Major Tenants			32,869	11.2%	$58.13	$1,910,677	19.9%
Other Tenants			217,212	74.3	$35.33	7,673,839	80.1
Occupied Collateral Total			250,081	85.6%	$38.33	$9,584,516	100.0%
Vacant Space			42,240	14.4
Collateral Total			292,321	100.0%

(1)	Based on the underwritten rent roll dated September 11, 2024, inclusive of rent steps through October 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Represents ground floor retail at the respective property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Garment District Office Portfolio
Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	42,240	14.4%	NAP	NAP	42,240	14.4%	NAP	NAP
2024 & MTM	19	24,602	8.4	$678,484	7.1%	66,842	22.9%	$678,484	7.1%
2025	43	51,772	17.7	2,091,279	21.8	118,614	40.6%	$2,769,764	28.9%
2026	23	36,015	12.3	1,303,370	13.6	154,629	52.9%	$4,073,134	42.5%
2027	26	40,070	13.7	1,393,308	14.5	194,699	66.6%	$5,466,442	57.0%
2028	14	27,571	9.4	1,011,813	10.6	222,270	76.0%	$6,478,254	67.6%
2029	11	21,702	7.4	929,288	9.7	243,972	83.5%	$7,407,543	77.3%
2030	1	6,500	2.2	307,964	3.2	250,472	85.7%	$7,715,507	80.5%
2031	3	20,849	7.1	1,123,625	11.7	271,321	92.8%	$8,839,131	92.2%
2032	1	4,300	1.5	173,853	1.8	275,621	94.3%	$9,012,984	94.0%
2033	1	5,700	1.9	222,480	2.3	281,321	96.2%	$9,235,464	96.4%
2034	2	11,000	3.8	349,052	3.6	292,321	100.0%	$9,584,516	100.0%
2035 & Beyond	0	0	0	0	0	292,321	100.0%	$9,584,516	100.0%
Total	144	292,321	100.0%	$9,584,516	100.0%
(1)	Based on the underwritten rent roll dated September 11, 2024, inclusive of rent steps through October 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	T-7 Ann.(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$9,872,183	$9,881,370	$10,782,959	$11,551,731	$9,584,516	$32.79	76.2%
Vacant Income	0	0	0	0	1,664,400	5.69	13.2
Gross Potential Rent	$9,872,183	$9,881,370	$10,782,959	$11,551,731	$11,248,916	$38.48	89.5%
Expense Reimbursement(4)	0	0	0	0	1,278,006	4.37	10.2
Other Income(4)(5)	0	0	0	0	45,780	0.16	0.4
Net Rental Income	$9,872,183	$9,881,370	$10,782,959	$11,551,731	$12,572,702	$43.01	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,664,400)	(5.69)	(13.2)
Effective Gross Income(6)	$9,872,183	$9,881,370	$10,782,959	$11,551,731	$10,908,302	$37.32	86.8%

Total Expenses	5,221,591	5,234,219	5,634,207	5,446,407	5,776,572	$19.76	53.0%

Net Operating Income	$4,650,592	$4,647,151	$5,148,752	$6,105,324	$5,131,730	$17.56	47.0%

Capital Expenditures	0	0	0	0	58,464	0.20	0.5
TI/LC(7)	0	0	0	0	392,627	1.34	3.6

Net Cash Flow	$4,650,592	$4,647,151	$5,148,752	$6,105,324	$4,680,639	$16.01	42.9%
(1)	T-7 Ann. represents the annualized trailing seven-month period ending July 31, 2024.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent roll dated September 11, 2024, inclusive of rent steps through October 2025.
(4)	Historical operating statements only provide one income line item and do not breakout expense reimbursement or other income.
(5)	Other Income includes income from tenant storage at the 330 West 38th Street Property.
(6)	The increase in Effective Gross Income from 2022 to 2023 to T-7 Ann. is primarily attributed to the increase in occupancy from 79.6% in 2022 to the current occupancy of 85.6%.
(7)	Underwritten TI/LC includes a credit of $45,475 (approximately $0.16 per square foot) associated with the upfront TI/LC reserve deposit in the amount of $454,752 (approximately $1.56 per square foot).

Environmental. According to the Phase I environmental site assessments dated July 9, 2024, there was no evidence of any recognized environmental conditions at the Garment District Office Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Garment District Office Portfolio

The Market. The Garment District Office Portfolio Properties are located in New York, New York, specifically within the borough of Manhattan. According to the appraisal, the New York City Metro had a total population of approximately 14.5 million and a median household income of approximately $86,400 as of 2023. Total employment in the area has been trending upward since 2020 and currently totals approximately 7.3 million jobs in 2023, which is a 2.5% increase from 2022.

According to a third-party market research report, the 330 West 38th Street Property is located in the Penn Plaza/Garment office submarket, which contained approximately 88.5 million square feet of office space as of the second quarter of 2024. The Penn Plaza/Garment office submarket reported a vacancy rate of 17.6% with an average asking rental rate of $67.11 per square foot. The appraiser concluded an office market rent of $35.00 per square foot. According to the appraisal, the 2023 population within a 0.25-, 0.5- and one-mile radius of the 330 West 38th Street Property was 7,708, 40,834 and 176,746, respectively. The 2023 median household income within the same radii was $97,763, $86,118 and $108,874, respectively.

According to a third-party market research report, the 6 East 39th Street Property is situated in the Grand Central office submarket, which contained approximately 58.5 million square feet of office space as of the second quarter of 2024. The Grand Central office submarket reported a vacancy rate of 16.7% with an average asking rental rate of $75.76 per square foot. The appraiser concluded an office market rent of $45.00 per square foot. According to the appraisal, the 2023 population within a 0.25-, 0.5- and one-mile radius of the 6 East 39th Street Property was 7,987, 34,978 and 214,859, respectively. The 2023 median household income within the same radii was $142,589, $135,964 and $114,673, respectively.

The following tables present recent leasing data at comparable properties to the Garment District Office Portfolio Properties:

Comparable Office Leases(1)
Property Name Location	Year Built / Renovated	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF	Reimb.
330 West 38th Street New York, NY	1928 / 1989, 2021-2023	191,189(2)	Peace of Mind(2)	Apr-23 / 3.1(2)	4,362(2)	$32.89(2)	Modified Gross
315 West 39th Street New York, NY	1927 / NAP	132,684	Gale Rothstein	May-24 / 4.2	776	$34.04	Modified Gross
264 West 40th Street New York, NY	1927 / 2004	130,000	Bokksu Inc. Act First Studios LLC	Mar-24 / 5.3 Feb-24 / 7.1	4,456 860	$36.50 $34.88	Modified Gross Modified Gross
250 West 39th Street New York, NY	1926 / 2007	210,347	Gemini Apparel International	Mar-24 / 5.1	834	$38.00	Modified Gross
8 West 38th Street New York, NY	1913 / NAP	142,388	The Dessy Group	Dec-23 / 5.3	11,750	$45.50	Modified Gross
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 11, 2024, inclusive of a rent step effective April 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Garment District Office Portfolio

Comparable Office Leases(1)
Property Name Location	Year Built / Renovated	Total NRA (SF)	Tenant	Lease Date/ Term (yrs.)	Lease Size (SF)	Base Rent PSF	Reimb.
6 East 39th Street New York, NY	1920 / 2021-2023	101,132(2)	Therapists of New York(2)	Various(3) / 10.0(2)	16,300(2)	$45.00(2)	Modified Gross
30 East 40th Street New York, NY	1927 / NAP	69,446	Lets Beauty Inc.	Apr-24 / 5.0	645	$46.51	Modified Gross
11 East 44th Street New York, NY	1927 / 2003	135,150	Design Leadership Summit, LLC	Mar-24 / 3.0	2,450	$48.00	Modified Gross
250 West 39th Street New York, NY	1926 / 2007	210,347	Gemini Apparel International	Mar-24 / 5.1	834	$38.00	Modified Gross
264 West 40th Street New York, NY	1927 / 2004	130,000	Act First Studios LLC	Feb-24 / 7.1	860	$34.88	Modified Gross
8 West 38th Street New York, NY	1913 / NAP	142,388	The Dessy Group	Dec-23 / 5.3	11,750	$45.50	Modified Gross
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated September 11, 2024.
(3)	Therapists of New York leases three spaces with Lease Dates of July 2021 and September 2021.

The Borrowers. The borrowers are Hudson 38 Holdings LLC and 6 East 39th St. Holdings LLC, each a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Garment District Office Portfolio Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are Marc Bengualid and Victoria Bengualid. Marc Bengualid is the principal and founder of EJMB Realty and EJMB Commercial. Mr. Bengualid runs his family real estate business, Lafayette Holdings USA, Ltd., which owns and manages real estate in New York. Under Mr. Bengualid’s leadership, Lafayette Holdings USA, Ltd.'s commercial real estate under management has expanded to approximately 325,000 square feet in Manhattan and the Hamptons. Victoria Bengualid, sister of Marc Bengualid, is an active, full-time physician.

Property Management. The Garment District Office Portfolio Properties are managed by EJMB Realty Co., Inc., an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrowers deposited (i) approximately $1,183,541 for real estate taxes, (ii) $454,752 for tenant improvements and leasing commissions, (iii) approximately $82,344 for insurance premiums and (iv) $4,872 for replacement reserves.

Tax Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of the annual estimated tax payments, which currently equates to approximately $236,708.

Insurance Escrows – On a monthly basis, the borrowers are required to deposit 1/12th of the annual estimated insurance premiums, which currently equates to approximately $20,586.

Replacement Reserve – On a monthly basis, the borrowers are required to deposit $4,872 ($0.20 per square foot per year) for replacement reserves, subject to a cap of $175,392 (three years of collections).

TI / LC Reserve – On a monthly basis, the borrowers are required to deposit $36,540 ($1.50 per square foot per year) to pay for tenant improvements and leasing commissions subject to a cap of $1,315,446 (three years of collections).

Lockbox / Cash Management. The Garment District Office Portfolio Mortgage Loan is structured with a soft lockbox and springing cash management. The Garment District Office Portfolio Mortgage Loan requires the borrowers or property manager, as applicable, to deposit all rents into a lockbox account within two business days of receipt. Provided no Cash Sweep Event (as defined below) is in effect, all amounts on deposit in the lockbox account will be transferred on each business day to an account controlled by the borrowers. Upon the occurrence and during the continuance of a Cash Sweep

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Event, all funds in the lockbox account are required to be transferred on each business day to a cash management account controlled by the lender to be applied and disbursed in accordance with the Garment District Office Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account are required to be held by the lender in an excess cash flow reserve account as additional security for the Garment District Office Portfolio Mortgage Loan.

A “Cash Sweep Event” will commence upon (i) the occurrence of an event of default under the Garment District Office Portfolio Mortgage Loan documents and will continue until such event of default is cured, (ii) the occurrence of any bankruptcy action of the borrowers and in no event will a Cash Sweep Event due to a bankruptcy of the borrowers be cured, (iii) the occurrence of any bankruptcy action of the property manager and will continue until the borrowers replace the property manager with a qualified manager under a replacement management agreement within 60 days of such bankruptcy action; or (iv) the date on which the debt service coverage ratio as calculated in accordance with the Garment District Office Portfolio Mortgage Loan documents on the trailing three-month period is less than 1.10x and will continue until the debt service coverage ratio based on the trailing three-month period is at least 1.20x for two consecutive quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine and Subordinate Debt. Not permitted.

Partial Release. At any time after December 1, 2026, the borrowers may obtain the release of either of the Garment District Office Portfolio Properties (the “Release Property”) in connection with a sale of the Release Property to a bona fide third-party purchaser that is not a restricted party or an affiliate of a restricted party, provided that, certain conditions are satisfied, including, among other conditions, (i) no event of default has occurred and is continuing, (ii) payment of a release price in an amount equal to the greater of (a) 80% of the proceeds from the sale of the Release Property, and (b) in the case that the Release Property is (1) the 330 West 38th Street Property, 110% of the allocated loan amount of the Release Property, and (2) the 6 East 39th Street Property, 115% of the allocated loan amount of the Release Property, (iii) satisfaction of customary REMIC requirements, (iv) if such partial release occurs prior to May 2, 2034, payment of the yield maintenance premium, (v) the debt service coverage ratio for the remaining property following the release based on the trailing three months is no less than 2.03x, and (vi) the debt yield for the remaining property based on the trailing three months is no less than 12.48%.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 8 – Hilton Garden Inn - Calabasas, CA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 8 – Hilton Garden Inn - Calabasas, CA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Hilton Garden Inn - Calabasas, CA
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BANA	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$34,000,000	Title:	Fee
Cut-off Date Principal Balance:	$34,000,000	Property Type - Subtype:	Hospitality – Select Service
% of Pool by IPB:	4.0%	Net Rentable Area (Rooms):	193
Loan Purpose:	Refinance	Location:	Calabasas, CA
Borrower:	Mian Horizon Financial Corporation	Year Built / Renovated:	2002 / 2022
Borrower Sponsor:	T.M. Mian	Occupancy / ADR / RevPAR:	74.6% / $173.47 / $129.41
Interest Rate:	7.40600%	Occupancy / ADR / RevPAR Date:	8/31/2024
Note Date:	10/1/2024	4th Most Recent NOI (As of)(2):	$1,525,377 (12/31/2021)
Maturity Date:	10/1/2034	3rd Most Recent NOI (As of)(2):	$2,463,517 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(2):	$3,592,237 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of)(2):	$4,550,159 (TTM 8/31/2024)
Original Amortization:	None	UW Occupancy / ADR / RevPAR:	80.0% / $164.39 / $131.51
Amortization Type:	Interest Only	UW Revenues:	$9,894,560
Call Protection:	L(25),YM1(88),O(7)	UW Expenses:	$5,418,002
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,476,558
Additional Debt:	No	UW NCF:	$4,080,776
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$55,000,000 / $284,974
Additional Debt Type:	N/A	Appraisal Date:	9/4/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$176,166
Taxes:	$75,289	$37,644	N/A	Maturity Date Loan / Room:	$176,166
Insurance:	$154,994	$22,142	N/A	Cut-off Date LTV:	61.8%
FF&E Reserves:	$0	$32,981	N/A	Maturity Date LTV:	61.8%
Franchise Rollover Reserve:	$0	$8,245	N/A	UW NCF DSCR:	1.60x
				UW NOI Debt Yield:	13.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$34,000,000	100.0%	Loan Payoff	$21,514,579	63.3%
			Return of Equity	11,850,141	34.9
			Closing Costs	404,998	1.2
			Upfront Reserves	230,283	0.7
Total Sources	$34,000,000	100.0%	Total Uses	$34,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	In early 2020, the borrower sponsor commenced a comprehensive soft and hard good property improvement plan (“PIP”) and 51-room expansion. The renovation to the existing hotel footprint was completed in early 2022 and the expansion was completed in January 2024, with the expansion rooms delivered on a rolling basis through January 2024. See “The Property” section below.

The Loan. The Hilton Garden Inn - Calabasas, CA mortgage loan (the “Hilton Garden Inn - Calabasas, CA Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $34,000,000 and is secured by the borrower’s fee interest in a hospitality property located in Calabasas, California (the “Hilton Garden Inn - Calabasas, CA Property”). The Hilton Garden Inn - Calabasas, CA Mortgage Loan accrues interest at a rate of 7.40600% per annum. The Hilton Garden Inn - Calabasas, CA Mortgage Loan has a 10-year term, is interest-only for the entire term and accrues interest on an Actual/360 basis.

The Property. The Hilton Garden Inn - Calabasas, CA Property is a three-story 193-room, select service hotel that contains approximately 98,270 square feet of gross building area and is located on a 4.7-acre site in Calabasas, California. The Hilton Garden Inn - Calabasas, CA Property was developed by the borrower sponsor in 2002 as a 142-room Hilton Garden Inn. In early 2020, the borrower sponsor commenced a comprehensive soft and hard good PIP and 51-room expansion. The renovation to the existing hotel footprint was completed in early 2022 and the expansion was completed in January 2024, with the expansion rooms delivered on a rolling basis through January 2024. The renovation included renovations to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Hilton Garden Inn - Calabasas, CA

the guest rooms, guest bathrooms, replacement of tubs with standing showers in 65% of the rooms, common areas, lobby, building façade, guest amenity facilities, restaurant and bar. The expansion added a three-floor wing with guest rooms designed to Hilton Garden Inn’s latest brand standard. The renovation and expansion were completed at a total cost of approximately $10.5 million ($54,404 per room).

The Hilton Garden Inn - Calabasas, CA Property unit mix consists of 130 king rooms, 61 queen/queen rooms and two suites. Hotel amenities include a restaurant and bar, 1,825 square feet of meeting space, an outdoor pool and whirlpool, a fitness room, a market pantry, a guest laundry room and an outdoor patio with water fountain. The Hilton Garden Inn - Calabasas, CA Property also offers 175 parking spaces (0.9 spaces per room).

Demand segmentation is 60% commercial, 30% leisure and 10% meeting/group. The top five accounts include Pepperdine University (2,210 room nights), Quest Diagnostic (450 room nights), Moog Inc. (425 room nights), Wella Company (410 room nights) and 3M Dynamic (400 room nights).

The Hilton Garden Inn - Calabasas, CA Property has operated under a franchise agreement with Hilton Franchise Holding LLC since 2002 with a current expiration date of February 28, 2035. The Hilton Garden Inn - Calabasas, CA Mortgage Loan is structured with a cash flow sweep if a new franchise agreement is not executed 18 months prior to the expiration of the existing agreement, or during any default under the franchise agreement. The Hilton Garden Inn - Calabasas, CA Mortgage Loan has full recourse to the borrower if the franchise agreement is terminated, surrendered or otherwise cancelled in each case without lender's prior written consent.

The following table presents certain information relating to the Hilton Garden Inn - Calabasas, CA Property:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			Hilton Garden Inn - Calabasas, CA			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	75.5%	$173.64	$131.10	77.1%	$180.63	$139.29	102.1%	104.0%	106.2%
2023	75.5%	$176.20	$133.09	66.6%	$186.88	$124.40	88.2%	106.1%	93.5%
TTM(4)	75.3%	$169.95	$127.89	70.2%	$170.58	$119.67	93.2%	100.4%	93.6%
(1)	Data provided by a third-party market research report.
(2)	The variances between underwriting, the appraisal and third-party market research provider date with respect to Occupancy, ADR and RevPAR at the Hilton Garden Inn - Calabasas, CA Property are attributable to differing reporting methodologies and/or timing differences. The third-party market research report data accounts for the 51-room expansion and the rooms that were taken offline during the renovation, resulting in lower occupancy and RevPar.
(3)	The competitive set includes Courtyard Los Angeles Woodland Hills, The Anza Hotel, Homewood Suites by Hilton Agoura Hills, Holiday Inn Express & Suites Woodland Hills, Courtyard Thousand Oaks Agoura Hills and TownePlace Suites Thousand Oaks Agoura Hills.
(4)	TTM represents the trailing 12-month period ending August 2024.

Environmental. According to the Phase I environmental assessment dated July 11, 2024, there was no evidence of any recognized environmental conditions at the Hilton Garden Inn - Calabasas, CA Property.

The Market. The Hilton Garden Inn - Calabasas, CA Property is located along Park Sorrento Road in central Calabasas and is part of the Los Angeles-Long Beach, CA market. The neighborhood is characterized by restaurants, car dealerships, office buildings and retail shopping centers along the primary thoroughfares, with residential areas located along the secondary roadways. The Hilton Garden Inn - Calabasas, CA Property is located within short walk of The Commons, a popular shopping center with many restaurant options. U.S. Highway 101 is the primary highway serving the area. The Hilton Garden Inn - Calabasas, CA Property is located approximately 15 miles west of the Burbank Airport and approximately 17 miles northwest of the Los Angeles International Airport.

The Hilton Garden Inn - Calabasas, CA Property is located in Los Angeles County, within the Los Angeles-Long Beach, CA market and the SFV - West submarket. Los Angeles County is home to approximately 9.7 million residents. Commercial demand is generated by a diverse collection of businesses operating in the area. Within a two-mile radius of the Hilton Garden Inn - Calabasas, CA Property, there is 1.8 million square feet of office product leased to a variety of business operating in the surrounding affluent area. More locally, the Hilton Garden Inn - Calabasas, CA Property is within walking distance of 470,000 square feet of office development. The top corporate accounts are Pepperdine University (2,210 room nights), Quest Diagnostics (450), Moog Inc. (425), Wella Company (410), 3M Dynamic (400), Berkshire Hathaway (400) and Viewpoint School (400). Leisure travel is driven by Malibu, Malibu Canyon, Malibu Creek State Park, Topanga Canyon and Old Town Calabasas all located within a 10-15 minute drive of the hotel. Annually, approximately 15 million tourists

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Hilton Garden Inn - Calabasas, CA

visit Malibu and the immediate area. According to the appraisal, there are no directly competitive properties that are either proposed or under construction.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Hilton Garden Inn - Calabasas, CA Property is 5,583, 67,995 and 180,278 respectively. The 2024 average household income within the same radii is $243,046, $195,304 and $160,268, respectively.

Competitive Property Summary(1)(2)
Property Name	Year Built	# of Rooms	Commercial	Meeting & Group	Leisure	2023 Occupancy	2023 ADR	2023 RevPAR
Hilton Garden Inn - Calabasas, CA(3)	2002	193	60%	10%	30%	66.6%	$186.88	$124.40
Anza Hotel Calabasas	1987	122	45%	5%	50%	60% - 65%	$150 - $160	$100 - $105
Courtyard by Marriott Los Angeles Woodland Hills	1966	122	60%	15%	25%	75% - 80%	$180 - $190	$140 - $150
Holiday Inn Express Woodland Hills	2009	86	55%	5%	40%	70% - 75%	$160 - $170	$115 - $120
Courtyard by Marriott Thousand Oaks Agoura Hills	2020	129	60%	15%	25%	75% - 80%	$180 - $190	$140 - $150
Homewood Suites by Hilton Agoura Hills	2007	125	65%	5%	30%	70% - 75%	$170 - $180	$130 - $140
TownePlace Suites by Marriott Thousand Oaks Agoura Hills	2020	96	75%	5%	20%	75% - 80%	$160 - $170	$130 - $140
Total/Wtd. Avg.		873	60%	9%	31%	74.1%	$176.71	$131.03
(1)	Data provided by a third-party market research report.
(2)	The variances between underwriting, the appraisal and third-party market research provider data with respect to Occupancy, ADR and RevPAR at the Hilton Garden Inn - Calabasas, CA Property are attributable to differing reporting methodologies and/or timing differences.
(3)	In early 2020, the borrower sponsor commenced a comprehensive soft and hard good PIP and 51-room expansion. The renovation to the existing hotel footprint was completed in early 2022 and the expansion was completed in January 2024, with the expansion rooms delivered on a rolling basis through January 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Hilton Garden Inn - Calabasas, CA
Operating History and Underwritten Net Cash Flow (1)
	2021	2022	2023	TTM 8/31/2024	Current YTD 7/31/2024	Underwritten	Per Room(2)	% of Total Revenue
Occupancy(3)	74.3%	77.6%	72.3%	74.6%	81.1%	80.0%
ADR(3)	$160.00	$184.77	$188.51	$173.47	$164.39	$164.39
RevPAR(3)	$118.94	$143.31	$136.35	$129.41	$133.32	$131.51
Room Revenue	$5,370,988	$7,385,418	$7,610,694	$8,472,626	$9,260,964	$9,260,964	$47,984	93.6%
Food and Beverage Revenue	151,674	282,393	480,860	541,069	590,717	590,717	3,061	6.0
Other Income(4)	14,246	57,497	122,688	44,314	42,879	42,879	222	0.4
Total Revenue	$5,536,908	$7,725,308	$8,214,242	$9,058,009	$9,894,560	$9,894,560	$51,267	100.0%
Room Expense	$1,513,658	$2,007,377	$1,675,703	$1,553,367	$1,522,892	$1,780,973	$9,228	18.0%
Food & Beverage Expense	269,250	412,435	348,186	332,913	361,103	394,417	2,044	4.0
Total Departmental Expenses	$1,782,908	$2,419,812	$2,023,889	$1,886,280	$1,883,995	$2,175,390	$11,271	22.0%
Gross Operating Income	$3,754,000	$5,305,496	$6,190,353	$7,171,729	$8,010,565	$7,719,170	$39,996	78.0%
General and Unapplied Expenses	$1,907,437	$2,519,087	$2,269,763	$2,288,100	$2,499,706	$2,509,071	$13,000	25.4%
Gross Operating Profit	$1,846,563	$2,786,409	$3,920,590	$4,883,629	$5,510,859	$5,210,099	$26,995	52.7%
Property Taxes	$321,186	$322,892	$328,353	$333,470	250,103	$491,992	$2,549	5.0%
Property Insurance	0	0	0	0	0	241,549	1,252	2.4
Total Other Expenses	$321,186	$322,892	$328,353	$333,470	$250,103	$733,541	$3,801	7.4%
Net Operating Income	$1,525,377	$2,463,517	$3,592,237	$4,550,159	$5,260,756	$4,476,558	$23,195	45.2%
FF&E	221,476	309,012	328,570	362,320	395,782	395,782	2,051	4.0
Net Cash Flow	$1,303,901	$2,154,505	$3,263,667	$4,187,839	$4,864,974	$4,080,776	$21,144	41.2%
(1)	In early 2020, the borrower sponsor commenced a comprehensive soft and hard good PIP and 51-room expansion. The renovation to the existing hotel footprint was completed in early 2022 and the expansion was completed in January 2024, with the expansion rooms delivered on a rolling basis through January 2024.
(2)	Per Room values are based on 193 rooms.
(3)	Historical occupancy, ADR and RevPAR metrics are based on the adjusted available room night figures on the Hilton Garden Inn - Calabasas, CA Property financials and net offline room nights during the 2021-2022 renovation and 2023-2024 expansion.
(4)	Other Income includes AV rental, meeting room rental, smoking fees, valet laundry, internet fees and miscellaneous income.

The Borrower. The borrower for the Hilton Garden Inn - Calabasas, CA Mortgage Loan is Mian Horizon Financial Corporation, a Texas corporation and a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hilton Garden Inn - Calabasas, CA Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is T.M. Mian, the founder of The Mian Companies. The Mian Companies consists of T.M. Mian & Associates, Inc. and Mian Development Corporation. Founded in 1984, The Mian Companies are full-service real estate firms specializing in property management, partnership ventures and residential and commercial real estate brokerage and development.

Property Management. The Hilton Garden Inn - Calabasas, CA Property is managed by T.M. Mian & Associates, Inc., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $75,289 for real estate taxes and (ii) $154,994 for insurance premiums.

Tax Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently is approximately $37,644.

Insurance Escrows – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently is $22,142.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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FF&E Reserve – On a monthly basis, the borrower is required to deposit an amount equal to the greater of (i) 1/12th of 4% of the annual gross revenue generated during the prior fiscal year or (ii) the amount required for FF&E expenditures pursuant to any replacement franchise agreement (estimated to be $32,981).

Franchise Rollover Reserve – On a monthly basis, the borrower is required to deposit $8,245 into the franchise rollover reserve account.

Lockbox / Cash Management. The Hilton Garden Inn - Calabasas, CA Mortgage Loan is structured with a hard lockbox and springing cash management upon the occurrence and continuance of a Cash Sweep Period (as defined below). Revenues from the Hilton Garden Inn - Calabasas, CA Property are required to be deposited directly into the lockbox account or, if received by the borrower or the property manager, deposited within one business day of receipt. During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Hilton Garden Inn - Calabasas, CA Mortgage Loan documents.

A “Cash Sweep Period” means a period commencing upon the occurrence of (i) an event of default, (ii) the debt service coverage ratio falling below 1.20x on a trailing 12-month basis (tested quarterly), (iii) a default under the franchise agreement or (iv) the date that is 18 months prior to the franchise agreement expiration date, or the Hilton Garden Inn - Calabasas, CA Mortgage Loan maturity date or any date if the franchise agreement is terminated by borrower or franchisor without lender’s consent, and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the debt service coverage ratio being at least 1.20x on a trailing 12-month basis (tested quarterly) for two consecutive calendar quarters, (c) with respect to clause (iii) above, the cure of such default under the franchise agreement, and (d) with respect to clause (iv) above, either (A) the borrower extends, renews or replaces the franchise agreement with an agreement that extends at least 36 months following the Hilton Garden Inn - Calabasas, CA Mortgage Loan maturity date or (B) the amount of cash swept as a result of clause (iv) above results in an amount equal to or exceeding $2,895,000.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Union Consumer Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$29,300,000	Title:	Fee
Cut-off Date Principal Balance:	$29,300,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	3.5%	Net Rentable Area (SF):	385,148
Loan Purpose:	Acquisition	Location:	Cheektowaga, NY
Borrowers:	UCS TIC LDT LLC, UCS TIC PRP LLC and UCS TIC BMR LLC	Year Built / Renovated:	1982-1989 / 2023
Borrower Sponsors:	Dino Tomassetti, Jr. and Kathleen Anderson	Occupancy:	92.4%
Interest Rate:	6.47600%	Occupancy Date:	8/1/2024
Note Date:	10/22/2024	4th Most Recent NOI (As of):	NAV
Maturity Date:	11/1/2034	3rd Most Recent NOI (As of):	$2,321,681 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(3):	$2,110,503 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of)(3):	$3,196,376 (TTM 7/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	90.2%
Amortization Type:	Interest Only	UW Revenues:	$5,373,681
Call Protection:	L(24),D(89),O(7)	UW Expenses:	$1,409,973
Lockbox / Cash Management:	Springing	UW NOI(3):	$3,963,708
Additional Debt:	No	UW NCF:	$3,828,906
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$43,000,000 / $112
Additional Debt Type:	N/A	Appraisal Date:	6/18/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$76
Taxes:	$128,364	$30,203	N/A	Maturity Date Loan / SF:	$76
Insurance:	$48,476	$24,238	N/A	Cut-off Date LTV:	68.1%
Replacement Reserves:	$350,000	$4,814	N/A	Maturity Date LTV:	68.1%
TI / LC Reserve:	$0	$6,419	N/A	UW NCF DSCR:	1.99x
Required Repairs Reserve:	$825	$0	N/A	UW NOI Debt Yield:	13.5%
Other Reserve(2):	$1,072,744	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$29,300,000	64.3%	Purchase Price	$43,250,000	94.9%
Borrower Equity	16,253,024	35.7	Upfront Reserves	1,600,409	3.5
			Closing Costs	702,615	1.5
Total Sources	$45,553,024	100.0%	Total Uses	$45,553,024	100.0%
(1)	For a full description of escrows and reserves, please refer to “Escrows and Reserves” below.
(2)	Other Initial Reserves consist of (i) $868,613 for an unfunded tenant obligations reserve and (ii) $204,130 for a rent concession reserve.
(3)	The increase from the 2nd Most Recent NOI to the Most Recent NOI, and the Most Recent NOI to the UW NOI is attributed to the recent lease activity of the following seven tenants: Fun City Adventure Park (“Fun City”), Ross, Ulta, Mattress Firm, Nail Salon, Painting with a Twist and Waikiki Poke & Grill. The 7 tenants encompass 29.5% of the net rentable area and $1,120,074 of underwritten base rent (26.8% of total UW base rent) at the Union Consumer Square Property (as defined below), with lease start dates ranging from October 2023 to March 2025.

The Loan. The Union Consumer Square mortgage loan (the “Union Consumer Square Mortgage Loan”) has an outstanding principal balance as of the Cut-Off Date of $29,300,000 and is secured by the borrowers’ fee interest in an anchored retail property totaling 385,148 square feet located in Cheektowaga, New York (the “Union Consumer Square Property”). The Union Consumer Square Mortgage Loan accrues interest at a rate of 6.47600% per annum. The Union Consumer Square Mortgage Loan has a 10-year term, is interest only for the entire term and accrues interest on an Actual/360 basis.

The Property. The Union Consumer Square Property is an anchored retail center totaling 385,148 square feet located in Cheektowaga, New York. The Union Consumer Square Property was originally constructed between 1982 and 1989 and was most recently renovated in 2023. The Union Consumer Square Property is situated on an approximately 27.61-acre site containing 1,211 parking spaces or approximately 3.14 spaces per 1,000 square feet. The Union Consumer Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Property is anchored by Sam’s Club, with junior anchors of Fun City, LA Fitness, Marshalls and Ross. Additional tenants at the Union Consumer Square Property include Ulta, Pet Supplies Plus, Ming 99 Cent City, Kirkland’s Home, Sally Beauty and Great Clips, among others. As of August 1, 2024, the Union Consumer Square Property was 92.4% leased to 18 national and regional tenants. The Union Consumer Square Property has a weighted average remaining lease term of approximately 8.1 years.

Major Tenants. The three largest tenants based on underwritten base rent are Sam’s Club, Fun City and LA Fitness.

Sam’s Club (139,715 square feet; 36.3% of NRA; 31.4% of underwritten base rent). Sam’s Club (Moody’s/S&P/Fitch: Aa2/AA/AA) is a division of Walmart and is a membership-only warehouse chain selling a variety of bulk grocery items, electronics and home goods. Sam’s Club occupies 139,715 square feet and has been a tenant at the Union Consumer Square Property since 1994. Sam’s Club recently renewed its lease for a 10-year term through January 31, 2034, and has five, 10-year renewal options remaining and no termination options.

Fun City (54,804 square feet; 14.2% of NRA; 10.5% of underwritten base rent). Fun City (Moody’s/S&P/Fitch: NR/NR/NR) is a locally operated entertainment venue, offering a range of indoor activities geared towards children and families. Fun City features a variety of attractions such as trampolines, climbing walls, arcade games and bumper ball. Fun City signed a 10-year lease in 2024 with three, five-year renewal options remaining and no termination options.

LA Fitness (37,000 square feet; 9.6% of NRA; 17.6% of underwritten base rent). LA Fitness (Moody’s/S&P/Fitch: NR/B/NR) operates a health club chain in various locations in the United States and Canada. LA Fitness offers group fitness classes that offer training on aerobic basics, aqua fitness, body works plus abs, boot camp conditioning, cardio jam, club boxing circuit, cycling, kickbox cardio, Pilates, senior fitness workouts, Yoga, Tai Chi and Zumba and personal training services. Fitness International, LLC, the parent company to LA Fitness, has over 700 locations across 27 states and Canada. LA Fitness was founded in 1984 and is based in Irvine, California. LA Fitness has been a tenant at the Union Consumer Square Property since March 2018, and its lease is scheduled to expire in March 2033 with three, five-year renewal options remaining and no tenant termination options.

Appraisal. According to the appraisal, the Union Consumer Square Property had an “as-is” appraised value of $43,000,000 as of June 18, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$43,000,000	9.00%
(1)	Source: Appraisal.

Environmental. The Phase I environmental assessment of the Union Consumer Square Property dated June 24, 2024 identified no recognized environmental conditions, controlled recognized environmental conditions or significant data gaps.

The following table presents certain information relating to the historical and current occupancy of the Union Consumer Square Property:

Historical and Current Occupancy(1)
2022	2023(2)	Current(2)(3)
71.5%	71.0%	92.4%
(1)	Historical occupancies are as of December 31 for each respective year.
(2)	The increase from the 2023 Occupancy to the Current Occupancy is attributed to the recent lease activity of the following seven tenants: Fun City, Ross, Ulta, Mattress Firm, Nail Salon, Painting with a Twist and Waikiki Poke & Grill.
(3)	Based on the rent roll dated August 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the largest tenants (of which, certain tenants have co-tenancy provisions) at the Union Consumer Square Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Lease Exp. Date
Sam’s Club	Aa2/AA/AA	139,715	36.3%	$9.40	$1,312,681	31.4%	1/31/2034
Fun City	NR/NR/NR	54,804	14.2%	$8.00	438,432	10.5%	1/31/2034
LA Fitness	NR/B/NR	37,000	9.6%	$19.88	735,449	17.6%	3/31/2033
Marshalls	A2/A/NR	32,000	8.3%	$13.50	432,000	10.3%	12/31/2026
Ross	A2/BBB+/NR	29,505	7.7%	$5.90	174,080	4.2%	1/31/2034
Ulta	NR/NR/NR	10,608	2.8%	$20.00	212,160	5.1%	2/28/2035
Mattress Firm	NR/B+/NR	9,980	2.6%	$17.25	172,155	4.1%	12/31/2034
Pet Supplies Plus	NR/CCC+/NR	9,300	2.4%	$18.50	172,050	4.1%	12/31/2028
Ming 99 Cent City	NR/NR/NR	8,135	2.1%	$10.30	83,790	2.0%	10/31/2028
Kirkland's Home	NR/NR/NR	8,000	2.1%	$19.00	152,000	3.6%	8/31/2025
Top Tenants		339,047	88.0%	$11.46	$3,884,797	93.1%
Other Tenants		16,896	4.4%	$17.17	$290,118	6.9%
Occupied Total Collateral / Wtd. Avg.		355,943	92.4%	$11.73	$4,174,915	100.0%
Vacant Space		29,205	7.6%
Collateral Total		385,148	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes rent steps totaling $9,059 through June 1, 2025.

The following table presents certain information relating to the lease rollover schedule at the Union Consumer Square Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)		Cumulative Net Rentable Area Expiring(3)	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	29,205	7.6%	NAP	NA	P	29,205	7.6%	NAP	NAP
2024 & MTM	0	0	0.0	$0	0.0		29,205	7.6%	$0	0.0%
2025	1	8,000	2.1	152,000	3.6		37,205	9.7%	$152,000	3.6%
2026	2	33,500	8.7	462,000	11.1		70,705	18.4%	$614,000	14.7%
2027	3	4,961	1.3	83,152	2.0		75,666	19.6%	$697,152	16.7%
2028	2	17,435	4.5	255,840	6.1		93,101	24.2%	$952,992	22.8%
2029	1	1,658	0.4	53,719	1.3		94,759	24.6%	$1,006,711	24.1%
2030	0	0	0.0	0	0.0		94,759	24.6%	$1,006,711	24.1%
2031	0	0	0.0	0	0.0		94,759	24.6%	$1,006,711	24.1%
2032	0	0	0.0	0	0.0		94,759	24.6%	$1,006,711	24.1%
2033	1	37,000	9.6	735,449	17.6		131,759	34.2%	$1,742,160	41.7%
2034	6	238,781	62.0	2,164,595	51.8		370,540	96.2%	$3,906,755	93.6%
2035 & Beyond	2	14,608	3.8	268,160	6.4		385,148	100.0%	$4,174,915	100.0%
Total/Wtd. Avg.	18	385,148	100.0%	$4,174,915	100.0%
(1)	Based on the underwritten rent roll dated August 1, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Expiration Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative Net Rentable Area Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps totaling $9,059 through June 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the operating history and underwritten cash flows of the Union Consumer Square Property:

Operating History and Underwritten Net Cash Flow(1)
	2022	2023	TTM 7/31/2024	Underwritten	PSF	%(2)
Rents in Place(3)	$2,920,558	$2,770,025	$3,312,705	$4,758,070	$12.35	79.9%
Total Reimbursements	730,817	357,545	741,959	1,142,980	2.97	19.2
Other Income	77,466	81,923	92,257	55,786	0.14	0.9
Gross Potential Income	$3,728,841	$3,209,493	$4,146,921	$5,956,835	$15.47	100.0%
(Vacancy/Credit Loss)(4)	0	0	0	(583,155)	(1.51)	(9.8)
Effective Gross Income	$3,728,841	$3,209,493	$4,146,921	$5,373,681	$13.95	90.2%
Total Expenses	1,407,160	1,098,990	950,545	1,409,973	$3.66	26.2%
Net Operating Income(5)	$2,321,681	$2,110,503	$3,196,376	$3,963,708	$10.29	73.8%
Capital Expenditures	0	0	0	57,772	0.15	1.1
TI/LC	0	0	0	77,030	0.20	1.4
Net Cash Flow	$2,321,681	$2,110,503	$3,196,376	$3,828,906	$9.94	71.3%
(1)	Based on the underwritten rent roll dated August 1, 2024.
(2)	% column represents percentage of Gross Potential Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Underwritten Rents in Place is based on in-place rent as of August 1, 2024 and includes (i) contractual rent steps totaling $9,059 and (ii) a vacancy gross up of $583,155.
(4)	The underwritten economic occupancy is 90.2%. The Union Consumer Square Property was 92.4% occupied as of August 1, 2024.
(5)	The increase from the 2023 NOI to the TTM 7/31/2024 NOI, and the TTM 7/31/2024 NOI to the Underwritten NOI is attributed to the recent lease activity of the following seven tenants: Fun City, Ross, Ulta, Mattress Firm, Nail Salon, Painting with a Twist and Waikiki Poke & Grill. The 7 tenants encompass 29.5% of the net rentable area and $1,120,074 of underwritten base rent (26.8% of total UW base rent) at the Union Consumer Square Property, with lease start dates ranging from October 2023 to March 2025.

The Market. The Union Consumer Square Property is located in Cheektowaga, New York, within the Buffalo-Cheektowaga-Niagara, New York metropolitan statistical area (the “Buffalo MSA”). The Buffalo MSA is home to over 500,000 employees over multiple sectors with services, manufacturing and retail trade being the largest. The Buffalo MSA is the second-largest metropolitan area in New York State, and provides a well-diversified economy supported by tourist attractions, trade linkages to Canada and low costs of living and doing business. On top of the Buffalo MSA’s manufacturing and retail sectors, the health and education sectors provide economic support, with numerous colleges and universities. The major employers of the Buffalo MSA include Kaleida Health, M&T Bank, Catholic Health, Top Markets LLC, Walmart and MOOG Inc., providing jobs to over 38,000 employees in the area. The Buffalo MSA’s educational institutions include the University at Buffalo, SUNY College at Buffalo, Niagara University, Cansius College and Roberts Wesleyan College.

The Union Consumer Square Property is located in Cheektowaga, New York within the Buffalo retail market and the East retail submarket. The Buffalo retail market contained approximately 79.5 million square feet as of the first quarter of 2024 while the East retail submarket contained approximately 12.9 million square feet of retail space. As of the first quarter of 2024, the vacancy rates in the Buffalo retail market and the East retail submarket were 4.6% and 4.2%, respectively, and both have been below 5% since 2021. The average 10-year vacancy rate as of 2023 was 4.8% in the Buffalo retail market and 5% in the East retail submarket. Average asking rental rates in the Buffalo retail market are currently $13.71 per square foot, a 2.3% year-over year decrease and $15.23 per square foot in the East retail submarket, a 2.8% year-over-year increase. Currently, there is less than 20,000 square feet of retail space under-construction in the Buffalo retail market and none in the East retail submarket.

According to the appraisal, the 2023 population within a one-, three- and five-mile radius of the Union Consumer Square Property was 9,157, 96,379 and 294,179, respectively. The 2023 average household income within the same radii was $76,220, $73,639 and $79,162, respectively.

According to the appraisal, the appraiser concluded to a market rent of $8.50 per square foot for anchor tenants, $10.00 to $15.00 per square foot for junior anchor tenants, $18.50 per square foot for inline large (>5,000 square feet) and $16.00 per square foot for inline small (<5,000 square feet).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents information regarding certain competitive properties to the Union Consumer Square Property:

Competitive Retail Center Summary(1)
Property Name / Location	Year Built / Renovated	Total NRA (SF)	Total Occupancy	Distance to Subject	Est. # of Visits	Major Tenants
Union Consumer Square (Subject Property) 3733-3735 Union Road Cheektowaga, NY	1982-1989 / 2023	385,148(2)	92.4%(2)	NAP	3,325,459	Sam’s Club(2) LA Fitness(2) Fun City(2) Marshalls(2)
Thruway Plaza 50-900 Thruway Plaza Drive Cheektowaga, NY	1965 / 2004	572,616	100.0%	1.6 miles	2,432,051	The Home Depot Tops Friendly Markets Planet Fitness
Union Road Plaza 3637 Union Road Cheektowaga, NY	1960 / 1992	193,852	99.1%	0.4 mile	1,134,466	Lake Effect Furniture and Mattress Goodwill
Tops Plaza 3825-3861 Union Road Cheektowaga, NY	1978 / 2004	161,536	95.9%	0.4 mile	1,623,546	Tops Friendly Markets Dollar Tree
Shops at Main/Transit 4375-4455 Transit Road Buffalo, NY	1966 / 2005	428,495	98.1%	3.2 miles	1,692,809	Barnes & Noble Office Depot Petco
Walden Consumer Square 1700-1750 Walden Avenue Cheektowaga, NY	1982 / NAP	253,092	100.0%	1.2 miles	3,074,783	Target Price Rite Office Depot Michaels PetSmart
(1)	Based on the appraisal, unless otherwise stated.
(2)	Information is based on the underwritten rent roll dated August 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents information regarding comparable sales to the Union Consumer Square Property:

Comparable Shopping Center Sales(1)
Property Name / Location	Year Built / Renovated	GLA (SF)	Total Occupancy	OAR	NOI PSF	Anchors	Sales Price / Sales Price PSF	Sales Date
Union Consumer Square (Subject Property) 3733 – 3735 Union Road Cheektowaga, NY 14225	1982-1989 / 2023	385,148(2)	92.4%(2)	9.00%	$8.30(2)	Sam’s Club, Fun City, LA Fitness, Marshalls and Ross (2)	$43,250,000 / $112	Oct-24
Williamsville Place 5395 Sheridan Drive Williamsville, NY 14221	1985 / 2021	99,871	100.0%	8.15%	$15.21	Aldi, Dollar Tree, Jos A. Bank and Pet Supplies Plus	$18,630,000 / $187	Under Contract
Colony Place 100-200 Colony Place Road Plymouth, MA 02360	2005-2016 / NAP	399,554	93.2%	7.90%	$17.00	Aldi, Bed Bath & Beyond, Best Buy, Dick's, TJ Maxx, La-Z-Boy, Michael's, DSW, Old Navy, Petco and Golf Galaxy	$86,000,000 / $215	May-24
Hudson River Commons 120 Hoosick Street Troy, NY 12180	1990 / NAP	134,873	96.0%	8.20%	$10.94	Big Lots and Family Dollar	$18,000,000 / $133	Feb-24
Maple Tree Place 28 Walnut Street Williston, VT 05495	2000-2005 / NAP	487,389	92.4%	8.50%	$13.43	Shaw's, Dick's, Best buy, Old Navy, Staples, Ulta, Majestic 10 and GSA	$77,000,000 / $158	Dec-23
Gateway Center & Shoppers World Everett & Framingham, MA	1997, 2001 / NAP	1,418,232	100.0%	7.00%	$15.42	Costco, Target, Kohl's, Office Depot, Babies R Us, Home Depot, Office Max, Old Navy, PetSmart and Nordstrom Rack	$312,333,325 / $220	Oct-23
Mount Pocono Plaza 3236 - 3286 Route 940 Mount Pocono, PA 18344	1990 / NAP	195,735	90.0%	7.79%	$6.77	Weis Markets, Planet Fitness, Ollie's Bargain Outlet, harbor Freight, Dollar Tree and Five Below	$17,000,000 / $87	Dec-22
Webster Plaza 980 Ridge Road Webster, NY 14580	1965 / 2007	154,991	82.0%	8.35%	$10.02	Savers, Pet Supplies Plus and Webster Public Library	$18,595,583 / $120	Oct-22
Avg / Wtd. Avg(3)		412,949	93.4%	7.98%	$14.21		$181,741,330 / $189
(1)	Based on the appraisal, unless otherwise stated.
(2)	Information is based on the underwritten rent roll dated August 1, 2024.
(3)	Does not include the Union Consumer Square Property.

The Borrowers. The borrowers are UCS TIC LDT LLC, UCS TIC PRP LLC and UCS TIC BMR LLC, each a newly formed special purpose bankruptcy remote Delaware limited liability company with one independent director. The borrowers own the Union Consumer Square Property under a tenant-in-common structure. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Union Consumer Square Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Dino Tomassetti, Jr., the founder and CEO of LDT Enterprises LLC (“Asset Realty”) and Kathleen Anderson, managing principal at Progress Realty Partners LLC (“PRP”). Asset Realty is a full-service real estate development and investment firm based out of Brooklyn, New York, with specialties in real estate development, construction, property management and investment. Asset Realty is currently in development and construction of multifamily, self-storage, warehouse and mixed-use properties across New York and New Jersey. Dino Tomassetti, Jr. started Asset Realty in 2020, bringing previous experience from major construction projects at the World Trade Center, Barclays Center and Goldman Sachs Global Headquarters, among others.

PRP is a vertically integrated real estate investment firm based in Tinton Falls, New Jersey, focused on acquiring stable, income-producing residential and commercial properties in emerging markets across the United States. PRP utilizes a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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hands-on management strategy to maximize property value, aiming to provide dependable cash flow and above-average, tax-advantaged returns for investors. PRP’s managing principal, Kathleen Anderson, has more than 25 years of banking and real estate lending experience, previously founding Progress Capital, one of the largest debt brokerage firms in the tri-state area.

Property Management. The Union Consumer Square Property is currently managed by Progress Management Company, LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination of the Union Consumer Square Mortgage Loan, the borrowers deposited (i) $128,364 into a real estate tax reserve, (ii) $48,476 into an insurance reserve, (iii) $350,000 into a replacement reserve, (iv) $825 into a required repairs reserve, (v) approximately $868,613 into an unfunded tenant obligations reserve and (vi) approximately $204,130 into a rent concession reserve.

Real Estate Taxes – On a monthly basis, the borrowers are required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (currently estimated to be approximately $30,203).

Insurance – On a monthly basis, the borrowers are required to deposit, 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage afforded by the polices upon the expiration (currently estimated to be approximately $24,238).

Replacement Reserve – On a monthly basis, the borrowers are required to deposit approximately $4,814 for replacement reserves, representing approximately 1/12th of the product obtained by multiplying $0.15 by the aggregate number of rentable square feet.

TI/LC Reserve – On a monthly basis, the borrowers are required to deposit approximately $6,419 for tenant improvement and leasing commission reserves, representing approximately 1/12th of the product obtained by multiplying $0.20 by the aggregate number of rentable square feet.

Special Rollover Reserve – On each payment date, (i) commencing on and after November 2032 and continuing until the earlier to occur of (a) the payment date occurring on October 1, 2034 or (b) the occurrence of a Special Rollover Reserve Monthly Deposit Termination (as defined below), the borrowers will be required to deposit an amount equal to $166,667 (the “Special Rollover Reserve Monthly Deposit”) and (ii) during the continuance of a Lease Sweep Period (as defined below), provided that no other Cash Management Period (as defined below) is then continuing, all available cash (or such portion of available cash that will be allocated by the lender for deposit into the special rollover reserve account) will be required to be paid by the borrowers to the lender. Notwithstanding the above, solely with respect to any remaining Special Rollover Reserve Monthly Deposits still on deposit with the lender in the special rollover reserve account after any disbursements pursuant to the provisions set forth in the Union Consumer Square Mortgage Loan documents, upon the occurrence of a Special Rollover Reserve Monthly Deposit Termination, the lender will release all remaining Special Rollover Reserve Monthly Deposits on deposit in the special rollover reserve account (and all monthly deposits of Special Rollover Reserve Monthly Deposits may end) as follows: (x) to the borrowers if no Cash Management Period is continuing and (y) to the cash management account if a Cash Management Period is continuing.

A “Special Rollover Reserve Monthly Deposit Termination” means, collectively (i) each of the Sam’s Club tenant, the Fun City tenant and the LA Fitness tenant have entered into with the borrowers a Qualified Lease (as defined below) with respect to the space demised to each such tenant as of the origination date or one or more Qualified Leases is entered into between the borrowers and a replacement tenant(s) for the space demised to the Sam’s Club tenant, the Fun City tenant and the LA Fitness tenant as of the origination date and (ii) all Occupancy Conditions (as defined below) with respect to each such Qualified Lease have been fully satisfied.

A “Qualified Lease” means (a) the original Sam’s Club lease, the Fun City lease and the LA Fitness lease as extended in accordance with (i) the express renewal option set forth in the lease at rental amounts set forth in the lease for the applicable extension term for the lease or (ii) a modification and/or extension of the lease approved by the lender, which approval will not be unreasonably withheld, conditioned or delayed, or (b) a replacement lease for the Sam’s Club lease, the Fun City lease and the LA Fitness lease that, among other conditions, (i) has an initial term (excluding any extension options) that extends at least, with respect to any replacement lease for the space demised to (x) the Sam’s Club tenant pursuant to the Sam’s Club lease, 10 years and (y) the LA Fitness tenant and the Fun City tenant pursuant to the LA Fitness lease and Fun

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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City lease, respectively, five years; (ii) is reasonably approved by the lender and otherwise entered into in accordance with the terms set forth in the Union Consumer Square Mortgage Loan documents, (iii) contains market economic terms and (iv) is subordinate to the Union Consumer Square Mortgage Loan or in the alternative, such replacement tenant has entered into a subordination, non-disturbance and attornment agreement with the lender.

“Occupancy Conditions” means the delivery of evidence reasonably satisfactory to the lender (with respect to clauses (b) through (e) below, an estoppel certificate executed by an authorized person of the relevant tenant will be reasonably satisfactory evidence for purposes hereof) that (a) the space demised to the Sam’s Club tenant, the Fun City tenant and the LA Fitness tenant are each leased under one or more Qualified Leases, (b) the applicable tenant has taken occupancy of the entire space demised to such tenant under the Qualified Lease, (c) the applicable Qualified Lease is in full force and effect, there are no outstanding defaults thereunder and all contingencies under all such Qualified Lease(s) to the effectiveness of such Qualified Leases have been satisfied, (d) all leasing commissions payable in connection with any such Qualified Lease have been paid and all tenant improvement obligations or other landlord obligations of an inducement nature have been completed and paid in full, (e) each of the tenants under each of the Qualified Lease(s) have all begun to pay full contractual rent under their respective Qualified Lease and all rent abatements or free rent periods have expired and (f) the debt yield must be equal to or greater than 12.22% (the rents payable under any such Qualified Lease will be included when calculating the net operating income for purposes of determining the debt yield).

Lockbox / Cash Management. The Union Consumer Square Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Cash Management Period (as defined below) and at all times during the term of the Union Consumer Square Mortgage Loan thereafter, the borrowers are required to cause all rents to be transmitted directly by tenants into a lender-controlled lockbox account. Within five business days following the first occurrence of a Cash Management Period, the borrowers will be required to send a tenant direction notice to each tenant at the Union Consumer Square Property directing the tenants to directly pay all rent to the lender-controlled lockbox account. From and after the occurrence of a Cash Management Period simultaneously with the execution of any new commercial lease entered into in accordance with the applicable terms and conditions in the Union Consumer Square Mortgage Loan documents, the borrowers are required to deliver a new tenant direction notice to each new tenant. From and after the first occurrence of a Cash Management Period, if the borrowers or the manager receive any rents they will be required to deposit them into the lender-controlled cash management account within three business days of receipt, to be applied and disbursed in accordance with the Union Consumer Square Mortgage Loan documents. If no Cash Management Period is continuing, funds are required to be swept on a daily basis into the borrower’s operating account. Available cash on deposit will be applied as follows (a) during the continuance of a Cash Management Period continuing solely as a result of a Lease Sweep Period, to the special rollover reserve subaccount or (b) to the cash collateral subaccount.

If a Cash Management Period has commenced because of a DSCR Cash Management Period, the borrowers have the right, but not the obligation, to deposit the DSCR Maintenance Funds (as defined below), which will be increased or decreased on each calendar date after the lender calculates the debt service coverage ratio (“DSCR”) with the lender in the form of either cash or a DSCR maintenance letter of credit, and in such event, (1) funds deposited into the cash management account will be swept on a daily basis into the borrowers’ operating account and (2) the DSCR Maintenance Funds, whether in form of cash or a DSCR maintenance letter of credit will be held by the lender in the cash collateral account as collateral and additional security for the payment of the Union Consumer Square Mortgage Loan.

A “Cash Management Period” will occur upon the earliest of the following: (i) the maturity date of November 1, 2034, (ii) the occurrence of an event of default under the Union Consumer Square Mortgage Loan documents, (iii) if, as of the last day of any calendar quarter, the net cash flow DSCR is less than 1.20x based on the trailing 12 months (the “DSCR Cash Management Period”) or (iv) the commencement of a Lease Sweep Period. A Cash Management Period will end with regard to: (1) clause (i) above, if the Union Consumer Square Mortgage Loan and all other obligations under the Union Consumer Square Mortgage Loan documents have been repaid in full, (2) clause (ii) above, if the related event of default is no longer continuing and no other event of default has occurred and is continuing, (3) clause (iii) above, if either (x) upon the DSCR based on the trailing 12-month period being at least 1.20x as of the last day of a calendar quarter for two consecutive calendar quarters or (y) the borrowers have delivered to the lender in accordance of the Union Consumer Square Mortgage Loan documents the DSCR Maintenance Funds either in the form of cash or a DSCR maintenance letter of credit and (4) clause (iv) above, if the Lease Sweep Period has ended.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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“DSCR Maintenance Funds” means, as of the date of determination, funds, which may come in the form of cash or a DSCR Maintenance letter of credit, in an amount which, if added to the net operating income, would result in the DSCR being at least equal to 1.20x.

A ”Lease Sweep Period” will commence on the first payment date following the occurrence of any of the following: (i) any Major Lease (as defined below) is surrendered, cancelled or terminated prior to its current expiration or any tenant under a Major Lease gives written notice of its intent to surrender, cancel or terminate its respective Major Lease prior to its current expiration date, (ii) any Major Tenant (as defined below) has vacated or ceased to conduct business operations in 25% or more of its premises, (iii) the occurrence and continuance of a material default or (iv) the occurrence of an insolvency or bankruptcy proceeding of a Major Tenant.

A Lease Sweep Period will end upon the earlier to occur of (a) the reasonable determination by the lender that sufficient funds have been accumulated in the special rollover reserve subaccount to pay for all anticipated expenses in connection with the re-leasing of the space under the applicable Major Lease that gave rise to subject Lease Sweep Period, including brokerage commissions and tenant improvements and any anticipated shortfalls of payments required under the Union Consumer Square Mortgage Loan documents during any period of time that rents are insufficient as a result of down-time or free rent periods or (b) the occurrence of any of the following (provided that no other Lease Sweep Period is continuing) (A) with respect to clauses (i), (ii), (iii) or (iv) above, upon the date on which all of the space demised under the subject Major Lease that gave rise to the subject Lease Sweep Period has been fully leased pursuant to a replacement lease or replacement leases approved by the lender, and entered into in accordance with the Union Consumer Square Mortgage Loan documents, and all approved Major Lease leasing expenses (and any other expenses in connection with the re-tenanting of such space) have been paid in full; (B) with respect to a Lease Sweep Period caused by a matter in clause (iii) above, if the subject Major Tenant default has been cured, and no other Major Tenant default has occurred for a period of three consecutive months following such cure; or (C) with respect to a Lease Sweep Period caused by a matter described in clause (iv) above, if the applicable Major Tenant insolvency proceeding has terminated and the applicable Major Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to lender.

A “Major Lease” means (i) the Sam’s Club lease, (ii) the Fun City lease, (iii) the LA Fitness lease, (iv) any lease that is a replacement lease for any space formerly demised under the Sam’s Club lease, the Fun City lease or the LA Fitness lease or (v) any other lease that covers 50,000 or more rentable square feet of the Union Consumer Square Property.

A “Major Tenant” means any tenant under either a Major Lease, or under one or more leases, which in the aggregate covers 50,000 or more rentable square feet at the Union Consumer Square Property.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,500,000	Title:	Fee
Cut-off Date Principal Balance:	$28,500,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.4%	Net Rentable Area (SF):	190,870
Loan Purpose:	Acquisition	Location:	Lake Oswego, OR
Borrower:	Kruse Woods V Equities LLC	Year Built / Renovated:	2003 / 2022
Borrower Sponsor:	Felton Properties, Inc.	Occupancy:	92.0%
Interest Rate:	7.44800%	Occupancy Date:	10/16/2024
Note Date:	10/16/2024	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	11/6/2029	3rd Most Recent NOI (As of):	$2,598,989 (12/31/2022)
Interest-only Period:	24 months	2nd Most Recent NOI (As of):	$2,385,373 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(2):	$2,999,729 (TTM 8/31/2024)
Original Amortization Term:	360 months	UW Economic Occupancy:	90.0%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$7,848,301
Call Protection:	L(24),DorYM1(29),O(7)	UW Expenses:	$2,595,062
Lockbox / Cash Management:	Springing	UW NOI(2):	$5,253,239
Additional Debt:	No	UW NCF:	$4,716,634
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$51,500,000 / $270
Additional Debt Type:	N/A	Appraisal Date:	9/23/2024

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$149
Taxes:	$132,472	$66,236	N/A	Maturity Date Loan / SF:	$145
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.3%
Replacement Reserves:	$0	$3,183	N/A	Maturity Date LTV:	53.9%
TI/LC Reserve:	$0	$15,914	N/A	UW NCF DSCR:	1.98x
Other Reserves(4):	$2,182,258	$0	N/A	UW NOI Debt Yield:	18.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,500,000	56.4%	Purchase Price	$47,500,000	94.0%
Borrower Sponsor Equity	19,902,917	39.4	Reserves	2,314,730	4.6
Seller Credit(5)	2,149,769	4.3	Closing Costs	737,956	1.5
Total Sources	$50,552,686	100.0%	Total Uses	$50,552,686	100.0%
(1)	4th Most Recent NOI is unavailable due to the borrower sponsor’s receipt of limited history during the acquisition.
(2)	The increase from Most Recent NOI to UW NOI is primarily driven by new leases with NAVEX Global (40,603 square feet, 21.3% of NRA) and Principal Life Insurance (8,671 square feet, 4.5% of NRA), which combine for $2.3 million of additional UW Base Rent.
(3)	See “Escrows and Reserves” section below.
(4)	Other Reserves include approximately (i) $1,325,457 for outstanding tenant improvements and leasing commissions and approximately (ii) $856,801 for outstanding free and gap rent.
(5)	Seller Credit includes a credit for building capital and lease commissions.

The Loan. The Kruse Woods V mortgage loan (the “Kruse Woods V Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $28,500,000 and is secured by the borrower’s fee interest in a suburban office property located in Lake Oswego, Oregon totaling 190,870 square feet (the “Kruse Woods V Property”). The Kruse Woods V Mortgage Loan has a five-year term, with 24 months of interest only payments and will amortize on a 30-year schedule thereafter and accrues interest at a rate of 7.44800% per annum on an Actual/360 basis

The Property. The Kruse Woods V Property consists of an eight-story, Class A office building located in Lake Oswego, Oregon totaling 190,870 square feet. The Kruse Woods V Property was constructed in 2003 and is within the larger Kruse Woods Corporate Park. The Kruse Woods V Property contains 218 below-ground garage parking spaces and 389 surface spaces (3.2 spaces per 1,000 square feet, collectively). The Kruse Woods V Property is 92.0% leased as of October 16, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Major Tenants.

Umpqua Bank (43,857 square feet; 23.0% of NRA; 25.4% of underwritten base rent). Umpqua Bank is the largest bank headquartered in the Northwest United States with over $50 billion in assets and more than 300 locations in Oregon, Washington, Idaho, California, Nevada, Arizona, Utah and Colorado. Umpqua Bank’s headquarters is located at the Kruse Woods V Property. Umpqua Bank has been in occupancy of 25,116 square feet of space at the Kruse Woods V Property since 2022 and expanded by 18,741 square feet in January 2024. Its current lease expires on May 31, 2034 with one, seven-year renewal option applicable to 40,301 square feet of its space and no termination options remaining.

NAVEX Global (40,603 square feet; 21.3% of NRA; 24.3% of underwritten base rent). NAVEX Global is a software provider headquartered at the Kruse Woods V Property. NAVEX Global offers a suite of governance, risk and compliance software solutions, including risk management, compliance management, policy management and ethics hotline services. NAVEX Global signed their initial lease in October 2023 for 25,268 square feet of space at the Kruse Woods V Property and expanded by an additional 15,335 square feet in March 2024 with a lease commencement in January 2025. NAVEX Global has a current lease expiration date of August 31, 2032 with no renewal or termination options remaining.

Precision Castparts Corp (34,992 square feet; 18.3% of NRA; 18.8% of underwritten base rent). Precision Castparts Corp is also headquartered at the Kruse Woods V Property and is a manufacturer of complex metal components and products including structural investment castings, airfoil castings, forged components, aerostructures and critical fasteners for aerospace applications. Precision Castparts Corp serves the aerospace, industrial and power markets. Precision Castparts Corp has a current lease expiration date in October 2032 with one, seven-year renewal option and no termination options remaining.

Environmental. The Phase I environmental assessment dated June 5, 2024 identified no evidence of any recognized environmental conditions at the Kruse Woods V Property.

The following table presents certain information relating to the historical and current occupancy of the Kruse Woods V Property:

Historical and Current Occupancy(1)
2021	2022(2)	2023(2)(3)	Current(3)(4)
92.0%	86.0%	63.0%	92.0%
(1)	Occupancies are as of December 31 unless otherwise stated.
(2)	The decrease from 2022 occupancy to 2023 occupancy is due to an approximately 24,000 square foot tenant going bankrupt and vacating the Kruse Woods V Property and an approximately 32,000 square foot tenant vacating the Kruse Woods V Property.
(3)	The increase from 2023 occupancy to Current Occupancy is primarily driven by new leases with NAVEX Global (40,603 square feet, 21.3% of NRA) and Principal Life Insurance (8,671 square feet, 4.5% of NRA).
(4)	Current occupancy is based on the underwritten rent roll dated October 16, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the largest tenants at the Kruse Woods V Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date(3)
Umpqua Bank(4)	NR/BBB/BBB+	43,857	23.0%	$44.93	$1,970,548	25.4%	5/31/2034
NAVEX Global(5)	NR/NR/NR	40,603	21.3	$46.35	1,881,949	24.3	8/31/2032
Precision Castparts Corp(6)	NR/NR/NR	34,992	18.3	$41.52	1,452,868	18.8	10/31/2032
Delap LLP	NR/NR/NR	20,922	11.0	$43.08	901,320	11.6	11/30/2033
Massachusetts Mutual Life Insurance Company(7)	NR/NR/NR	10,055	5.3	$40.57	407,931	5.3	4/30/2030
Major Tenants		150,429	78.8%	$43.97	$6,614,616	85.4%
Other Tenants		25,207	13.2%	$44.87	$1,131,081	14.6%
Occupied Collateral Total / Wtd. Avg.		175,636	92.0%	$44.10	$7,745,697	100.0%
Vacant Space		15,234	8.0%
Collateral Total		190,870	100.0%

(1)	Information is based on the underwritten rent roll dated October 16, 2024, inclusive of rent steps through September 2025 and straight-line rent for Umpqua Bank.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease.
(4)	Umpqua Bank has one, seven-year renewal option remaining for 40,301 square feet of its space.
(5)	NAVEX Global has one, six-year renewal option remaining.
(6)	Precision Castparts Corp has one, seven-year renewal option remaining.
(7)	Massachusetts Mutual Life Insurance Company has two, five-year renewal options remaining.

The following table presents certain information relating to the tenant lease expirations of the Kruse Woods V Property:

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	15,234	8.0%	NAP	NA	P	15,234	8.0%	NAP	NAP
2024 & MTM(4)	1	844	0.4	$0	0.0%		16,078	8.4%	$0	0.0%
2025	0	0	0.0	0	0.0		16,078	8.4%	$0	0.0%
2026	0	0	0.0	0	0.0		16,078	8.4%	$0	0.0%
2027	0	0	0.0	0	0.0		16,078	8.4%	$0	0.0%
2028	1	3,927	2.1	185,433	2.4		20,005	10.5%	$185,433	2.4%
2029	1	5,406	2.8	250,568	3.2		25,411	13.3%	$436,001	5.6%
2030	3	25,085	13.1	1,103,011	14.2		50,496	26.5%	$1,539,012	19.9%
2031	0	0	0.0	0	0.0		50,496	26.5%	$1,539,012	19.9%
2032	2	75,595	39.6	3,334,817	43.1		126,091	66.1%	$4,873,829	62.9%
2033	1	20,922	11.0	901,320	11.6		147,013	77.0%	$5,775,149	74.6%
2034	1	43,857	23.0	1,970,548	25.4		190,870	100.0%	$7,745,697	100.0%
2035	0	0	0.0	0	0.0		190,870	100.0%	$7,745,697	100.0%
2036 & Beyond	0	0	0.0	0	0.0		190,870	100.0%	$7,745,697	100.0%
Total	10	190,870	100.0%	$7,745,697	100.0%
(1)	Based on the underwritten rent roll dated October 16, 2024, inclusive of rent steps through September 2025 of $152,226 and straight-line rent for Umpqua Bank of $114,777.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	There are four telecom leases at the Kruse Woods V Property with no attributable square footage or UW Base Rent that are being excluded from this table.
(4)	2024 & MTM includes 844 square feet of boardroom conference center space which is a building amenity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Kruse Woods V

The following table presents certain information relating to the operating history and underwritten cash flows of the Kruse Woods V Property:

Operating History and Underwriting Net Cash Flow
	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
In Place Rent(3)(4)	$3,571,407	$4,484,020	$5,152,112	$7,745,697	$40.58	90.2%
Vacancy Gross Up	0	0	0	685,530	3.59	8.0
Gross Potential Rent	$3,571,407	$4,484,020	$5,152,112	$8,431,227	$44.17	98.1%
Total Reimbursements	112,759	184,018	155,964	159,016	0.83	1.9
Total Gross Income	$3,684,166	$4,668,038	$5,308,076	$8,590,242	$45.01	100.0%
Other Income	1,007,902	42,732	101,181	101,181	0.53	1.2
(Vacancy/Credit Loss)	0	0	0	(843,123)	(4.42)	(9.8)
Effective Gross Income	$4,692,068	$4,710,770	$5,409,257	$7,848,301	$41.12	91.4%
Total Expenses	$2,093,078	$2,325,397	$2,409,528	$2,595,062	$13.60	33.1%
Net Operating Income(5)	$2,598,989	$2,385,373	$2,999,729	$5,253,239	$27.52	66.9%
Capital Expenditures	0	0	0	38,174	0.20	0.5
TI/LC	0	0	0	498,430	2.61	6.4
Net Cash Flow	$2,598,989	$2,385,373	$2,999,729	$4,716,634	$24.71	60.1%
(1)	TTM reflects the trailing 12 months ending August 31, 2024.
(2)	% column represents percent of Total Gross Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent roll dated October 16, 2024.
(4)	Underwritten In Place Rent includes rent steps through September 2025 of $152,226 and straight-line rent for Umpqua Bank of $114,777.
(5)	The increase from Most Recent NOI to UW NOI is primarily driven by new leases with NAVEX Global (40,603 square feet, 21.3% of NRA) and Principal Life Insurance (8,671 square feet, 4.5% of NRA), which combine for $2.3 million of additional UW Base Rent.

The Market. The Kruse Woods V Property is located in Lake Oswego, Oregon, approximately 10 miles southwest of Portland. The Kruse Woods V Property is located near Interstate 5 (approximately 0.5 miles from the Kruse Woods V Property), as well as Interstate 205 Highway 217 and Highway 99W. The surrounding area is served by TriMet bus lines, with service along Kruse Way. There are numerous commercial developments in the surrounding area, notably Kruse Village (approximately 0.5 miles from the Kruse Woods V Property), which offers a range of off-site amenities including restaurants, coffee shops, fitness and other retail tenants. The Portland International Airport is located approximately 20 miles from the Kruse Woods V Property.

The Kruse Woods V Property is located within the Portland office market and Kruse Way office submarket. As of the second quarter of 2024, the Portland office market had a vacancy rate of approximately 24.1% and overall asking rents of $32.77 per square foot, and the Kruse Way office submarket had a vacancy rate of 25.8% with overall asking rents of $40.78. According to the appraisal, the Kruse Woods V Property is located in the highest performing suburban submarket in the Portland metropolitan area based on asking rent and is also better performing than the aggregate downtown Portland submarkets ($32.77 per square foot as of the second quarter of 2024). Additionally, the appraiser concluded that the Class A office competitive set had a vacancy rate of 10.9% as of the third quarter of 2024.

According to the appraisal, estimated 2024 population within a one-, three- and five-mile radius from the Kruse Woods V Property is 10,740, 106,577 and 270,608 and the average estimated household income within the same radii is $186,520, $158,466 and $155,028. According to the appraisal, both population and households in a one-, three- and five-mile radius have experienced positive growth from 2010 to 2024 and growth is expected to continue in the neighborhood in the 2029 projection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Kruse Woods V

The following table presents certain information relating to comparable sales to the Kruse Woods V Property:

Comparable Sales(1)
Name / Property Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF	Adjusted Sales Price PSF
Kruse Woods V Lake Oswego, OR	NAP	190,870(2)	92.0%(2)	NAP	NAP	NAP
MachineWorks Building Portland, OR	Sep-24	115,138	100.0%	$31,000,000	$269	$269
Kruse Way Plaza I & II Lake Oswego, OR	Feb-24	107,003	67.0%	$23,000,000	$215	$215
1000-1100 Dexter Avenue, 1000-1100 Dexter Ave N, 1009-1019 8th Avenue N Seattle, WA	Jan-24	220,664	65.0%	$47,500,000	$215	$215
Leland James Portland, OR	Sep-23	118,104	100.0%	$41,000,000	$347	$347
Gateway One Bellevue, WA	Feb-23	114,396	96.0%	$35,000,000	$306	$306
Triangle Corporate Park, Bldg 3 Tigard, OR	Nov-21	127,504	84.0%	$27,050,000	$212	$220
5800 & 6000 Meadows Lake Oswego, OR	Jun-21	201,919	94.0%	$71,500,000	$354	$354
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated October 16, 2024.

The Borrower. The borrower is Kruse Woods V Equities LLC, a Delaware limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Kruse Woods V Mortgage Loan.

The Borrower Sponsor. The borrower sponsor is Felton Properties, Inc. Felton Properties, Inc. owns and manages nearly four million square feet of real estate in Oregon, Washington, Colorado, Utah, Minnesota and Indiana. Through institutional and private partnerships, Felton Properties, Inc. and Felton Management Corp. have closed more than 30 acquisitions over the past 10 years representing over $600 million in transactional volume. The chief executive officer of Felton Properties, Inc., Matthew Felton, has a prior loan that was transferred into special servicing in 2016, resulting in a 2017 foreclosure and another loan which is currently in special servicing. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Kruse Woods V Property is managed by Felprop Management Inc., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower deposited (i) $132,472 for real estate taxes, (ii) approximately $1,325,457 for outstanding tenant improvements and leasing commissions and (iii) approximately $856,801 for outstanding free rent and gap rent.

Tax Escrows – On each monthly payment date, the borrower is required to escrow 1/12th of the annual estimated real estate taxes, which is currently $66,236.

Insurance Escrows – The borrower is not required to make monthly escrow payments of 1/12th of the annual estimated insurance premiums as long as the borrower maintains a blanket policy acceptable to the lender.

Replacement Reserve – On each monthly payment date, the borrower is required to escrow approximately $3,183 for replacement reserves.

TI/LC Reserve – On each monthly payment date, the borrower is required to escrow approximately $15,914 for tenant improvements and leasing commissions.

Lockbox / Cash Management. The Kruse Woods V Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Period (as defined below), the borrower is required to establish an eligible account and deliver tenant direction letters directing tenants to pay all rent and other sums directly into the eligible

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Kruse Woods V

account. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Kruse Woods V Mortgage Loan documents.

A “Trigger Period” means a period of time (A) commencing upon the earliest of (i) an event of default, (ii) a net cash flow debt service coverage ratio of less than 1.40x for two consecutive calendar quarters based on a 30 year amortization schedule, or (iii) the occurrence of an Anchor Tenant Trigger Event (as defined below); and (B) expiring upon with regard to (a) clause (i), the cure of such event of default, (b) clause (ii), the date that the net cash flow debt service coverage ratio based on a 30 year amortization schedule is greater than or equal to 1.45x for two consecutive calendar quarters or the borrower depositing cash or a letter of credit with the lender in an amount equal to any prepayment that would be required to cause the net cash flow debt service coverage ratio to be equal to 1.45x or (c) clause (iii), the occurrence of an Anchor Tenant Trigger Event Cure (as defined below).

An “Anchor Tenant Trigger Event” means the (i) Anchor Tenant (as defined below) gives notice of its intention to go dark, (ii) any Anchor Tenant defaults under its lease in any monetary or non-monetary respect and does not cure the default under applicable notice, (iii) any Anchor Tenant, its parent company or guarantor of any Anchor Tenant is subject to bankruptcy proceedings or (iv) the Anchor Tenant gives notice of its intention to terminate its lease.

An “Anchor Tenant Trigger Event Cure” means:

(a)	with regard to an Anchor Tenant Trigger Event solely in connection with clause (i) above, the Anchor Tenant has resumed business operations under its lease for six consecutive months, has delivered to the lender a satisfactory estoppel and is paying full, unabated rent under its lease;

(b)	with regard to an Anchor Tenant Trigger Event commenced solely in connection with clause (ii) above, the Anchor Tenant has cured all defaults pursuant to its lease, has delivered to the lender a satisfactory estoppel and is paying full, unabated rent;

(c)	with regard to an Anchor Tenant Trigger Event commenced solely in connection with clause (iii) above, the Anchor Tenant lease has been affirmed in bankruptcy, the borrower has provided a satisfactory estoppel to the lender and is paying full, unabated rent with no lease modification(s); or

(d)	with regard to an Anchor Tenant Trigger Event commenced solely in connection with clause (iv) above, either (A) the Anchor Tenant has rescinded its notice to terminate its lease in writing, (B) the occurrence of a Replacement Tenant Cure Event (as defined below), (C) the borrower depositing $2,400,000 with the lender in cash or a letter of credit and thereafter makes yearly deposits of the lesser of (i) $1,200,000 for each individual Anchor Tenant that caused the respective Anchor Tenant Trigger Event or (ii) with respect to any deposit occurring on or before November 6, 2028, such amount necessary that the total amount deposited equals $50 per square foot of the applicable Anchor Tenant premises or (D) the date that the Anchor Tenant reserve account with respect to such applicable Anchor Tenant(s) equals $50 per square foot of the applicable Anchor Tenant premises.

An “Anchor Tenant” means, individually and/or collectively, NAVEX Global or Umpqua Bank.

A “Replacement Tenant Cure Event” means no less than 80% of the Anchor Tenant premises has been leased to one or more third-party tenants reasonably acceptable to the lender provided that the lease has an initial term of at least two years and a rental rate equal to or greater than the rates required of a Net Rent Threshold Lease (as defined below).

A “Net Rent Threshold Lease” means any major lease that (i) the average minimum rental rate is $37 per square foot per annum over the term of the applicable lease on a modified gross basis and (ii) the net effective rent for the applicable major lease is equal to or greater than $30 per square foot per annum, which is a net effective rent under a modified gross lease.

Subordinate and Mezzanine Debt. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Kruse Woods V

Permitted Future Mezzanine Debt. Provided that no event of default is continuing under the Kruse Woods V Mortgage Loan documents, the borrower is permitted to incur a mezzanine loan subject to the satisfaction of certain requirements set forth in the Kruse Woods V Mortgage Loan documents, including, but are not limited to: (i) the combined loan-to-value ratio based on the Kruse Woods V Mortgage Loan and the mezzanine loan is not greater than 55.3%; (ii) the combined debt yield based on the Kruse Woods V Mortgage Loan and the mezzanine loan is no less than 16.55%; (iii) the combined net cash flow debt service coverage ratio of the Kruse Woods V Mortgage Loan and the mezzanine loan is no less than 1.98x; (iv) the execution of an intercreditor agreement acceptable to the lender; and (v) other conditions as set forth in the Kruse Woods V Mortgage Loan agreement.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 11 – The Mall of Victor Valley
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$25,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$25,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	3.0%	Net Rentable Area (SF)(2):	479,261
Loan Purpose:	Refinance	Location:	Victorville, CA
Borrower:	Macerich Victor Valley LP	Year Built / Renovated:	1986 / 2006-2007, 2012-2013, 2022-2023
Borrower Sponsor:	The Macerich Partnership, L.P.	Occupancy(2)(3):	98.9%
Interest Rate:	6.72300%	Occupancy Date(2)(3):	8/2/2024
Note Date:	8/22/2024	4th Most Recent NOI (As of):	$13,309,753 (12/31/2021)
Maturity Date:	9/6/2034	3rd Most Recent NOI (As of):	$12,950,147 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$12,620,683 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$12,777,146 (TTM 6/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	94.4%
Amortization Type:	Interest Only	UW Revenues:	$18,132,998
Call Protection:	L(26),DorYM1(87),O(7)	UW Expenses:	$5,360,546
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$12,772,452
Additional Debt(1):	Yes	UW NCF:	$12,170,506
Additional Debt Balance(1):	$60,000,000	Appraised Value / Per SF:	$142,600,000 / $298
Additional Debt Type(1):	Pari Passu	Appraisal Date:	6/12/2024

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(2):	$177
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(2):	$177
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.6%
Replacement Reserves:	$0	Springing	$191,704	Maturity Date LTV:	59.6%
Rollover Reserves:	$0	Springing	$958,522	UW NCF DSCR:	2.10x
Outstanding TI / LC:	$167,463	$0	N/A	UW NOI Debt Yield:	15.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$85,000,000	73.0%	Loan Payoff	$115,393,463	99.1%
Sponsor Equity	31,430,303	27.0	Closing Costs	869,377	0.7
			Reserves	167,463	0.1
Total Sources	$116,430,303	100.0%	Total Uses	$116,430,303	100.0%
(1)	The Mall of Victor Valley Mortgage Loan (as defined below) is part of a whole loan evidenced by four pari passu promissory notes with an aggregate principal balance of $85,000,000 (“The Mall of Victor Valley Whole Loan”). The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising The Mall of Victor Valley Whole Loan.
(2)	The Mall of Victor Valley Property (as defined below) consists of 479,261 square feet of collateral and does not include Non-Collateral Square Footage (as defined below).
(3)	Occupancy includes all tenants in place, specialty leasing tenants of greater than six months and tenants with signed leases as of the reporting period. Occupancy excludes gross leasable area for anchor tenants.
(4)	Monthly deposits for taxes, insurance, replacement reserves and rollover reserves will be waived so long as there is no event of default or trigger period, as defined in The Mall of Victor Valley Whole Loan documents, has occurred.

The Loan. The Mall of Victor Valley mortgage loan (“The Mall of Victor Valley Mortgage Loan”) is part of a whole loan evidenced by four pari passu promissory notes in the aggregate original principal amount of $85,000,000. The Mall of Victor Valley Mortgage Loan is evidenced by the non-controlling note A-1-2, which has an outstanding principal balance as of the Cut-off Date of $25,000,000. The Mall of Victor Valley Whole Loan is secured by the borrower’s fee simple interest in a 479,261 square foot portion of a 589,161 square foot enclosed super regional mall located in Victorville, California (“The Mall of Victor Valley Property”) and does not include any portion of the super regional mall that is occupied by Macy’s and Red Lobster, which own their own parcels. The Mall of Victor Valley Whole Loan has a 10-year term, is interest-only for the entire term and accrues interest at a rate of 6.72300% per annum on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – The Mall of Victor Valley

The Mall of Victor Valley Whole Loan is currently serviced pursuant to the BMO 2024-C10 pooling and servicing agreement. The relationship between the holders of notes evidencing The Mall of Victor Valley Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise The Mall of Victor Valley Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$30,000,000	$30,000,000	BMO 2024-C10	Yes
A-1-2	$25,000,000	$25,000,000	BBCMS 2024-C30	No
A-2-1	$15,000,000	$15,000,000	BMO 2024-C10	No
A-2-2	$15,000,000	$15,000,000	BMO 2024-C10	No
Whole Loan	$85,000,000	$85,000,000

The Property. The Mall of Victor Valley Property is part of a single-story, super regional mall located in Victorville, California. The Mall of Victor Valley Property consists of 479,261 of owned square feet within a super regional mall totaling 589,161 square feet, which is anchored by a 98,400 square foot Macy’s (non-collateral), a 91,776 square foot JCPenney and a 49,965 square foot DICK’S Sporting Goods. Macy’s and Red Lobster (collectively, the “Non-Collateral Tenants”) comprise the 109,900 square feet not owned by the borrower sponsor (the “Non-Collateral Square Footage”). The Mall of Victor Valley Property is 98.9% leased as of August 2, 2024. The Mall of Victor Valley Property has 4,164 surface parking spaces, resulting in a parking ratio of approximately 7.07 spaces per 1,000 square feet of space including the Non-Collateral Tenants.

The borrower sponsor and the City of Victorville entered into a long-term redevelopment agreement, effective from 2012 through 2039, which along with approving a framework for mall improvements, also included an assistance payment provision incentivizing the borrower sponsor to proceed with the redevelopment. The principal components of the redevelopment included the JCPenney expansion, Macy’s remodel, mall entry remodel, new pylon signs and backfilling the former JCPenney with DICK’s Sporting Goods spaces. The agreement secured tax increment financing subsidies through the City of Victorville that provides a portion of sales tax receipts generated in excess of $1 million, payable annually to the borrower up to a cap of $18.9 million over the 27-year term. The redevelopment work was completed under the agreement and the borrower has received the subsidy since 2013.

Major Tenants. The three largest tenants based on underwritten base rent are Cinemark, DICK’S Sporting Goods and Victoria’s Secret.

Cinemark (62,118 square feet; 13.0% of net rentable area (“NRA”); 10.1% of underwritten base rent). Cinemark is an American movie theatre company founded in 1984 and headquartered in Plano, Texas. As of June 30, 2024 Cinemark operated 502 theatres and 5,708 screens across the United States and Latin America. Cinemark occupies 62,118 square feet at The Mall of Victor Valley Property on a lease that expires on November 30, 2026 with no renewal or termination options.

DICK’S Sporting Goods (49,965 square feet; 10.4% of NRA; 8.4% of underwritten base rent). DICK’S Sporting Goods is a sports apparel and equipment retailer founded in 1948 in Binghamton, New York with 724 locations as of February 3, 2024. DICK’S Sporting Goods occupies 49,965 square feet at The Mall of Victor Valley Property on a lease that expires on January 31, 2029 with no renewal or termination options.

Victoria’s Secret (8,512 square feet; 1.8% of NRA; 3.4% of underwritten base rent). Victoria’s Secret (NYSE: VSCO) is an American lingerie, clothing and beauty retailer founded in 1977 and headquartered in Reynoldsburg, Ohio. Victoria’s Secret operates approximately 1,350 stores in 70 countries and employs approximately 30,000 people. Victoria’s Secret occupies 8,512 square feet at has been a tenant at The Mall of Victor Valley Property on a lease that expires on March 31, 2035 with no renewal or termination options.

The largest tenant based on NRA at The Mall of Victor Valley Property is JCPenney.

JCPenney (91,776 square feet, 19.1% of NRA, 0.8% of underwritten base rent). JCPenney has been one of the United States’ largest retailers of apparel, home, jewelry and beauty merchandise with a growing portfolio of national brands that

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – The Mall of Victor Valley

was founded in Wyoming in 1902. JCPenney has 656 stores across the United States and Puerto Rico and employs more than 50,000 people worldwide. JCPenney has been a tenant at The Mall of Victor Valley Property since 1986 with a current lease expiration of March 31, 2033 and no renewal or termination options remaining.

Environmental. The Phase I environmental assessment of The Mall of Victor Valley Property dated August 14, 2024 identified no recognized environmental conditions, controlled environmental conditions or significant data gaps.

The following table presents certain information relating to the historical occupancy of The Mall of Victor Valley Property:

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)(3)
98.8%	96.5%	99.1%	98.9%
(1)	Historical occupancies are as of December 31 of each respective year, unless otherwise specified.
(2)	Based on the underwritten rent roll dated August 2, 2024.
(3)	Occupancy includes all tenants in place, specialty leasing tenants of greater than six months and tenants with signed leases as of the reporting period. Occupancy excludes gross leasable area for anchor tenants.

The following table presents certain information relating to the top 10 tenants by underwritten base rent (of which, certain tenants have co-tenancy provisions) at The Mall of Victor Valley Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Total Mall NRA (SF)	% of Total Collateral NRA(3)	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	TTM June 2024 Sales $(4)	Sales PSF(4)	Occ Cost(4)	Lease Expiration Date
Non-Collateral Anchor Tenants
Macy's	Ba2/BB+/BBB-	98,400	NAP	$0.00	$0	0.0%	$22,000,000	$223.58	0.5%	12/31/2082
Red Lobster	NR/NR/NR	11,500	NAP	$0.00	0	0.0	NAV	NAV	NAV	12/31/2037
Non-Collateral Anchor Tenants Subtotal / Wtd. Avg.		109,900	NAP	$0.00	$0	0.0%
Collateral Anchor Tenants
JCPenney	NR/NR/NR	91,776	19.1%	$1.00	$91,776	0.8%	$12,000,000	$130.75	3.6%	3/31/2033
Top 10 Tenants
Cinemark	NR/NR/NR	62,118	13.0%	$19.00	$1,180,242	10.1%	$8,657,789	$139.38	17.2%	11/30/2026
DICK'S Sporting Goods	Baa3/BBB/NR	49,965	10.4	$19.80	989,307	8.4	$11,608,518	$232.33	8.5%	1/31/2029
Victoria's Secret	B1/BB-/NR	8,512	1.8	$46.76	398,025	3.4	$5,553,186	$652.39	10.3%	3/31/2035
Daniel's Jewelers	NR/NR/NR	1,298	0.3	$238.69	309,814	2.6	$2,266,822	$1,746.40	17.1%	2/28/2027
Hollister Co.	NR/NR/NR	5,351	1.1	$56.00	299,661	2.6	$1,954,490	$365.26	17.6%	1/31/2029
Shoe Palace	NR/NR/NR	3,622	0.8	$71.35	258,421	2.2	$3,621,863	$999.96	8.9%	7/31/2025
JD Sports	NR/NR/NR	6,255	1.3	$40.86	255,550	2.2	$4,363,418	$697.59	8.9%	9/30/2029
Kevin Jewelers	NR/NR/NR	1,458	0.3	$169.62	247,307	2.1	$2,096,031	$1,437.61	15.6%	4/30/2026
Tillys	NR/NR/NR	6,973	1.5	$34.25	238,812	2.0	$2,591,515	$371.65	25.0%	3/31/2029
Kay Jewelers	NR/NR/NR	1,595	0.3	$144.28	230,124	2.0	$2,438,071	$1,528.57	12.8%	1/31/2025
Top 10 Tenants Subtotal / Wtd. Avg.		147,147	30.7%	$29.95	$4,407,264	37.5%
Remaining Occupied		250,981	52.4%	$27.50	$6,901,311	58.8%
Occupied Collateral Total		398,128	83.1%	$28.40	$11,738,741(5)	100.0%
Vacant		81,133	16.9%
Collateral Total / Wtd. Avg.		479,261	100.0%		$11,738,741(5)	100.0%

Collateral + Non Collateral Total		589,161	100.0%

(1)	Based on the underwritten rent roll dated August 2, 2024 inclusive of rent steps through September 1, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	% of Total Collateral NRA refers only to The Mall of Victor Valley Property and does not include the portion occupied by the Non-Collateral Tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 11 – The Mall of Victor Valley
(4)	All information regarding sales and occupancy costs presented in this term sheet with respect to The Mall of Victor Valley Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor. Sales are as of the 12 months ended June 2024.
(5)	Includes $430,166 of underwritten base rent attributable to Sears, which is a dark tenant but continues to pay its contractual lease obligations.

The following table presents certain information relating to the lease rollover schedule at The Mall of Victor Valley Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant(3)	NAP	81,133	16.9%	$430,166	3.7%	81,133	16.9%	$430,166	3.7%
2024 & MTM	8	16,424	3.4	737,940	6.3	97,557	20.4%	$1,168,106	10.0%
2025	28	70,959	14.8	2,725,071	23.2	168,516	35.2%	$3,893,178	33.2%
2026	11	73,318	15.3	2,138,421	18.2	241,834	50.5%	$6,031,599	51.4%
2027	9	8,882	1.9	1,148,096	9.8	250,716	52.3%	$7,179,695	61.2%
2028	8	15,367	3.2	615,945	5.2	266,083	55.5%	$7,795,640	66.4%
2029	11	86,421	18.0	2,557,992	21.8	352,504	73.6%	$10,353,632	88.2%
2030	1	894	0.2	33,765	0.3	353,398	73.7%	$10,387,397	88.5%
2031	2	2,035	0.4	250,601	2.1	355,433	74.2%	$10,637,998	90.6%
2032	2	3,158	0.7	153,805	1.3	358,591	74.8%	$10,791,804	91.9%
2033	3	101,643	21.2	363,512	3.1	460,234	96.0%	$11,155,315	95.0%
2034	1	10,515	2.2	185,400	1.6	470,749	98.2%	$11,340,715	96.6%
2035 & Beyond	1	8,512	1.8	398,025	3.4	479,261	100.0%	$11,738,741	100.0%
Total	85	479,261	100.0%	$11,738,741	100.0%
(1)	Information is based on the underwritten rent roll dated August 2, 2024 inclusive of rent steps equal to approximately $230,256 through September 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the Lease Rollover Schedule.
(3)	Includes 78,212 square feet of net rentable area and $430,166 of underwritten base rent attributable to Sears that has a lease expiration date of October 24, 2024. Sears is a dark tenant but continues to pay its contractual lease obligations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 11 – The Mall of Victor Valley

The following table presents certain information relating to the operating history and underwritten net cash flow of The Mall of Victor Valley Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	2023	TTM June 2024	Underwritten	Per Square Foot	%(1)
Base Rent(2)(3)	$10,419,274	$10,124,184	$10,368,384	$10,386,513	$10,717,354	$10,910,997	$11,078,319	$23.12	64.2%
Rent Steps(4)	0	0	0	0	0	0	230,256	0.48	1.3
Percent in Lieu	31,361	95,603	253,243	114,661	87,728	28,738	0	0.00	0.0
Percentage Rent	383,268	153,746	1,259,985	1,134,230	759,638	721,535	475,897	0.99	2.8
Vacancy Reimbursement	0	0	0	0	0	0	970,526	2.03	5.6
Total Base Rent	$10,833,903	$10,373,533	$11,881,612	$11,635,404	$11,564,720	$11,661,270	$12,754,997	$26.61	73.9%
Reimbursements	3,785,993	3,544,104	3,626,917	4,133,470	4,359,071	4,611,978	4,500,919	9.39	26.1
Gross Potential Rent	$14,619,896	$13,917,637	$15,508,529	$15,768,874	$15,923,791	$16,273,248	$17,255,917	$36.01	100.0%
Other Income(5)	2,051,045	1,182,176	2,009,050	2,077,750	1,907,540	1,847,608	1,847,608	3.86	10.7
In-Place Vacancy	0	0	0	0	0	0	(970,526)	(2.03)	(5.6)
Effective Gross Income	$16,670,941	$15,099,813	$17,517,579	$17,846,624	$17,831,332	$18,120,856	$18,132,998	$37.84	105.1%
Real Estate Taxes	1,755,623	1,782,763	1,720,056	1,750,290	1,831,032	1,861,597	1,833,732	3.83	10.1
Insurance	207,848	293,519	354,137	389,815	537,016	599,276	654,466	1.37	3.6
Other Expenses	2,731,662	2,334,637	2,133,633	2,756,372	2,842,601	2,882,837	2,872,348	5.99	15.8
Total Expenses	$4,695,133	$4,410,919	$4,207,826	$4,896,477	$5,210,649	$5,343,710	$5,360,546	$11.19	29.6%
Net Operating Income	$11,975,808	$10,688,894	$13,309,753	$12,950,147	$12,620,683	$12,777,146	$12,772,452	$26.65	70.4%
Total TI/LC, Capex/RR	0	0	0	0	0	0	601,946	1.26	3.3
Net Cash Flow	$11,975,808	$10,688,894	$13,309,753	$12,950,147	$12,620,683	$12,777,146	$12,170,506	$25.39	67.1%
(1)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Base Rent reflects annualized in-place base rent for in-place tenants and recently executed leases as of March 2024. Rental revenues have been adjusted to be exclusive of deferred straight-line minimum rent and termination income.
(3)	Excludes $430,166 of underwritten base rent attributable to Sears which has a lease expiration date of October 24, 2024. Sears is a dark tenant but continues to pay its contractual lease obligations.
(4)	Based on the underwritten rent roll dated August 2, 2024, inclusive of rent steps through September 1, 2025 totaling $230,256.
(5)	Other Income includes specialty leasing, business development income, tax incentive income and storage rent.

The Market. The Mall of Victor Valley Property is located in San Bernardino County, California, approximately 35 miles north of the city of San Bernardino and 80 miles northeast of downtown Los Angeles. According to the appraisal, the neighborhood economy relies on transportation and logistics due to its location relative to major highways (I-15 and Route 66), and the top employer in the surrounding area is the Southern California Logistics Airport. The Mall of Victor Valley Property is the only enclosed mall in the area anchoring commercial and retail development. Primary access to the area is provided by Interstate 15, which is adjacent to The Mall of Victor Valley Property.

Within a seven-, 10- and 15-mile radius of The Mall of Victor Valley Property, the 2022 average household income was approximately $75,279, $75,719 and $75,736, respectively; and within the same radii, the 2022 estimated population was 275,255, 355,174 and 387,677, respectively.

According to the appraisal, The Mall of Victor Valley Property is situated within the Victorville submarket of the San Bernardino/Riverside retail market. As of the first quarter of 2024, the submarket reported total inventory of approximately 4.5 million square feet with a 6.5% vacancy rate and average rents of $17.99 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

136

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 11 – The Mall of Victor Valley

The following table presents certain information relating to the appraiser’s market rent conclusions for The Mall of Victor Valley Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
0 to 1,199 SF Space	$135.00	8	3.0% annually	$35.00
1,200-2,000 SF Space	$30.00	8	3.0% annually	$35.00
2,001-3,500 SF Space	$27.00	8	3.0% annually	$35.00
3501-5,000 SF Space	$20.00	8	3.0% annually	$35.00
5001-7,500 SF Space	$47.00	8	3.0% annually	$35.00
Over 7,500	$27.00	8	3.0% annually	$35.00
Restaurant Space	$25.00	8	3.0% annually	$75.00
Food Court Space	$110.00	8	3.0% annually	$35.00
Kiosk Space	$525.00	5	3.0% annually	0$0.00
Major Space	$20.00	10	10.0% Mid-Term	$15.00
Cinema Space	$20.00	10	10.0% Mid-Term	$15.00
Anchor Space	$5.00	10	10.0% Mid-Term	$10.00
Anchor Space - Unowned	$0.00	10	N/A	$10.00
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

137

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 12 – The Presidio Apartments
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$23,500,000	Title:	Fee
Cut-off Date Principal Balance:	$23,500,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	2.8%	Net Rentable Area (Units):	313
Loan Purpose:	Refinance	Location:	Houston, TX
Borrower:	APTTP, LLC	Year Built / Renovated:	1968 / 2022
Borrower Sponsor:	Gary W. Gates, Jr.	Occupancy:	94.9%
Interest Rate:	7.08000%	Occupancy Date:	8/31/2024
Note Date:	9/6/2024	4th Most Recent NOI (As of):	$1,736,668 (12/31/2021)
Maturity Date:	9/6/2034	3rd Most Recent NOI (As of):	$2,046,913 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,240,705 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$2,355,087 (TTM 6/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.3%
Amortization Type:	Interest Only	UW Revenues:	$3,975,911
Call Protection:	L(9),YM1(107),O(4)	UW Expenses:	$1,762,087
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,213,824
Additional Debt:	No	UW NCF:	$2,135,574
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$35,400,000 / $113,099
Additional Debt Type:	N/A	Appraisal Date:	7/19/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$75,080
Taxes:	$558,835	$62,093	N/A	Maturity Date Loan / Unit:	$75,080
Insurance:	$58,895	$9,452	N/A	Cut-off Date LTV(2):	62.9%
Replacement Reserves(1):	$0	$13,042	N/A	Maturity Date LTV(2):	62.9%
Deferred Maintenance:	$281,469	$0	N/A	UW NCF DSCR:	1.27x
Other Reserve(2):	$1,250,000	$0	N/A	UW NOI Debt Yield(2):	9.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,500,000	100.0%	Loan Payoff	$17,860,372	76.0%
			Return of Equity	2,906,728	12.4
			Upfront Reserves	2,149,200	9.1
			Closing Costs(3)	583,701	2.5
Total Sources	$23,500,000	100.0%	Total Uses	$23,500,000	100.0%
(1)	The borrower is required to make monthly deposits of $13,042 into the replacement reserve through and including the monthly payment date in September 2026. Commencing on the monthly payment date in October 2026, the borrower will be required to deposit $6,521 monthly into the replacement reserve.
(2)	At origination of The Presidio Apartments Mortgage Loan (as defined below), the borrower deposited $1,250,000 into a performance holdback reserve, to be released to the borrower upon the net operating income debt yield at The Presidio Apartments Property (as defined below) being at least 9.75% based on a trailing 12-month period and satisfactory completion of all required repairs. Notwithstanding the foregoing, no disbursement is permitted prior to the payment date in April 2025. The Cut-off Date LTV, Maturity Date LTV and UW NOI Debt Yield calculations are based on an assumed The Presidio Apartments Mortgage Loan Cut-off Date Balance of $22,250,000, which is net of the $1,250,000 performance holdback reserve. Assuming the gross The Presidio Apartments Mortgage Loan Cut-off Date Balance of $23,500,000, the Cut-off Date LTV, Maturity Date LTV and UW NOI Debt Yield calculations are 66.4%, 66.4% and 9.4%, respectively.
(3)	Closing Costs include an interest rate buy-down credit equal to $400,000.

The Loan. The Presidio Apartments mortgage loan (“The Presidio Apartments Mortgage Loan”) is secured by the borrower’s fee interest in a garden-style multifamily property located in Houston, Texas ( “The Presidio Apartments Property”). The Presidio Apartments Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $23,500,000, has a 10-year term, accrues interest at a fixed rate of 7.08000% per annum on an Actual/360 basis and is interest-only for the loan term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

138

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 12 – The Presidio Apartments

The Property. The Presidio Apartments Property is a 313-unit garden-style multifamily property built in 1968 and renovated in 2022. As of August 31, 2024, The Presidio Apartments Property was 94.9% occupied. The Presidio Apartments Property is located approximately 25 miles southeast of downtown Houston within the Clear Lake area. The 8.54-acre parcel is improved with 24 two-story apartment buildings and three laundry rooms. The Presidio Apartments Property contains 406 parking spaces equating to a parking ratio of approximately 1.3 spaces per unit. All parking spaces and vehicle drives are covered. The Presidio Apartments Property features one-, two- and three-bedroom layouts ranging in size from 490 to 1,754 square feet. According to the appraisal, market rents range from $820 to $1,930 per month, with an average market rent of $1,126 and an average unit size of 879 square feet. Community amenities include an on-site manager and leasing office, and laundry facilities. Unit features include, among other items, wood cabinetry, ceramic floors, walk-in closets and open floor plans. Select units have private balconies or patios. The borrower sponsor acquired The Presidio Apartments Property in December 2015 for a purchase price of $14,500,000. Since acquisition, the borrower sponsor has spent approximately $3,640,000 on capital improvements, which included unit rehab, a major HVAC project, plumbing and electrical repairs, new HVAC units, new appliances and ceramic tiling, along with exterior painting, siding upgrades and porch work.

The following table presents detailed information with respect to the units at The Presidio Apartments Property:

Unit Summary
Unit Type	No. of Units(1)	% of Total	Occupied Collateral Units(1)	% of Units Occupied(1)	Average Unit Size (SF)(1)	Monthly Market Rental Rate(2)	Monthly Market Rental Rate per SF(2)	Average Monthly Market Rental Rate(1)	Average Monthly Market Rental Rate per SF(1)
1BR / 1BA	14	4.5%	14	100.0%	490	$820	$1.67	$845	$1.72
1BR / 1BA	43	13.7	43	100.0%	575	$840	$1.46	$865	$1.50
1BR / 1BA	16	5.1	16	100.0%	630	$910	$1.44	$910	$1.44
1BR / 1BA	30	9.6	28	93.3%	650	$910	$1.40	$918	$1.41
1BR / 1BA	47	15.0	46	97.9%	675	$930	$1.38	$934	$1.38
1BR / 1BA	3	1.0	2	66.7%	720	$1,040	$1.44	$1,006	$1.40
2BR / 1BA	3	1.0	2	66.7%	730	$1,040	$1.42	$978	$1.34
2BR / 1BA	19	6.1	17	89.5%	775	$1,065	$1.37	$1,034	$1.33
2BR / 1BA	2	0.6	2	100.0%	800	$1,080	$1.35	$1,088	$1.36
2BR / 1BA	8	2.6	7	87.5%	880	$1,080	$1.23	$1,078	$1.23
2BR / 1BA	8	2.6	8	100.0%	905	$1,095	$1.21	$1,069	$1.18
2BR / 1BA	8	2.6	8	100.0%	920	$1,105	$1.20	$1,084	$1.18
2BR / 1BA TH	2	0.6	2	100.0%	1,024	$1,305	$1.27	$1,230	$1.20
2BR / 1BA TH	15	4.8	14	93.3%	1,088	$1,305	$1.20	$1,248	$1.15
2BR / 1BA TH	17	5.4	17	100.0%	1,134	$1,310	$1.16	$1,284	$1.13
2BR / 1BA TH	3	1.0	3	100.0%	1,137	$1,360	$1.20	$1,263	$1.11
2BR / 1BA TH	8	2.6	8	100.0%	1,332	$1,560	$1.17	$1,507	$1.13
2BR / 2BA	24	7.7	24	100.0%	1,060	$1,290	$1.22	$1,263	$1.19
3BR / 2.5BA TH	2	0.6	2	100.0%	1,425	$1,740	$1.22	$1,670	$1.17
3BR / 2.5BA TH	4	1.3	3	75.0%	1,444	$1,735	$1.20	$1,633	$1.13
3BR / 2.5BA TH	2	0.6	2	100.0%	1,480	$1,765	$1.19	$1,675	$1.13
3BR / 2.5BA TH	4	1.3	3	75.0%	1,532	$1,775	$1.16	$1,663	$1.09
3BR / 2.5BA TH	8	2.6	8	100.0%	1,554	$1,775	$1.14	$1,675	$1.08
3BR / 2.5BA TH	3	1.0	3	100.0%	1,596	$1,840	$1.15	$1,730	$1.08
3BR / 2.5BA TH	2	0.6	0	0.0%	1,675	$1,840	$1.10	NAV	NAV
3BR / 2.5BA TH	2	0.6	1	50.0%	1,754	$1,930	$1.10	$1,700	$0.97
3BR / 2BA	14	4.5	12	85.7%	1,290	$1,500	$1.16	$1,435	$1.11
3BR / 2BA	2	0.6	2	100.0%	1,402	$1,610	$1.15	$1,500	$1.07
Total/Wtd. Avg.	313	100.0%	297	94.9%	879	$1,126	$1.33	$1,097	$1.32
(1)	Based on the borrower rent roll dated August 31, 2024.
(2)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 12 – The Presidio Apartments

The Market. According to the appraisal, The Presidio Apartments Property is located in the Houston Area multifamily market. As of August 2024, the Houston Area multifamily market average monthly asking rent per square foot was $1.43 and vacancy was 11.4%. According to the appraisal, The Presidio Apartments Property is located in the Clear Lake/Webster/League City multifamily submarket. As of August 2024, the Clear Lake/Webster/League City multifamily submarket average monthly asking rent per square foot was $1.45 and vacancy was 10.4%.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of The Presidio Apartments Property is 16,378, 79,742 and 174,610, respectively. The 2024 average household income within the same radii is $91,154, $111,901 and $125,357, respectively.

The following table presents certain information relating to comparable multifamily rental properties to The Presidio Apartments Property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
The Presidio Apartments(2) 16201 El Camino Real Houston, TX	1968 / 2022	94.9%	313

1BR / 1BA

1BR / 1BA

1BR / 1BA

1BR / 1BA

1BR / 1BA

1BR / 1BA

2BR / 1BA

2BR / 1BA

2BR / 1BA

2BR / 1BA

2BR / 1BA

2BR / 1BA

2BR / 1BA TH

2BR / 1BA TH

2BR / 1BA TH

2BR / 1BA TH

2BR / 1BA TH

2BR / 2BA

3BR / 2.5BA TH

3BR / 2.5BA TH

3BR / 2.5BA TH

3BR / 2.5BA TH

3BR / 2.5BA TH

3BR / 2.5BA TH

3BR / 2.5BA TH

3BR / 2.5BA TH

3BR / 2BA

3BR / 2BA

					490 575 630 650 675 720 730 775 800 880 905 920 1,024 1,088 1,134 1,137 1,332 1,060 1,425 1,444 1,480 1,532 1,554 1,596 1,675 1,754 1,290 1,402	$1.72 $1.50 $1.44 $1.41 $1.38 $1.40 $1.34 $1.33 $1.36 $1.23 $1.18 $1.18 $1.20 $1.15 $1.13 $1.11 $1.13 $1.19 $1.17 $1.13 $1.13 $1.09 $1.08 $1.08 NAV $0.97 $1.11 $1.07	$845 $865 $910 $918 $934 $1,006 $978 $1,034 $1,088 $1,078 $1,069 $1,084 $1,230 $1,248 $1,284 $1,263 $1,507 $1,263 $1,670 $1,633 $1,675 $1,663 $1,675 $1,730 NAV $1,700 $1,435 $1,500
The Grand Hampton at Clear Lake 16202 El Camino Real Houston, TX	1977 / 2021	93%	347	1BR / 1BA 1BR / 1BA 2BR / 1.5BA 2BR / 1BA 2BR / 1.5BA 2BR / 1.5BA 2BR / 1.5BA 2BR / 2BA Den 3BR / 2.5BA TH 3BR / 2.5BA TH 3BR / 2BA 3BR / 2BA	851 700 1,262 909 1,188 914 919 1,239 1,409 1,392 1,257 1,287	$1.13 $1.20 $1.07 $1.13 $1.16 $1.17 $1.18 $1.24 $1.17 $1.18 $1.21 $1.43	$961 $840 $1,351 $971-$1,091 $1,291-$1,459 $1,072 $1,082 $1,369-$1,702 $1,650 $1,640 $1,320-$1,718 $1,843

(1)	Source: Appraisal and market report, unless otherwise indicated. Comparables reflect market rate units.
(2)	Based on the borrower rent roll dated August 31, 2024 or as otherwise provided by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

140

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 12 – The Presidio Apartments

The following table presents certain additional information relating to comparable multifamily rental properties to The Presidio Apartments Property:

Comparable Rental Summary (continued)(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
The Riviera at Clear Lake 16457 El Camino Real Houston, TX	1955 / 2020	80%	288	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1.5BA 2BR / 2BA 2BR / 1.5BA 3BR / 2BA	730 719 631 995 900 1,096 1,132	$1.34 $1.37 $1.50 $1.05 $1.33 $1.38 $1.45	$894-$1,069 $921-$1,055 $854-$1,034 $1,040 $1,089-$1,299 $1,509 $1,639
Bay House Apartments 2041 San Sebastian Houston, TX	1967 / 2015	91%	190	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 2.5BA TH 2BR / 1.5BA TH 2BR / 1BA 2BR / 2BA 2BR / 2BA 3BR / 3BA	728 701 692 775 837 744 1,252 1,192 978 1,020 1,038 1,348	$1.53 $1.58 $1.59 $1.61 $1.66 $1.85 $1.16 $1.17 $1.31 $1.43 $1.51 $1.34	$1,111 $1,111 $1,100 $1,250 $1,388 $1,379 $1,452 $1,400 $1,279 $1,459 $1,572 $1,810
Pelican Reef 3802 Nasa Road One Seabrook, TX	1969 / 2017	90%	89	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 2BA	745 714 680 969	$1.34 $1.39 $1.43 $1.43	$999 $989 $969 $1,389
The Park at Clear Lake 1239 Bay Area Boulevard Houston, TX	1973 / 2017	92%	342	1BR / 1BA 2BR / 2BA 2BR / 1BA	670 850 800	$1.24 $1.50 $1.51	$832 $1,272 $1,207
Creekside Villas at Clear Lake 707 El Dorado Houston, TX	1978 / 2019	90%	202	1BR / 1BA Den 1BR / 1BA Den 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 2BA Den 2BR / 2.5BA 2BR / 2BA Den 2BR / 1BA 2BR / 2BA 2BR / 1BA 3BR / 2BA	848 853 650 700 550 1,270 1,257 1,250 914 950 914 1,274	$1.37 $1.38 $1.56 $1.56 $1.74 $1.24 $1.25 $1.40 $1.47 $1.52 $1.58 $1.41	$1,160 $1,175 $1,015 $1,095 $955 $1,580 $1,575 $1,750 $1,340 $1,445 $1,440 $1,790

(1)	Source: Appraisal and market report, unless otherwise indicated. Comparables reflect market rate units.

The following table presents certain information with respect to the historical and current occupancy of The Presidio Apartments Property:

Historical and Current Occupancy
2021(1)	2022(1)	2023(1)	Current(2)
96.8%	95.8%	98.1%	94.9%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of August 31, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

141

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 12 – The Presidio Apartments

Appraisal. According to the appraisal, The Presidio Apartments Property had an “as-is” appraised value of $35,400,000 as of July 19, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Direct Capitalization Approach	$35,400,000	6.00%
(1)	Source: Appraisal.
(2)	The appraisal used an income capitalization approach to arrive at the appraised value. The capitalization rates shown above represent the overall capitalization rate.

Environmental. According to a Phase I environmental assessment dated July 24, 2024, there was no evidence of any recognized environmental conditions at The Presidio Apartments Property.

The following table presents certain information with respect to the historical operating performance and underwritten cash flows of The Presidio Apartments Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent	$3,322,877	$3,512,449	$3,763,040	$3,907,477	$4,098,696	$13,095	100.0%
Net Rental Income	$3,322,877	$3,512,449	$3,763,040	$3,907,477	$4,098,696	$13,095	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(191,219)	(611)	(4.7)
Other Income(3)	50,436	79,704	76,843	68,434	68,434	219	1.7
Effective Gross Income	$3,373,313	$3,592,153	$3,839,883	$3,975,911	$3,975,911	$12,703	97.0%

Total Expenses	$1,636,644	$1,545,240	$1,599,178	$1,620,824	$1,762,087	$5,630	44.3%

Net Operating Income	$1,736,668	$2,046,913	$2,240,705	$2,355,087	$2,213,824	$7,073	55.7%

Total Capex/RR	0	0	0	0	78,250	250	2.0

Net Cash Flow	$1,736,668	$2,046,913	$2,240,705	$2,355,087	$2,135,574	$6,823	53.7%
(1)	TTM reflects the trailing 12 months ending June 30, 2024.
(2)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income is primarily comprised of late fees, laundry income and forfeited deposits.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

142

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 13 – TN Self Storage Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$23,000,000	Title:	Fee
Cut-off Date Principal Balance:	$23,000,000	Property Type - Subtype:	Self Storage – Self Storage
% of IPB:	2.7%	Net Rentable Area (SF):	465,925
Loan Purpose:	Recapitalization	Location:	Various, TN
Borrowers(1):	Various	Year Built / Renovated:	Various / NAP
Borrower Sponsor:	Crystal View Capital Fund III LLC	Occupancy:	88.0%
Interest Rate:	6.53000%	Occupancy Date:	5/31/2024
Note Date:	6/28/2024	4th Most Recent NOI (As of):	NAV
Maturity Date:	7/1/2034	3rd Most Recent NOI (As of):	$1,841,714 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,106,056 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of)(2):	$2,124,832 (Various)
Original Amortization Term:	None	UW Economic Occupancy:	76.2%
Amortization Type:	Interest Only	UW Revenues:	$3,239,037
Call Protection:	L(28),D(89),O(3)	UW Expenses:	$1,063,167
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$2,175,870
Additional Debt:	No	UW NCF:	$2,094,117
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$34,000,000 / $73
Additional Debt Type:	N/A	Appraisal Date:	5/14/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$49
Taxes:	$38,697	$6,450	N/A	Maturity Date Loan / SF:	$49
Insurance:	$17,043	$5,681	N/A	Cut-off Date LTV:	67.6%
Replacement Reserves:	$6,813	$6,813	N/A	Maturity Date LTV:	67.6%
Immediate Repair Reserve:	$91,688	$0	N/A	UW NCF DSCR:	1.38x
				UW NOI Debt Yield:	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$23,000,000	100.0%	Return of Equity(3)	$22,420,659	97.5%
			Closing Costs	425,100	1.8
			Upfront Reserves	154,241	0.7
Total Sources	$23,000,000	100.0%	Total Uses	$23,000,000	100.0%
(1)	The borrowers are All In One Storage TN LLC, Volunteer Storage Vonore TN LLC, Volunteer Storage Knoxville West TN LLC, Volunteer Storage Maryville 1 TN LLC, Volunteer Storage Tellico Village TN LLC, Volunteer Storage Seymour TN LLC, Volunteer Storage Chapman TN LLC, Volunteer Storage Loudon TN LLC, Volunteer Storage Maryville 2 TN LLC, Volunteer Storage Lenoir City TN LLC and Volunteer Storage Solway TN LLC.
(2)	Most Recent NOI represents the trailing 12-month period ending April 30, 2024, except for the Volunteer Storage Vonore mortgaged property, which represents the trailing 12-month period ending March 31, 2024.
(3)	Upon acquisition by the borrower sponsor in December 2021 and April 2022, the TN Self Storage Portfolio Properties (as defined below) were pledged under a revolving line of credit. At origination of the TN Self Storage Portfolio Mortgage Loan (as defined below), the TN Self Storage Portfolio Properties were released from the revolving line of credit with no paydown required.

The Loan. The TN Self Storage Portfolio mortgage loan (the “TN Self Storage Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $23,000,000 and is secured by the borrowers’ fee interests in 11 self storage properties located in Tennessee (the “TN Self Storage Portfolio Properties”). The TN Self Storage Portfolio Mortgage Loan has a 10-year term, is interest only for the entire term and accrues interest at a fixed rate of 6.53000% per annum on an Actual/360 basis.

The Properties. The TN Self Storage Portfolio Properties are comprised of 11 self storage properties totaling 465,925 square feet of net rentable area containing an aggregate of 2,600 units. The TN Self Storage Portfolio Properties are all located within the Knoxville, Tennessee metropolitan area. The TN Self Storage Portfolio Properties were built between 1951 and 2020, with many of the TN Self Storage Portfolio Properties built in phases over several years. The TN Self

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

143

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 13 – TN Self Storage Portfolio

Storage Portfolio Properties range in size from 19,865 to 84,805 square feet and contain between 112 and 416 units. The All In One Storage mortgaged property is the largest mortgaged property by allocated loan amount and accounts for 20.8% of the underwritten NOI and 18.2% of the total net rentable area. No other individual mortgaged property comprises more than 13.9% of the underwritten NOI or 15.4% of the total net rentable area.

The following table presents certain information relating to the TN Self Storage Portfolio Properties:

Portfolio Summary
Property Name	Location	Allocated Loan Amount (“ALA”)	% of ALA	Occupancy(1)	Year Built	Net Rentable Area (SF)(1)	Units(1)(2)	Appraised Value	% of UW NOI
All In One Storage	Kodak, TN	$4,829,111	21.0%	82.7%	2008-2020	84,805	416	$6,850,000	20.8%
Volunteer Storage Vonore	Vonore, TN	3,209,532	14.0	87.7%	1998, 2003	71,420	352	$4,450,000	13.9
Volunteer Storage Knoxville West	Knoxville, TN	2,745,384	11.9	89.1%	1995-2004	28,626	265	$4,150,000	11.7
Volunteer Storage Maryville 1	Maryville, TN	2,547,875	11.1	93.3%	1995, 1997	31,925	287	$3,650,000	10.9
Volunteer Storage Tellico Village	Loudon, TN	2,340,489	10.2	92.4%	2002, 2007	71,895	346	$3,600,000	10.2
Volunteer Storage Seymour	Seymour, TN	2,073,851	9.0	90.7%	1999-2005	30,630	204	$2,850,000	8.9
Volunteer Storage Chapman	Seymour, TN	1,767,711	7.7	91.3%	2007-2016	35,340	153	$2,550,000	7.6
Volunteer Storage Loudon	Loudon, TN	1,155,432	5.0	81.6%	2002, 2006	26,560	160	$1,750,000	5.1
Volunteer Storage Maryville 2	Maryville, TN	957,922	4.2	80.0%	1951, 1955	19,865	128	$1,500,000	4.2
Volunteer Storage Lenoir City	Lenoir City, TN	908,544	4.0	92.3%	1992	39,586	177	$1,650,000	4.3
Volunteer Storage Solway	Knoxville, TN	464,149	2.0	84.6%	2001	25,273	112	$1,000,000	2.2
Total		$23,000,000	100.0%	88.0%		465,925	2,600	$34,000,000	100.0%
(1)	Occupancy, Net Rentable Area (SF) and Units are based on the underwritten rent rolls dated as of May 31, 2024.
(2)	Units include 764 parking spaces.

The TN Self Storage Portfolio Properties contain 2,600 total units, including 1,836 self storage units and 764 parking spaces, which were 88.0% occupied by square feet and 88.5% occupied by unit as of May 31, 2024. Individual mortgaged property occupancies ranged from 80.0% to 93.3% by square feet. The 1,836 self storage units are comprised of 1,324 traditional units (72.1% of total self storage units) and 512 climate-controlled units (27.9% of total self storage units). The traditional units were 92.3% occupied by square feet and the climate-controlled units were 88.6% occupied by square feet. The 764 parking spaces, which are primarily used for RV and boat parking, were 84.2% occupied by units as of May 31, 2024.

The following table presents detailed information with respect to the unit mix of the TN Self Storage Portfolio Properties:

Unit Mix(1)
Unit Type	Square Feet	% of Total Square Feet	Occupancy (SF)	Units	% of Total Units	Occupancy (Units)
Non-Climate Controlled Storage Units	193,740	41.6%	92.3%	1,324	50.9%	92.1%
Climate Controlled Storage Units	58,179	12.5	88.6%	512	19.7	85.7%
Parking Spaces	214,006	45.9	83.9%	764	29.4	84.2%
Total / Wtd. Avg.	465,925	100.0%	88.0%	2,600	100.0%	88.5%
(1)	Based on the underwritten rent rolls dated as of May 31, 2024.

Environmental. According to the Phase I environmental assessments dated May 28, 2024, there was no evidence of any recognized environmental conditions at the TN Self Storage Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 13 – TN Self Storage Portfolio
Historical and Current Occupancy(1)
2021(2)	2022	2023	Current(3)
NAV	89.3%	88.9%	88.0%
(1)	Historical Occupancies are the annual average occupancy of each respective year.
(2)	2021 occupancy is not available as the borrower sponsor acquired the TN Self Storage Portfolio Properties between December 2021 and April 2022.
(3)	Current Occupancy is based on the underwritten rent rolls dated as of May 31, 2024.

Operating History and Underwritten Net Cash Flow
	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
Gross Potential Rent	$2,367,447	$2,541,835	$2,556,488	$3,355,983	$7.20	100.0%
Parking Income	412,850	481,543	489,260	489,260	1.05	14.6
Other Income(3)	96,619	214,202	243,061	243,061	0.52	7.2
(Vacancy / Credit Loss)	(45,576)	(40,642)	(49,656)	(849,266)	(1.82)	(25.3)
Effective Gross Income	$2,831,341	$3,196,938	$3,239,153	$3,239,037	$6.95	96.5%

Total Expenses	$989,627	$1,090,882	$1,114,321	$1,063,167	$2.28	32.8%

Net Operating Income	$1,841,714	$2,106,056	$2,124,832	$2,175,870	$4.67	67.2%
Total TI / LC, Capex / RR	0	0	0	81,753	0.18	2.5
Net Cash Flow	$1,841,714	$2,106,056	$2,124,832	$2,094,117	$4.49	64.7%
(1)	TTM reflects the trailing 12-month period ending April 30, 2024, except for the Volunteer Storage Vonore mortgaged property, which represents the trailing 12-month period ending March 31, 2024.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income includes primarily tenant insurance, late fees, administrative fees, sales tax and billboard income.

The Markets. The TN Self Storage Portfolio Properties are located throughout the Knoxville, Tennessee metropolitan area, within the cities of Kodak (one mortgaged property), Seymour (two mortgaged properties), Maryville (two mortgaged properties), Loudon (two mortgaged properties), Knoxville (two mortgaged properties), Vonore (one mortgaged property), and Lenoir City (one mortgaged property).

The following table presents certain 2023 demographic information for the TN Self Storage Portfolio Properties:

Demographics Summary(1)
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income
All In One Storage	Kodak, TN	905	8,051	24,887	$61,818	$60,850	$58,280
Volunteer Storage Vonore	Vonore, TN	470	4,759	9,510	$56,409	$62,020	$63,383
Volunteer Storage Knoxville West	Knoxville, TN	3,765	41,933	122,679	$96,467	$98,569	$96,146
Volunteer Storage Maryville 1(2)	Maryville, TN	3,808	28,578	60,881	$76,671	$63,311	$60,652
Volunteer Storage Tellico Village	Loudon, TN	851	7,078	13,735	$98,884	$73,539	$76,804
Volunteer Storage Seymour	Seymour, TN	2,151	18,471	30,894	$64,156	$65,029	$64,979
Volunteer Storage Chapman	Seymour, TN	4,833	17,609	29,063	$66,763	$67,968	$64,130
Volunteer Storage Loudon	Loudon, TN	655	8,641	28,242	$76,986	$57,841	$60,275
Volunteer Storage Maryville 2	Maryville, TN	3,808	28,578	60,881	$76,671	$63,311	$60,652
Volunteer Storage Lenoir City	Lenoir City, TN	1,533	18,872	33,127	$65,804	$62,909	$73,671
Volunteer Storage Solway	Knoxville, TN	1,443	13,087	59,080	$101,290	$94,035	$81,971
(1)	Source: Appraisals.
(2)	Population and median household income data is sourced from the appraisal for the Volunteer Storage Maryville 2 property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

145

Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 14 – TownePlace Suites – Hillsboro, OR
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	BANA	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,443,750	Title:	Fee
Cut-off Date Principal Balance:	$22,443,750	Property Type - Subtype:	Hospitality – Extended Stay
% of Pool by IPB:	2.7%	Net Rentable Area (Rooms):	136
Loan Purpose:	Acquisition	Location:	Hillsboro, OR
Borrower:	BHGAH TPHIB SPE, LLC	Year Built / Renovated(3):	2000 / 2014, 2024
Borrower Sponsor:	Bakulesh Patel	Occupancy / ADR / RevPAR:	83.1% / $170.01 / $141.28
Interest Rate:	6.41000%	Occupancy / ADR / RevPAR Date:	8/31/2024
Note Date:	10/17/2024	4th Most Recent NOI (As of):	$2,490,184 (12/31/2021)
Maturity Date:	12/1/2034	3rd Most Recent NOI (As of):	$4,271,078 (12/31/2022)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$4,172,364 (12/31/2023)
Original Term:	121 months	Most Recent NOI (As of):	$3,984,969 (TTM 8/31/2024)
Original Amortization:	360 months	UW Occupancy / ADR / RevPAR:	83.1% / $170.48 / $141.65
Amortization Type:	Amortizing Balloon	UW Revenues:	$7,138,452
Call Protection:	L(24),D(92),O(5)	UW Expenses:	$3,005,109
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,133,343
Additional Debt:	No	UW NCF:	$3,847,805
Additional Debt Balance:	N/A	Appraised Value / Per Room(4):	$36,200,000 / $266,176
Additional Debt Type:	N/A	Appraisal Date(4):	10/1/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$165,028
Taxes:	$138,346	$11,990	N/A	Maturity Date Loan / Room:	$141,303
Insurance(1):	$0	Springing	N/A	Cut-off Date LTV:	62.0%
FF&E Reserves(2):	$0	$23,795	N/A	Maturity Date LTV:	53.1%
PIP Reserve(3):	$5,500,000	$0	N/A	UW NCF DSCR:	2.28x
				UW NOI Debt Yield:	18.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,443,750	67.5%	Purchase Price	$27,000,000	81.2%
Sponsor Equity	10,819,097	32.5	Upfront Reserves	5,638,346	17.0
			Closing Costs	624,501	1.9
Total Sources	$33,262,847	100.0%	Total Uses	$33,262,847	100.0%
(1)	The borrower is required to deposit 1/12th of insurance premiums upon failure to maintain a blanket policy.
(2)	The borrower is required to deposit the greater of (i) 1/12th of 4% of the gross income for the corresponding month of the preceding calendar year and (ii) the monthly amount of the deposit required by franchisor on account of FF&E under the franchise agreement. The FF&E Reserves monthly deposit will be $23,794.84 until December 2024 and then will be adjusted annually in January of each calendar year.
(3)	As part of the acquisition of the TownePlace Suites – Hillsboro, OR Property (as defined below) and execution of the relicensing franchise agreement, the TownePlace Suites – Hillsboro, OR Property will be subject to a change-of-ownership property improvement plan (“PIP”). The borrower sponsor's PIP budget projects a total cost of $5,500,000 ($40,441 per key). The PIP budgeted amount was fully reserved at origination. The franchise agreement permits the borrower sponsor to complete the PIP within 18 months.
(4)	Appraised Value represents the “Prospective Market Value Upon Completion”, which assumes that the scheduled PIP has been completed. At origination, the borrower reserved $5,500,000 for the full budgeted cost of the PIP. The appraisal concluded to an “as-is” appraised value of $29,600,000 as of October 1, 2024, which results in a Cut-off Date LTV of 75.8% and a Maturity Date LTV of 64.9% for the TownePlace Suites – Hillsboro, OR Mortgage Loan.

The Loan. The TownePlace Suites – Hillsboro, OR mortgage loan (the “TownePlace Suites – Hillsboro, OR Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $22,443,750 and is secured by the borrower’s fee interest in a hospitality property located in Hillsboro, Oregon (the “TownePlace Suites – Hillsboro, OR Property”). The TownePlace Suites – Hillsboro, OR Mortgage Loan has a 10-year term that amortizes on a 30-year amortization schedule and accrues interest at a fixed rate of 6.41000% per annum on an Actual/360 basis. The scheduled maturity date of the TownePlace Suites – Hillsboro, OR Mortgage Loan is December 1, 2034.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 14 – TownePlace Suites – Hillsboro, OR

The Property. The TownePlace Suites – Hillsboro, OR Property is a two-story 136-room, extended stay hotel that contains approximately 49,776 square feet of gross building area across 10 buildings in a campus configuration on a 3.56-acre site in Hillsboro, Oregon. The TownePlace Suites – Hillsboro, OR Property was developed in 2000 and underwent renovations in 2014 and 2024. As part of the acquisition of the TownePlace Suites – Hillsboro, OR Property and execution of the relicensing franchise agreement, the TownePlace Suites – Hillsboro, OR Property will be subject to a change-of-ownership PIP. The budgeted cost of the PIP is $5,500,000 ($40,441 per key), which was escrowed in full by the borrower at origination. The PIP renovations are expected to be completed within 18 months of commencement. According to the borrower sponsor, the PIP is not expected to materially impact hotel operations due to the separation of the individual buildings that comprise the TownePlace Suites – Hillsboro, OR Property. The PIP budget includes $350,000 for site and building exterior updates, $4,655,000 for public space and guestroom updates and $500,500 of contingency.

The TownePlace Suites – Hillsboro, OR Property unit mix consists of 85 queen suites and 51 king suites. Hotel amenities include suite-style guestrooms, a fitness center, an outdoor pool, a sundry store, a business center, approximately 200 square feet of indoor meeting space and a typical complement of back-of-the-house facilities. The TownePlace Suites – Hillsboro, OR Property also offers 135 parking spaces (0.99 spaces per room).

Demand segmentation is 95% transient and 5% meeting/group. Transient demand includes commercial and leisure demand. The top five accounts include Tokyo Electron (13,343 room nights), Screen SPE USA (3,841 room nights), Hitachi Preferred (3,806 room nights), ASM America (2,614 room nights) and Tokyo Ohka Kogyo US (1,367 room nights).

The TownePlace Suites – Hillsboro, OR Property has operated under a franchise agreement with Marriott International, Inc. since 2000 and has a current franchise expiration date of October 17, 2034. The TownePlace Suites – Hillsboro, OR Mortgage Loan is structured with a cash flow sweep 24 months prior to the related maturity date. The TownePlace Suites – Hillsboro, OR Mortgage Loan is full recourse to the borrower if the franchise agreement is terminated, surrendered or otherwise cancelled, in each case, without the lender's prior written consent. Therefore, if the franchise agreement expires and the franchisee fails to enter into a new franchise agreement before the maturity date of the TownePlace Suites – Hillsboro, OR Mortgage Loan, such mortgage loan becomes full recourse to the borrower.

The following table presents certain information relating to the TownePlace Suites – Hillsboro, OR Property:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set(3)			TownePlace Suites – Hillsboro, OR			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	76.6%	$129.86	$99.48	91.8%	$151.91	$139.38	119.8%	117.0%	140.1%
2023	69.5%	$129.62	$90.09	84.6%	$166.45	$140.80	121.7%	128.4%	156.3%
TTM(4)	75.1%	$128.61	$96.63	83.1%	$170.01	$141.26	110.6%	132.2%	146.2%
(1)	Data provided by a third-party market research report.
(2)	The variances between underwriting, the appraisal and third-party market research report data with respect to Occupancy, ADR and RevPAR at the TownePlace Suites – Hillsboro, OR Property are attributable to differing reporting methodologies and/or timing differences.
(3)	The competitive set includes Homewood Suites by Hilton Hillsboro/Beaverton, Holiday Inn Express Portland West Hillsboro, Larkspur Landing Hillsboro, SpringHill Suites Portland Hillsboro and Extended Stay America Suites Portland - Hillsboro.
(4)	TTM represents the trailing 12-month period ending August 2024.

Environmental. According to the Phase I environmental assessment dated August 7, 2024, there was no evidence of any recognized environmental conditions at the TownePlace Suites – Hillsboro, OR Property.

The Market. The TownePlace Suites – Hillsboro, OR Property is located in Hillsboro-Orenco Station, a planned community with local amenities and demand drivers including anchored shopping centers, corporate campuses, office buildings, restaurants and bars, grocery stores and public parks. The overall neighborhood has access to the MAX Blue Line and MAX Red Line, which runs from Hillsboro to Gresham and Beaverton to Portland International Airport, respectively. Additionally, regional access to the TownePlace Suites – Hillsboro, OR Property is achieved via US Highway 26 (Sunset Highway), Oregon Route 217, Interstate 5, Interstate 405 and Interstate 205. Corporate locations surrounding the TownePlace Suites – Hillsboro, OR Property include Tokyo Electron, Intel Ronler Acres, Hitachi, Nike World Headquarters and ASM America.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 14 – TownePlace Suites – Hillsboro, OR

TownePlace Suites – Hillsboro, OR Property is located within the Portland-Vancouver-Hillsboro Core-Based Statistical Area (“Portland CBSA”). The total population of the Portland CBSA was estimated at over 2.5 million, consisting of 59.5% of the total Oregon population. The economic and population growth over the past several years is powered by the region's high technology, logistics and manufacturing sectors. Hillsboro is the fifth largest city in Oregon, encompassing an estimated population of approximately 110,000. The neighborhood is highly influenced by Intel and the TownePlace Suites – Hillsboro, OR Property is located less than a mile from a large Intel campus. Intel established its Hillsboro presence in 1976 and has grown into the largest private employer in Oregon, with over 22,000 employees spread across four major campuses in Hillsboro.

According to the appraisal, the estimated 2023 population within a one-, three- and five-mile radius of the TownePlace Suites – Hillsboro, OR Property was 13,946, 118,933 and 246,927, respectively. The 2024 average household income within the same radii is $127,331, $113,893 and $118,667, respectively. The appraiser identified one property, TownePlace Suites Hillsboro-Amberglen Pkwy, planned for construction, which would be located two miles east of the TownePlace Suites – Hillsboro, OR Property and would compete with the mortgaged property due to its proximity, identical branding and service type.

The following table presents certain information relating to the competition for the TownePlace Suites – Hillsboro, OR Property:

Competitive Property Summary(1)(2)
Property Name	Year Built	# of Rooms	Transient	Meeting & Group	2023 Occupancy	2023 ADR	2023 RevPAR
TownePlace Suites – Hillsboro, OR	2000	136	95%	5%	84.6%	$166.45	$140.80
Larkspur Landing Hillsboro	1997	124	93%	7%	60% - 65%	$110 - $115	$65 - $70
Homewood Suites by Hilton Hillsboro Beaverton	1998	123	93%	7%	75% - 80%	$165 - $170	$125 - $130
Extended Stay America Portland - Hillsboro	1998	137	95%	5%	70% - 75%	$100 - $105	$70 - $75
Holiday Inn Express Portland West Hillsboro	2000	86	93%	7%	60% - 65%	$125 - $130	$80 - $85
SpringHill Suites Portland Hillsboro	2004	106	95%	5%	70% - 75%	$140 - $145	$100 - $105
Total/Wtd. Avg.		712			72.4%	$137.84	$99.82
(1)	Source: Appraisal.
(2)	The variances between underwriting, the appraisal and third-party market research provider data with respect to Occupancy, ADR and RevPAR at the TownePlace Suites – Hillsboro, OR Property are attributable to differing reporting methodologies and/or timing differences.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 14 – TownePlace Suites – Hillsboro, OR
Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM 8/31/2024	Underwritten	Per Room(1)	% of Total Revenue
Occupancy	67.1%	91.8%	84.6%	83.1%	83.1%
ADR	$137.60	$151.91	$166.45	$170.01	$170.48
RevPAR	$92.33	$139.45	$140.82	$141.28	$141.65
Room Revenue	$4,585,966	$6,918,705	$6,989,269	$7,031,268	$7,031,268	$51,701	98.5%
Other Income(2)	50,076	136,276	143,001	107,184	107,184	788	1.5
Total Revenue	$4,636,042	$7,054,981	$7,132,270	$7,138,452	$7,138,452	$52,489	100.0%
Room Expense	577,385	755,551	851,264	878,602	878,602	6,460	12.3
Other Income Expense	6,199	26,979	32,868	12,264	12,264	90	0.2
Total Departmental Expenses	$583,584	$782,530	$884,132	$890,866	$890,866	$6,550	12.5%
Gross Operating Income	$4,052,458	$6,272,451	$6,248,138	$6,247,586	$6,247,586	$45,938	87.5%
General and Unapplied Expenses	1,323,110	1,752,375	1,779,890	1,913,739	1,912,382	14,062	26.8
Gross Operating Profit	$2,729,348	$4,520,076	$4,468,248	$4,333,847	$4,335,204	$31,877	60.7%
Property Taxes	128,415	124,639	137,078	144,350	146,245	1,075	2.0
Property Insurance	110,749	124,359	158,806	204,528	55,616	409	0.8
Total Other Expenses	$239,164	$248,998	$295,884	$348,878	$201,861	$1,484	2.8%
Net Operating Income	$2,490,184	$4,271,078	$4,172,364	$3,984,969	$4,133,343	$30,392	57.9%
FF&E	0	0	0	0	285,538	2,100	4.0
Net Cash Flow	$2,490,184	$4,271,078	$4,172,364	$3,984,969	$3,847,805	$28,293	53.9%
(1)	Per Room values are based on 136 rooms.
(2)	Other Income includes laundry revenue, valet and self-parking revenue and vending machine commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 15 – Mini U Storage – Newport
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,000,000	Title:	Fee
Cut-off Date Principal Balance:	$20,000,000	Property Type - Subtype:	Self Storage – Self Storage
% of IPB:	2.4%	Net Rentable Area (SF):	84,951
Loan Purpose:	Refinance	Location:	Newport Beach, CA
Borrowers(1):	Various	Year Built / Renovated:	1994 / NAP
Borrower Sponsors(2):	Various	Occupancy:	95.3%
Interest Rate:	5.90000%	Occupancy Date:	5/30/2024
Note Date:	7/11/2024	4th Most Recent NOI (As of):	$2,191,855 (12/31/2021)
Maturity Date:	8/1/2034	3rd Most Recent NOI (As of):	$2,471,428 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,527,090 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$2,559,514 (TTM 5/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	91.4%
Amortization Type:	Interest Only	UW Revenues:	$3,427,072
Call Protection:	L(27),D(90),O(3)	UW Expenses:	$1,004,440
Lockbox / Cash Management:	Springing	UW NOI:	$2,422,632
Additional Debt:	No	UW NCF:	$2,414,137
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$45,630,000 / $537
Additional Debt Type:	N/A	Appraisal Date:	6/6/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$235
Taxes:	$36,398	$7,280	N/A	Maturity Date Loan / SF:	$235
Insurance:	$13,085	$3,271	N/A	Cut-off Date LTV:	43.8%
Replacement Reserves:	$708	$708	N/A	Maturity Date LTV:	43.8%
				UW NCF DSCR:	2.02x
				UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,000,000	100.0%	Loan Payoff	$11,848,535	59.2%
			Return of Equity	7,972,301	39.9
			Closing Costs	128,973	0.6
			Upfront Reserves	50,191	0.3
Total Sources	$20,000,000	100.0%	Total Uses	$20,000,000	100.0%
(1)	The borrowers are DSI Newport Growth and Income Fund, a California Limited Partnership and Mini U Storage Newport, a California Limited Partnership, as tenants-in-common.
(2)	The borrower sponsors are Dahn Corporation and The Conway Family Trust, dated September 10, 2001, as first amended and restatement on February 23, 2009, solely on behalf of the ”Trust A” assets allocation provided thereby.

The Loan. The Mini U Storage – Newport mortgage loan (the “Mini U Storage – Newport Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $20,000,000 and is secured by the borrowers’ fee interest in an 84,951 square foot, 971 unit self storage property located in Newport Beach, California (the “Mini U Storage – Newport Property”). The Mini U Storage – Newport Mortgage Loan has a 10-year term, is interest only for the entire term and accrues interest at a fixed rate of 5.90000% per annum on an Actual/360 basis.

The Property. The Mini U Storage – Newport Property is comprised of two, two-story self storage buildings totaling 84,951 square feet. The Mini U Storage – Newport Property contains 971 self storage units that provide interior and drive-up access. The units are a variety of sizes ranging from two-by-four foot units to 18-by-35 foot units, with an average unit size of 87 square feet. The units are comprised of 884 traditional units and 87 smaller closet-style iSpace storage lockers. The Mini U Storage – Newport Property was constructed in 1994. Facility amenities include electronic gate access, keypad entry, on-site leasing office, exterior lighting and surveillance cameras. Each building contains one elevator. A property manager’s

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2024-C30
No. 15 – Mini U Storage – Newport

apartment is located above the leasing office. The Mini U Storage – Newport Property was 95.3% occupied by square footage and 90.3% occupied by units as of May 30, 2024.

The following table presents detailed information with respect to the unit mix of the Mini U Storage – Newport Property:

Unit Mix(1)
Unit Type	Square Feet	% of Total Square Feet	Occupancy (SF)	Units	% of Total Units	Occupancy (Units)
Traditional Units	84,235	99.2%	95.5%	884	91.0%	92.0%
iSpace Lockers	716	0.8	74.0%	87	9.0	73.6%
Total / Wtd. Avg.	84,951	100.0%	95.3%	971	100.0%	90.3%
(1)	Based on the underwritten rent roll dated as of May 30, 2024.

Environmental. According to the Phase I environmental assessment dated June 11, 2024, there was evidence of a recognized environmental condition at the Mini U Storage – Newport Property due to its location in a monitoring zone within the vicinity of a former aerospace facility, which is subject to environmental remediation. As a result of contamination at the former aerospace facility, volatile organic compounds are considered to be present in groundwater and soil vapor beneath the Mini U Storage – Newport Property. Based on the non-residential use of the Mini U Storage – Newport Property and the fact that the remediation at the former aerospace facility is subject to oversight by the Santa Ana Regional Water Quality Control Board, no further actions were recommended at the Mini U Storage – Newport Property.

Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
94.8%	96.4%	90.7%	95.3%
(1)	Historical Occupancies are the annual average occupancy of each respective year.
(2)	Current Occupancy is based on the underwritten rent roll dated as of May 30, 2024.

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
Gross Potential Rent	$2,866,014	$3,261,970	$3,391,807	$3,401,573	$3,723,564	$43.83	100.0%
(Vacancy / Credit Loss)	0	0	0	0	(321,991)	(3.79)	(8.6)
Other Income(3)	24,740	27,738	29,431	25,499	25,499	0.30	0.7
Effective Gross Income	$2,890,754	$3,289,708	$3,421,238	$3,427,072	$3,427,072	$40.34	92.0%
Total Expenses	$698,899	$818,280	$894,148	$867,558	$1,004,440	$11.82	29.3%
Net Operating Income	$2,191,855	$2,471,428	$2,527,090	$2,559,514	$2,422,632	$28.52	70.7%
Total Capex / RR	0	0	0	0	8,495	0.10	0.2
Net Cash Flow	$2,191,855	$2,471,428	$2,527,090	$2,559,514	$2,414,137	$28.42	70.4%
(1)	TTM reflects the trailing 12-month period ending May 31, 2024.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income includes late fees, administrative fees, merchandise sales, truck rental and miscellaneous income.

The Market. The Mini U Storage – Newport Property is located in Newport Beach, California, within Orange County and the Airport submarket. Newport Beach is approximately 30 miles southeast of Los Angeles and 70 miles northwest of San Diego. The Mini U Storage – Newport Property is located along Camelback Street, a four-lane roadway that provides access to the major arterials Jamboree Road to the north and Bison Avenue to the south, with Bison Avenue providing access to MacArthur Boulevard and California Highway 73 (Toll) within approximately one-half mile to the east. According to the appraisal, the 2023 total population and the estimated 2023 median household income within a one-, three- and five-mile radius were 11,629, 136,755 and 339,235 and $159,628, $117,721 and $112,837, respectively.

According to the appraisal as of the first quarter of 2024, the Airport submarket had an occupancy rate of 89.9% and asking rents of approximately $239 per unit for non-climate controlled 10-by-10 foot units. The appraisal concluded a 91.5% occupancy rate for self storage properties within a three-mile radius of the Mini U Storage – Newport Property. The appraisal identified six comparable properties with asking rents ranging from $233 to $449 per unit for non-climate controlled 10-by-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 15 – Mini U Storage – Newport

10 foot units. As of May 30, 2024, the weighted average underwritten rent at the Mini U Storage – Newport Property was $419 per unit for 10-by-10 foot units and $340 per unit for all units sizes. There are currently no new facilities planned or under construction within the market area. According to the appraisal, the market is undersupplied, and due to the high barriers to entry, it is likely to remain undersupplied with high occupancy and increasing rents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Contacts
Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Schmidt - Director	daniel.schmidt@barclays.com	(212) 528-7479
Sammy Hamididdin - Director	sammy.hamididdin@barclays.com	(212) 526-4751
Kara Foley – Vice President	kara.foley@barclays.com	(212) 526-4972
Barclays CMBS Trading
David Kung - Director	david.kung@barclays.com	(212) 528-7374
Peter Taylor - Director	peter.w.taylor@barclays.com	(212) 526-1528
Barclays Securitized Products Syndicate
Brian Wiele – Managing Director	brian.wiele@barclays.com	(212) 412-5780
Sean Foley - Director	sean.foley@barclays.com	(212) 412-5780
Societe Generale CMBS Capital Markets & Banking
Jim Barnard - Director	jim.barnard@sgcib.com	(212) 278-6263
Justin Cappuccino - Director	justin.cappuccino@sgcib.com	(212) 278-6393
Russell Yu – Vice President	russell.yu@sgcib.com	(212) 278-5467
BMO CMBS Capital Markets and Banking
David Schell – Managing Director	david.schell@bmo.com	(347) 996-0721
Andrew Noonan – Managing Director	andrew.noonan@bmo.com	(347) 466-3147
Ravish Kamath - Director	ravish.kamath@bmo.com	(347) 668-1507
Goldman Sachs CMBS Capital Markets and Banking
Scott Epperson – Managing Director	scott.epperson@gs.com	(212) 934-2882
Scott Walter – Managing Director	scott.walter@gs.com	(212) 357-8910
Justin Peterson – Vice President	justin.peterson@gs.com	(212) 902-4283
Deutsche Bank CMBS Capital Markets and Banking
Lainie Kaye – Managing Director	lainie.kaye@db.com	(212) 250-5270
Daniel Penn - Director	daniel.penn@db.com	(212) 250-5149
BANA Securitization and Capital Markets
Leland F. Bunch III – Managing Director	leland.f.bunch@bofa.com	(646) 855-3953
Danielle Caldwell – Director	danielle.caldwell@bofa.com	(646) 855-3421
Simran Pritpal – Vice President	simran.pritpal@bofa.com	(646) 743-0727
KeyBank CMBS Capital Markets and Banking
Joe DeRoy, Jr. – Senior Vice President	joe_a_deroy@keybank.com	(913) 317-4230
Jeffrey Watzke – Senior Vice President	jeffrey_d_watzke@keybank.com	(312) 730-2795
Kathy Messmer – Vice President	kathy_messmer@keybank.com	(913) 317-4153

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

153